     AlA Document A 121TMCMc - 2003 and AGC ·Document 565

Standard Form of Agreement Between Owner and Construction Manager where the Construction Manager is Also the Constructor

   AGREEMENT
   made as of the     day of August in the year of 2009
   (In words. indicate day, month and year)

BETWEEN the Owner:
(Name and address)

National Rural Utilities Cooperative Finance Corporation
2201 Cooperative Way
Herndon, VA 20171

and the Construction Manager:
(Name and address)

The Whiting-Turner Contracting Company 14900 Conference Center Drive
Suite550
Chantilly, VA 20151

The Project is:
(Name. address and brief description)

NRUCFC Corporate Headquarters Facility, a three-story 120,000 square feet office building with centralized atrium, with a goal to meet LEED gold or platinum certification.

The Architect is:
(Name and address)

Kishimoto Gordon Dalaya, P.C.
1300 Wilson Boulevard
Suite 250
Rosslyn, VA 22209
202-338·3800 Phone
703-749-7998 Fax

ADDITIONS AND DELETIONS;
The author of this document has added information needed for its completion. The author may also have revised the text of the original AlA standard form. An Additions and Deletions Repaf that notes added information as well as revisions to the standard form text is available from the author and should be reviewed. A vertical line in the left margin of this document indicates where the author has added necessary information and Where the author has added to or deleted from the original AlA text.

This document has important legal consequences. Consultation with an attorney is encouraged with respect to its completion or modification.

The 1997 Edition of AlA Document A201. General Conditions of the Contract for Construction, is referred to herein. This Agreement requires modification if other general COnditions are utilized.

    The Owner and Construction Manager agree as set forth below:

AlA Document A 121TMCMc - 2003 and AGC Document 565. Copyright © 1991 and 2003 by The American Institute of Architects and The Associated General Contractors of America. All rights reserved. WARNING: This document is protected by U.S. Copyright Law and International Treaties, unauthorized reproduction or distribution of this document or any portion of it may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AlA software at 11:51:47 on 08/26/2009 under Order No.9831455857 _ 1 which expires on 05/18/2010, and is not for resale.
User Notes:(1919050051)

TABLE OF CONTENTS
ARTICLE 1 GENERAL PROVISIONS
§ 1.1 Relationship of the Parties § 1.2 General Conditions

ARTICLE 2 CONSTRUCTION MANAGER'S RESPONSIBILITIES
§2.1 Preconstruction Phase
§ 2.2 Guaranteed Maximum Price Proposal and Contract Time
§ 2.3 Construction Phase
§ 2.4 Professional Services
§ 2.5 Hazardous Materials

ARTICLE 3 OWNER'S RESPONSIBILITIES
§ 3. Information and Services
§ 3.2 Omler' s Designated Representative
§ 3.3 Architect
§ 3.4 Legal Requirements

ARTICLE 4 COMPENSATION AND PAYMENTS FOR PRECONSTRUCTION PHASE SERVICES
§4.1 Compensation
§ 4.2 Payments

ARTICLE 5 COMPENSATION FOR CONSTRUCTION PHASE SERVICES
§ 5.1 Compensation
§ 5.2 Guaranteed Maximum Price
§ 5.3 Changes in the Work

ARTICLE 6 COST OF THE WORK FOR CONSTRUCTION PHASE
§ 6.1 Costs to Be Reimbursed
§ 6.2 Costs Not to Be Reimbursed
§ 6.3 Discounts, Rebates and Refunds
§ 6.4 Accounting Records

ARTICLE 7 CONSTRUCTION PHASE
§ 7.1 Progress Payments
§ 7.2 Final Payment

ARTICLE 8 INSURANCE AND BONDS
   § 8.1 Insurance Required of the Construction Manager
§ 8.2InsW'ance Required of the Owner
§ 8.3 Performance Bond and Payment Bond

ARTICLE 9 MISCELLANEOUS PROVISIONS
      § 9.1 Dispute Resolution
      § 9.2 Other Provisions

ARTICLE 10 TERMINATION OR SUSPENSION
§ 10.1 Tennination Prior to Establishing Guaranteed Maximum Price
§ 10.2 Termination Subsequent to Establishing Guaranteed Maximum Price
§ 10.3 Suspension

ARTICLE 11 OTHER CONDITIONS AND SERVICES

AlA Document A 121TMCMc - 2003 and AGC Document 565. Copyright © 1991 and 2003 by The American Institute of Architects and The Associated General Contractors of America. All rights reserved. WARNING: This document is protected by U.S. Copyright Law and International Treaties, unauthorized reproduction or distribution of this document or any portion of it may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AlA software at 11:51:47 on 08/26/2009 under Order No.9831455857 _ 1 which expires on 05/18/2010, and is not for resale.
User Notes:(1919050051)

ARTICLE 1 GENERAL PROVISIONS
§ 1.1 RELATIONSHIP OF PARTIES
The Construction Manager accepts the relationship of trust and confidence established with the Owner by this Agreement. and covenants with the Owner to furnish the Construction Manager's reasonable skill and judgment and to cooperate with the Architect in furthering the interests of the Owner. The Construction Manager shall furnish construction administration and management services and use the Construction Manager's best efforts to perform the Project in an expeditious and economical manner consistent with the interests of the Owner. The Owner shall endeavor to promote harmony and cooperation among the Owner, Architect, Construction Manager and other persons or entities employed by the Owner for the Project.

§ 1.2 GENERAL CONDITIONS
For the Construction Phase, the General Conditions of the contract shall be the AIA® DocumentA20ITM-1997, General Conditions of the Contract for Construction, as modified for this Project. which is incorporated herein by reference and attached hereto as Exhibit A. References to the General Conditions or the A201TM-1997 in the Contract Documents shall be deemed to be the modified version at Exhibit A hereto. For the Preconstruction Phase, or in the event that the Preconstruction and Construction Phases proceed concurrently, A201TM 1997 shall apply to the Preconstruction Phase only as specifically provided in this Agreement. The term "Contractor" as used in A20ITM·-1997 shall mean the Construction Manager.

ARTICLE 2 CONSTRUCTION MANAGER'S RESPONSIBILITIES
The Construction Manager shall perform the services described in this Article. The services to be provided under Sections 2.1 and 2.2 constitute the Preconstruction Phase services. If the Owner and Construction Manager agree, after consultation with the Architect, the Construction Phase may commence before the Preconstruction Phase is completed, in which case both phases will proceed concurrently.

§ 2.1 PRECONSTRUCTION PHASE
§ 2.1.1 PRELIMINARY EVALUATION
The Construction Manager shall provide a preliminary evaluation of the Owner's program and Project budget requirements, each in terms of the other.

§ 2.1.2 CONSULTATION
The Construction Manager with the Architect shall jointly schedule and attend regular meetings with the Owner. The Construction Manager shall consult with the Owner and Architect regarding site use and improvements and the selection of materials, building systems and equipment. The Construction Manager shall provide recommendations on construction feasibility; actions designed to minimize adverse effects of labor or material shortages; time requirements for procurement, installation and construction completion; and factors related to construction cost, including estimates of alternative designs or materials, preliminary budgets and possible economies.

§ 2.1.3 PREUMINARY PROJECT SCHEDULE
When Project requirements described in Section 3.1.1 have been sufficiently identified, the Construction Manager shall prepare, and periodically update, a preliminary Project schedule for the Architect's review and the Owner's approval. The Construction Manager shall obtain the Architect's approval of the portion of the preliminary Project schedule relating to the performance of the Architect's services. The Construction Manager shall coordinate and integrate the preliminary Project schedule with the services and activities of the Owner, Architect and Construction Manager. As design proceeds, the preliminary Project schedule shall be updated to indicate proposed activity sequences and durations, milestone dates for receipt and approval of pertinent information, submittal of a Guaranteed Maximum Price proposal, preparation and processing of shop drawings and samples, delivery of materials or equipment requiring long-lead-time procurement, Owner's occupancy requirements showing portions of the Project having occupancy priority, and proposed date of Substantial Completion. If preliminary Project schedule updates indicate that previously approved schedules may not be met, the Construction Manager shall make appropriate recommendations to the Owner and Architect.

§ 2.1.4 PHASED CONSTRUCTION
The Construction Manager shall make recommendations to the Owner and Architect regarding the phased issuance of Drawings and Specifications to facilitate phased construction of the Work, if such phased construction is

AlA Document A 121TMCMc - 2003 and AGC Document 565. Copyright © 1991 and 2003 by The American Institute of Architects and The Associated General Contractors of America. All rights reserved. WARNING: This document is protected by U.S. Copyright Law and International Treaties, unauthorized reproduction or distribution of this document or any portion of it may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AlA software at 11:51:47 on 08/26/2009 under Order No.9831455857 _ 1 which expires on 05/18/2010, and is not for resale.
User Notes:(1919050051)

appropriate for the Project, taking into consideration such factors as economies, time of performance, availability of labor and materials, and provisions for temporary facilities.

§ 2.1.5 PRELIMINARY COST ESTIMATES
§ 2.1.5.1 When the Owner has sufficiently identified the Project requirements and the Architect has prepared other basic design aiteria. the Construction Manager shall prepare, for the review of the Architect and approval of the Owner. a preliminary cost estimate utilizing area, volume or similar conceptual estimating techniques.

§ 2.1.5.2 When Scllematic Design Documents have been prepared by the Architect and approved by the Owner. the Construction Manager shall prepare, for the review of the Architect and approval of the Owner, a more detailed estimate with supporting data. During the preparation of the Design Development Documents, the Construction Manager shall update and refine this estimate at appropriate intervals agreed to by the Owner. Architect and Construction Manager.

§ 2.1.5.3 When Design Development Documents have been prepared by the Architect and approved by the Owner, the Construction Manager shall prepare a detailed estimate with supporting data for review by the Architect and approval by the Owner. During the preparation of the Construction Documents, the Construction Manager shall update and refine this estimate at appropriate intervals agreed to by the Owner, Architect and Construction Manager.

§ 2.1.5.4 lf any estimate submitted to the Owner exceeds previously approved estimates or the Owner's budget, the Con~1ruction Manager shall make appropriate recommendations to the Owner and Architect.

§ 2.1.6 SUBCONTRACTORS AND SUPPUERS
The Construction Manager shall seek to develop subcontractor interest in the Project and shall furnish to the Owner and Architect for their information a list of possible subcontractors, including suppliers who are to furnish materials or equipment fabricated to a special design, from whom proposals will be requested for each principal portion of the Work. The Architect will promptly reply in writing to the Construction Manager if the Architect or Owner know of any objection to such subcontractor or supplier. The receipt of such list shall not require the Owner or Architect to investigate the qualifications of proposed subcontractors or suppliers, nor shall it waive the right of the Owner or Architect later to object to or reject any proposed subcontractor or supplier.

§ 2.1.7 LONG·LEAD·T1ME ITEMS
The Construction Manager shall recommend to the Owner and Architect a schedule for procurement of long-leadtime items which will constitute part of tile Work as required to meet the Project schedule. If such long-lead.time items are procured by the Owner. they shall be procured on terms and conditions acceptable to the Construction Manager. Upon the Owner's acceptance of tile Construction Manager's Guaranteed Maximum Price proposal, all contracts for such items shall be assigned by the Owner to the Construction Manager, who shall accept responsibility for such items as if procured by the Construction Manager. The Construction Manager shall expedite the delivery of long-lead-time items. As an alternative to the Owner procuring long-lead-time items, Owner may direct Construction Manager in writing to procure them subject to the following conditions:

§ 2.1.7.1 Construction Manager shall procure such items subject to the requirements of the Contract Documents and under subcontracts or purchase orders that are assignable to Owner or Owner's designee at Owner's written direction.

§ 2.1.7.2 Owner shall pay for such items in the same manner as it pays for other aspects of the Work. subject to Construction Manager providing the following additional documentation for items to be stored off site and subject to the limitations in §2.1. 7.3.

a.	A description of the items and their location;

b.	Copies of invoices from all subcontractors, vendors, and suppliers supplying the pre-purchased items;

c.	Bi lls of sale transferring title to owner by proper endorsement;

d.
Certification that the items currently meet all requirements of the Project's plans and specification and are insured from any damage or loss, including without limitation, property loss, liability, and fire; and

AlA Document A 121TMCMc - 2003 and AGC Document 565. Copyright © 1991 and 2003 by The American Institute of Architects and The Associated General Contractors of America. All rights reserved. WARNING: This document is protected by U.S. Copyright Law and International Treaties, unauthorized reproduction or distribution of this document or any portion of it may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AlA software at 11:51:47 on 08/26/2009 under Order No.9831455857 _ 1 which expires on 05/18/2010, and is not for resale.
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e.	Certification that the items nor any portion of them will be used on any other project without Owner's express wriuen consent.

§ 2.1.7.2.1 Notwithstanding § 2.1.7.2 or any transfer of title to Owner, Construction Manager shall store, safeguard, and insure such items and shall remain liable for the risk of their loss until they are incorporated into the Work and all the Work is Substantially Complcte. The risk of loss is subject to the Owner's responsibility to pay the $25,000 deductible under Builder's Risk insurance as a Cost of the Work

§ 2.1.7.3 Owner's obligation to pay Construction Manager for long·lead-time items that Owner directs Construction Manager to procure under §2.1.7 is for their costs that qualify as Costs of the Work, Construction Manager's Fee on such Costs of the Work, and General Conditions at a rate ofl.5% on such Costs of the Work.

§ 2.1.7.4 Owner's and Architect's representatives shall have the right to inspect any items at their storage locations prior to paying for them.
§ 2.1.7.5 Construction Manager shall account for long-lead-time items purchased in the GMP.

§ 2.1.7.6 Construction Manager and Owner contemplate that the following may be long-lead-time items that Owner may direct Construction Manager to procure and to proceed with as part of the Work before establishment of the GMP: (a) procurement of curtain wall and storefront items; (b) procurement of concrete; (c) procurement of steel items; and (e) procurement of elevators.

§ 2.1.7.7 The Warrant)' periods for long lead-time items shall not begin to run until Substantial Completion of the Work unless otherwise specifically agreed in writing by Owner.

§ 2.1.8 EXTENT OF RESPONSlBlUTY
The Construction Manager does not warrant or guarantee estimates and schedules except as may be included as part of the Guaranteed Maximum Price. The recommendations and advice of the Construction Manager concerning design alternatives shall be subject to the review and approval of the Owner and the Owner's professional consultants. It is not the Construction Manager's responsibility to ascertain that the Drawings and Specifications are in accordance with applicable laws, statutes, ordinances, building codes, rules and regulations. However, if the Construction Manager recognit.CS that portions of the Drawings and Specifications are at variance therewith, the Construction Manager shall promptly notify the Architect and Owner in writing.

§ 2.1.9 EQUAL EMPlOYMENT OPPORTUNITY, AfARMATIVEACTION, NON..eMPLOYMENT OF UNAUTHORIZED AUENS
The Construction Manager shall comply with applicable laws, regulations and special requirements of the Contract Documents regarding equal employment opportunity and affirmative action programs. Construction Manager shall not, in performance of any of the Work, knowingly employ an unauthorized alien as defined in the Immigration Reform and Control Act of 1986 and shall require the same of its Subcontractors.

§ 2.2 GUARANTEED MAXIMUM PRICE PROPOSAL AND CONTRACT TIME
§ 2.2.1 Construction Manager has previously provided Owner a detailed cost estimate based upon 95% Construction Documents pursuant to their April 2009 Agreement. The version incorporated herein by reference is the August 6, 2009 update. The "Phase I GMP Site Development" that was included in that estimate has already been completed by separate contract. The Phase II Construction Estimate included in that estimate is the one applicable to this Project and is $41,338,356. When the Drawings and Specifications are sufficiently complete, the Construction Manager shall propose a Guaranteed Maximum Price, which shall be the sum of the estimated Cost of the Work, the Construction Manager's Fee, and the General Conditions as defined in Article 11. This proposed GMP is expected to be less than or equal to the $41,338,356 estimate in the detailed cost estimate except to the extent that modifications to Drawings and Specifications would reasonably add to tbe cost of the Project., and Construction Manager shall use its best efforts to ensure this expectation is met

§ 2.2.2 As the Drawings and Specifications may not be finished at the time the Guaranteed Maximum Price proposal is prepared, the Construction Manager shall provide in the Guaranteed Maximum Price for further development of the Drawings and Specifications by the Architect that is consistent with the Contract Documents and reasonably

AlA Document A 121TMCMc - 2003 and AGC Document 565. Copyright © 1991 and 2003 by The American Institute of Architects and The Associated General Contractors of America. All rights reserved. WARNING: This document is protected by U.S. Copyright Law and International Treaties, unauthorized reproduction or distribution of this document or any portion of it may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AlA software at 11:51:47 on 08/26/2009 under Order No.9831455857 _ 1 which expires on 05/18/2010, and is not for resale.
User Notes:(1919050051)

interable therefrom. Such further development does not include such things as changes in scope, systems, kinds and quality of materials, finishes or equipment, all of which, if required, shall be incorporated by Change Order.

§ 2.2.3 The estimated Cost of the Work shall include the Construction Manager's contingency, a sum established by the Construction Manager with Owner's agreement, for the Construction Manager's exclusive use to cover costs arising under Section 2.2.2 and other costs which are properly reimbursable as Cost of the Work but not the basis for a Change Order.

§ 2.2.4 BASIS OF GUARANTEED MAXIMUM PRICE
The Construction Manager shall include with the Guaranteed Maximum Price proposal a written statement of its basis, which shall include:

.1	A list of the Drawings and Specifications, including all addenda thereto and the Conditions of the Contract, which were used in preparation of the Guaranteed Maximum Price proposal.,
.2	A list of allowances and a statement of their basis.
.3
A list of the clarifications and assumptions made by the Construction Manager in the preparation of the Guaranteed Maximum Price proposal to supplement the information contained in the Drawings and Specifications.

.4
The proposed Guaranteed Maximum Price, including a statement of the estimated cost organized by trade categories. allowances, contingency, and other items and the Fee that comprise the Guaranteed Maximum Price.

.5
The Date of Substantial Completion upon which the proposed Guaranteed Maximum Price is based, and a schedule of the Construction Documents issuance dates upon which the date of Substantial Completion is based.

§ 2.2.5 The Construction Manager shall meet with the Owner and Architect to review the Guaranteed Maximum Price proposal and the written statement of its basis. In the event that the Owner or Architect discover any inconsistencies or inaccuracies in the information presented, they shall promptly notify the Construction Manager,who shall make appropriate adjustments to the Guaranteed Maximum Price proposal, its basis, or both.

§ 2.2.6 Unless the Owner accepts the Guaranteed Maximum Price proposal in writing on or before the date specified in the proposal for such acceptance and so notifies the Construction Manager, the Guaranteed Maximum Price proposal shall not be effective without written acceptance by the Construction Manager.

§ 2.2.7 Prior to the Owner's acceptance of the Construction Manager's Guaranteed Maximum Price proposal and issuance ofa Notice to Proceed, the Construction Manager shall not incur any cost to be reimbursed as part or the Cost of the Work, except as the Owner may specifically authorize in writing.

§ 2.2.8 Upon acceptance by the Owner of the Guaranteed Maximum Price proposal, the Guaranteed Maximum Price and its basis shall be set forth in Amendment No. I. The Guaranteed Maximum Price shall be subject to additions and deductions by a change in the Work as provided in the Contract Documents, and the Date of Substantial Completion shall be subject to adjustment as provided in the Contract Documents.

§ 2.2.9 The Owner shall authorize and cause the Architect to revise the Drawings and Specifications to the extent necessary to reflect the agreed-upon assumptions and clarifications contained in Amendment No. 1. Such revised Drawings and Specifications shall be furnished to the Construction Manager in accordance with schedules agreed to by the Owner, Architect and Construction Manager. The Construction Manager shall promptly notify the Architect and Owner if such revised Drawings and Specifications are inconsistent with the agreed-upon assumptions and clarifications.

§ 2.2.10 The Guaranteed Maximum Price shall include in the Cost of the Work only those taxes which are enacted at the time the Guaranteed Maximum Price is established.

§ 2.3 CONSTRUCTION PHASE
§ 2.3.1 GENERAL
§ 2.3.1.1 The Construction Phase shall commence on the earlier of:

(1)	the Owner's acceptance of the Construction Manager's Guaranteed Maximum Price proposal and issuance of a Notice to Proceed, or

AlA Document A 121TMCMc - 2003 and AGC Document 565. Copyright © 1991 and 2003 by The American Institute of Architects and The Associated General Contractors of America. All rights reserved. WARNING: This document is protected by U.S. Copyright Law and International Treaties, unauthorized reproduction or distribution of this document or any portion of it may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AlA software at 11:51:47 on 08/26/2009 under Order No.9831455857 _ 1 which expires on 05/18/2010, and is not for resale.
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(2)	the Owner's first authorization to the Construction Manager under this Agreement to:
       (a) award a subcontract except pursuant to Section 2.1.7, or
       (b) undertake construction Work with the Construction Manager's own forces, or
       (c) issue a purchase order for materials or equipment required for the Work except pursuant to Section 2.1.7.

§ 2.3.2 ADMINISTRATION
§ 2.3.2.1 Those portions of tbe Work that the Construction Manager does not customarily perform with the Construction Manager's own personnel shall be performed Wlder subcontracts or by other appropriate agreements with the Construction Manager. The Construction Manager shall obtain bids from Subcontractors and from suppliers of materials or equipment fabricated to a special design for the Work from the list previously reviewed and, after analyzing such bids, shall deliver such bids to the Owner and Architect. The Owner will then determine, with the advice of the Construction Manager and subject to the reasonable objection of the Architect, which bids will be accepted. The Owner may designate specific persons or entities from whom the Construction Manager shall obtain bids; however, if the Guaranteed Maximum Price has been established, the Owner may not prohibit the Construction Manager from obtaining bids from other qualified bidders. The Construction Manager shall not be required to contract with anyone to whom the Construction Manager has. reasonable objection.

§ 2.3.2.2 If the Guaranteed Maximum Price has been established and a specific bidder among those whose bids are delivered by the Construction Manager to the Owner and Architect (I) is recommended to the Owner by the Construction Manager; (2) is qualified to perform that portion of the Work; and (3) has submitted a bid which conforms to the requirements of the Contract Documents without reservations or exceptions, but the Owner requires that another bid be accepted, then the Construction Manager may require that a change in the Work be issued to adjust the Contract Time and the Guaranteed Maximum Price by the difference between the bid of the person or entity recommended to the Owner by the Construction Manager and the amount of the subcontract or other agreement actually signed with the person or entity designated by the Owner.

§ 2.3.2.3 Subcontracts and agreements with suppliers furnishing materials or equipment fabricated to a special design shall conform to the payment provisions of Sections 7.1.8 and 7.1.9 and shall not be awarded on the basis of cost plus a fee without the prior consent of the Owner.

§ 2.3.2.4 The Construction Manager shall schedule and conduct meetings at which the Owner, Architect, Construction Manager and appropriate Subcontractors can discuss the status of the Work. The Construction Manager shall prepare and promptly distribute meeting minutes. The Construction Manager shall meet with the Architect regularly, at least once every two weeks, to discuss the Project.

§ 2.3.2.5 Promptly after the Owner's acceptance of the Guaranteed Maximum Price proposal, the Construction Manager shall prepare a schedule in accordance with Section 3.10 of A20ITM -1997, including the Owner's occupancy requirements.

§ 2.3.2.6 The Construction Manager shall provide monthly written reports to the Owner and Architect on the progress of the entire Work. The Construction Manager shall maintain a daily log containing a record of weather, Subcontractors working on the site, number of workers, Work accomplished, problems encountered and other similar relevant data as the Owner may reasonably require. The log shall be available to the Owner and Architect.

§ 2.3.2.7 'The Construction Manager shall develop a system of cost control for the Work, including regular monitoring of actual costs for activities in progress and estimates for uncompleted tasks and proposed changes. The Construction Manager shall identify variances between actual and estimated costs and report the variances to the Owner and Architect at regular intervals.

§ 2.4 PROFESSIONAL SERVICES
Section 3.12.10 of A20ITM -1997 shall apply to both the Preconstruction and Construction Phases.

§ 2.5 HAZARDOUS MATERIALS
Section 10.3 of A20 ITM •• J 997 shall apply to both the Preconstruction and Construction Phases.

AlA Document A 121TMCMc - 2003 and AGC Document 565. Copyright © 1991 and 2003 by The American Institute of Architects and The Associated General Contractors of America. All rights reserved. WARNING: This document is protected by U.S. Copyright Law and International Treaties, unauthorized reproduction or distribution of this document or any portion of it may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AlA software at 11:51:47 on 08/26/2009 under Order No.9831455857 _ 1 which expires on 05/18/2010, and is not for resale.
User Notes:(1919050051)

ARTICLE 3 OWNER'S RESPONSIBILITIES
§ 3. 1 INFORMATION AND SERVICES
§ 3.1.1 The Owner shall provide full information in a timely manner regarding the requirements of the Project, including a program which sets forth the Owner's objectives, constraints and criteria, including space requirements and relationships, flexibility and expandability requirements, special equipment and systems, and site requirements.

§ 3.1.2 The Owner shall, at the written request of the Construction Manager prior to commencement of the Construction Phase and thereafter, furnish to the Construction Manager reasonable evidence that finacial arrangements have been made to fulfill the Owner's obligations under the Contract. Furnishing of such evidence shall be a condition precedent to commencement or continuation of the Work. After such evidence has been furnished, the Owner shall not materially vary such financial arrangements without prior notice to the Construction Manager.

§ 3.1.3 The Owner shall establish and update an overall construction budget for the Project (not including soft costs such as the architect's fee), based on consultation with the Construction Manager and Architect, which shall include contingencies for changes in the Work and other costs which are the responsibility of the Owner.

§ 3.1.4 STRUCTURAL AND ENVIRONMENTAL TESTS, SURVEYS AND REPORTS
In the Preconstruction Phase, the Owner shall furnish the following with reasonable promptness and at the Owner's expense. Except to the extent that the Construction Manager knows of any inaccuracy, the Construction Manager shall be entitled to rely upon the accuracy of any such information, reports, surveys, drawings and tests described in Sections 3.104.1 through 3.1.404 but shall exercise customary precautions relating to the performance of the Work.

§ 3.1.4.2 Surveys describing physical characteristics, legal limitations and utility locations for the site of the Project, and a written legal description of the site. The surveys and legal information shall include, as applicable, grades and lines of streets, alleys, pavements and adjoining property and structures; adjacent drainage; rights-of-way, restrictions, easements, encroachments, zoning, deed restrictions, boundaries and contours of the site; locations, dimensions and necessary data pertaining to existing buildings, other improvements and trees; and information concerning available utility services and lines, both public and private, above and below grade, including inverts and depths. All information on the survey shall be referenced to a project benchmark.

§ 3.1.4.3 The services of a geotechnical engineer when such services are requested by the Construction Manager. Such services may include but are not limited to test borings, test pits, determinations of soil bearing values, percolation tests, evaluations of hazardous materials, ground corrosion and resistivity tests, including necessary operations for anticipating subsoil conditions, with reports and appropriate professional recommendations.

§ 3.1.4.4 Structural, mechanical, chemical, air and water pollution tests, tests for hazardous materials, and other laboratory and environmental tests, inspections and reports which are required by law.

§ 3.1.4.5 The services of other consultants when such services are reasonably required by the scope of the Project and are requested by the Construction Manager.

§ 3.2 OWNER'S DESIGNATED REPRESENTATIVE
The Owner shall designate in writing a representative who shall have express authority to bind the Owner with respect to all matters requiring the Owner's approval or authorization. This representative shall have the authority to make decisions on behalf of the Owner concerning estimates and schedules, construction budgets, and changes in the Work, and shall render such decisions promptly and furnish information expeditiously, so as to avoid unreasonable delay in the services or Work of the Construction Manager. Except as otherwise provided in Section 4.2.1 of A20ITM -1997, the Architect does not have such authority.

§ 3.3 ARCHITECT
The Owner shall retain an Architect to provide Basic Services, including normal structural, mechanical and electrical engineering services, other than cost estimating services, described in the edition of AIA® Document B141TM-1997, Abbreviated Standard Form of Agreement Between Owner and Architect current as of the date of this Agreement. The Owner shall authorize and cause the Architect to provide those Additional Services described

AlA Document A 121TMCMc - 2003 and AGC Document 565. Copyright © 1991 and 2003 by The American Institute of Architects and The Associated General Contractors of America. All rights reserved. WARNING: This document is protected by U.S. Copyright Law and International Treaties, unauthorized reproduction or distribution of this document or any portion of it may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AlA software at 11:51:47 on 08/26/2009 under Order No.9831455857 _ 1 which expires on 05/18/2010, and is not for resale.
User Notes:(1919050051)

in B14ITM-1997, requested by the Construction Manager which must necessarily be provided by the Architect for the Preconstruction and Construction Phases of the Work. Such services shah be provided in accordance with time schedules agreed to by the Owner, Architect and Construction Manager. Upon request of the Construction Manager, the Owner shall furnish to the Construction Manager a copy of the Owner's Agreement with the Architect, from which compensation provisions may be deleted.

§ 3.4 LEGAL REQUIREM ENTS
The Owner shah determine and advise the Architect and Construction Manager of any special legal requirements relating specifically to the Project which differ from those generally applicable to construction in the jurisdiction of the Project. The Owner shall furnish such legal services as are necessary to provide the information and services required under Section 3.1.

ARTICLE 4 COMPENSATION AND PAYMENTS FOR PRECONSTRUCTION PHASE SERVICES

The Owner shall compensate and make payments to the Construction Manager for Preconstruction Phase services as follows:

§ 4.1 COMPENSATION
§ 4.1.1 Construction Manager has already been fully compensated under a separate April 2009 agreement between the parties for the services described in Sections 2.1 and 2.2 except for long lead time items procured by Construction Manager under Sections 2.1.7.1 and 2.1.7.2, and the Construction Manager's compensation shall be as prescribed in Section 2.1.7.3 for such items.

(State basis of compensation, whether a stipulated sum, multiple of Direct Personnel Expense, actual cost, etc. Include a statement of reimbursable cost items as applicable.)

§ 4.1.2 Compensation for Preconstruction Phase Services shall be equitably adjusted if such services extend beyond (365) days from the date of this Agreement or if the originally contemplated scope of services is significantly modified.

§ 4.1.3 If compensation is based on a multiple of Direct Personnel Expense, Direct Personnel Expense is defined as the direct salaries of the Construction Manager's personnel engaged in the Project and the portion of the cost of their mandatory and customary contributions and benefits related thereto, such as employment taxes and other statutory employee benefits, insurance, sicke laave, holidays, vacations, pensions and similar contributions and benefits.

§ 4.2 PAYMENTS

§ 4.2.1 Payments shall be made monthly following presentation of the Construction Manager's invoice and, where applicable, shall be in proportion to services performed.

§ 4.2.2 Payments are due and payable thirty (30) days from the date the Construction Manager's invoice is received by the Owner. Amounts unpaid after the date on which payment is due shall bear interest at the rate entered below, or in the absence thereof, at the legal rate prevailing from time to rime at the place where the Project is located.
(Insert rate of interest agreed upon.)

3% per annum

(Usury laws and requirements under the Federal Truth in Lending Act, similar state and local consumer credit laws and other regulations at the Owner 's and Contractor's principal places of business, the location of the Project and elsewhere may affect the validity of this provision. Legal advice should be obtained with respect to deletions or modifications, and also regarding requirements such as written disclosures or waivers.)

ARTICLE 5 COMPENSATION FOR CONSTRUCTION PHASE SERVICES

The Owner shall compensate the Construction Manager for Construction Phase services as follows:

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§ 5.1 COMPENSATION
§ 5.1.1 For the Construction Manager's performance of the Work as described in Section 2.3, the Owner shall pay the Construction Manager in current funds the Contract Sum consisting of the Cost of the Work as defined in Article 6, the General Conditions as defined in Article 11, and the Construction Manager's Fee determined as follows:

3.25% of the Cost of the Work. Adjustments for changes in the Work shall be 5% for Construction Manager, 15% for Subcontractor work performed by subcontractor's own forces, and 5% for second-tier subcontractors.

(State a lump sum, percentage of actual Cost of the Work or other provision for determining the Construction Manager's Fee, and explain how the Construction Manager's Fee is to be adjusted for changes in the Work.)

§ 5.2 GUARANTEED MAXIMUM PRICE
§ 5.2.1 The sum of the Cost of the Work, General Conditions and the Construction Manager's Fee are guaranteed by the Construction Manager not to exceed the amount provided in Amendment No. 1, subject to additions and deductions by changes in the Work as provided in the Contract Documents. Such maximum sum as adjusted by approved changes in the Work is referred to in the Contract Documents as the Guaranteed Maximum Price. Costs which would cause the Guaranteed Maximum Price to be exceed shall be paid by the Construction Manager without reimbursement by the Owner.

To the extent the Cost of the Work, General Conditions, and Fee are less than the GMP, Construction Manager shall be paid 25% of the difference at the time of final payment.

(Insert specific provisions if the Construction Manager is to participate in any savings.)

§ 5.3 CHANGES IN THE WORK
§ 5.3.1 Adjustments to the Guaranteed Maximum Price on account of changes in the Work subsequent to the execution of Amendment No. 1 may be determined by any of the methods listed in Section 7.3.3 of A2©1.TM-1997.

§ 5.3.2 In calculating adjustments to subcontracts (except those awarded with the Owner's prior consent on the basis of cost plus a fee), the terms "cost" and "fee" as used in Section 7.3.3.3 ofA2OITM-1997 and the terms "costs" and "a reasonable allowance for overhead and profit" as used in Section 7.3.6 of A20lTM_1997 shall have the meanings assigned to them in that document and shall not be modified by this Article 5. Adjustments to subcontracts awarded with the Owner's prior consent on the basis of cost plus a fee shall be calculated in accordance with the terms of thase subcontracts.

§ 5.3.3 In calculating adjustments to the Contract, the terms "cost" and "costs" as used in the above-referenced provisions of A201 TM-1997 shall mean the Cost of the Work as defined in Article 6 of this Agreement, and the term "and a reasonable allowance for overhead and profit" shall mean the Construction Manager's Fee as defined in Section 5.1.1 of this Agreement.

§ 5.3.4 If no specific provision is made in Section 5.1.1 for adjustment of the Construction Manager's Fee in the case of changes in the Work, or if the extent of such changes is such, in the aggregate, that application of the adjustment provisions of Section 5.1.1 will cause substantial inequity to the Owner or Construction Manager, the Construction Manager's Fee shall be equitably adjusted on the basis of the Fee established for the original Work.

§ 5.4 SCHEDULE
§ 5.4.1 Construction Manager shall perform its duties such that Owner may reasonably issue a Notice to Proceed with construction on or before February 10, 2010.

§ 5.4.2 If Owner issues a Notice to Proceed with construction on or before February 10, 2010, Construction Manager shall achieve Substantial Completion by May 10, 2011.

ARTICLE 6 COST 0F THE WORK FOR CONSTRUCTION PHASE
§ 6.1 COSTS TO BE REIMBURSED
§ 6.1.1 The term "Cost of the Work" shall mean costs necessarily incurred by the Construction Manager in the proper performance of the Work. Such costs shall be at rates not higher than those customarily paid at the place of the

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§ 6.1.2 LABOR COSTS
.1	Wages of construction workers directly employed by the Construction Manager to perform the construction of the Work at the site or, with the Owner's agreement, at off site workshops.
.2	Wages or salaries of the Construction Manager's supervisory and administrative personnel when stationed at the site with the Owner's agreement.

Classification                                                                Name

(If it is intended that the wages or salaries of certain personnel stationed at the Construction Manager 's principal office or offices other thon the site office shall be included in the Cost of the Work, such personnel shall be identifed below.)

(Paragraphs deleted)
.3
Wages and salaries of the Construction Manager's supervisory or administrative personnel engaged, at factories, workshops or on the road, in expediting the production or transportation of materials or equipment required for the Work, but only for Chat portion of their Lime required far the Work.

.4
Costs paid or incurred by the Construction Manager for taxes, insurance, contributions, assessments and benefits required by law or collective bargaining agreements, and, for personnel not covered by such agreements, customary benefits such as sicle leave, medical and health benefits, holidays, vacations and pensions, provided that such costs are based on wages and salaries included in the Cost of the Work under Sections 6.1.2.1 through 6.1 2.3.

§ 6.1.3 SUBCONTRACT COSTS
Payments made by the Construction Manager to Subcontractors in accordance with the requirements of the subcontracts.

§ 6.1.4 COSTS OF MATERIALS AND EQUIPMENT INCORPORATED IN THE COMPLETED CONSTRUCTION
.1	Costs, including transportation, of materials and equipment incorporated or to be incorporated in the completed construction.
.2
Costs of materials described in the preceding Section 6.1.4.1 in excess of those actually installed but required to provide reasonable allowance for waste and for spoilage. Unused excess materials, if any, shall be handed over to the Owner at the completion of the Work or, at the Owner's option, shall be sold by the Construction Manager; amounts realized, if any, from such sales shall be credited to the Owner as a deduction from the Cost of the Work.

§ 6.1.5 COSTS OF OTHER MATERIALS AND EQUIPMENT, TEMPORARY FACILITIES AND RELATED ITEMS
.1
Costs, including transportation, installation, maintenance, dismantling and removal of materials, supplies, temporary facilities, machinery, equipment, and hand tools not customarily owned by the construction workers, which are provided by the Construction Manager at the site and fully consumed in the performance of the Work; and cost less salvage value on sue items if not fully consumed, whether sold to others or retained by the Construction Manager. Cost for items previously used by the Construction Manager shall mean fair market value.

.2
Rental charges for temporary facilities, machinery, equipment and band tools not customarily owned by the construction workers, which are provided by the Construction Manager at the site, whether rented from the Construction Manager or others, and costs of transportation, installation, minor repairs and replacements, dismantling and removal thereof. Rates and quantities of equipment rented shall be subject to the Owner's prior approval.

.3	Costs of removal of debris from the site.
.4
Reproduction costs, costs of telegrams, facsimile transmissions and long-distance telephone calls, postage and express delivery charges, telephone at the site and reasonable petty cash expenses of the site office.

.5	That portion of the reasonable travel and subsistence expenses of the Construction Manager's personnel incurred while traveling in discharge of duties connected with the Work.

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§ 6.1.6 MISCELLANEOUS COSTS
.1
That portion directly attributable to this Contract of premiums for insurance and bonds. These premiums are at Construction Manager's established rates for 2009 and are as follows: (If charges for self-insurance are to be included, specify the basis of reimbursement)

Payment and performance bonds: $ 6.55 per $1,000
Liability insurance: 0.75% of Cost of Work
.2	Sales, use or similar taxes imposed by a governmental authority which are related to the Work and for which the Construction Manager is liable.
.3	Fees and assessments for the building permit and for other permits, licenses and inspections for which the Construction Manager is required by the Contract Documents to pay.
.4	Fees of testing laboratories for tests required by the Contract Documents, except those related to nonconforming Work other thon that for which payment is permitted by Section 6.1.8.2.
.5
Royalties and license fees paid for the use of a particular design, process or product required by the Contract Documents; the colt of defending suits or claims for infringement of patent or other intellectual property rights arising from such requirement by the Contract Documents; payments made in accordance with legal judgments against the Construction Manager resulting from such suits or claims and payments of settlements made with the Owner's consent; provided, however, that such costs of legal defenses, judgment and settlements shall net be included in the calculation of the Construction Manager's Fee or the Guaranteed Maximum Price and provided that such royalties, fees and costs are not excluded by the last sentence of Section 3.17.1 ofA201TM--1997 or other provisions of the Contract Documents.

.6	Data processing costs related to the Work.
.7	Deposits lost for causes other than the Construction Manager's negligence or failure the fulfill a specific responsibility to the Owner set forth in this Agreement.
.8
Legal, mediation and arbitration costs, other than those arising from disputes between the Owner and Construction Manager, reasonably incurred by the Construction Manager in the performance of the Work and with the Owner's written permission, which permission shall net be unreasonably withheld.

.9	Deleted.

§ 6.1.7 OTHER COSTS
.1	Other costs incurred in the performance of the Work if and to the extent approved in advance in writing by the Owner.

§ 6.1.8 EMERGENCIES AND REPAIRS TO DAMAGED OR NONCONFORMING WORK
The Cost of the Work shall also include colts described in Section 6.1.l which are incurred by the Construction Manager:
.1	In taking action to prevent threatened damage, injury or loss in case of an emergency affecting the safety of persons and property, as provided in Section 10.6 of A201 Tm-1997.

.2
ln repairing or correctiog damaged or nonconforming Work executed by the Construction Manager or the Construction Manager's Subcontractors or suppliers, provided that such damaged or nonconforming Work was not caused by the negligence or failure to fulfill a specific responsibility to the Owner set forth in this agreement of the Construction Manager or the Construction Manager's foremen, engineers or superintendents, or other supervisory, administrative or managerial personnel of the Construction Manager, or the failure of the Construction Manager's personnel to supervise adequately the Work of the Subcontractors or suppliers, and only to the extent that the colt of repair or correction is not recoverable by the Construction Manager from insurance, Subcontractors or suppliers.

§ 6.1.9 The costs described in Sections 6.1.1 through 6.1.8 shall be included in the Cost of the Work notwithstanding any provision of A1A or A201TM-1997 other Conditions of the Contract which may require the Construction Manager to pay such costs, unless such costs are excluded by the provisions of Section 6.2.

§ 6.2 COSTS NOT TO BE REIMBURSED
§ 6.2.1 The Cost of the Work shall net include:

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.1
Salaries and other compensation of the Construction Manager's personnel stationed at the Construction Manager's principal office or offices other than the site office, except as specifically provided in Sections 6.1.2.2 and 6.1.23.

.2	Expenses of the Construction Manager's principal office and offices other than the site office, except as specifically provided in Section 6.1.
.3	Overhead and general expenses, except as may be expressly included in Section 6.1.
.4	The Construction Manager's capital expenses, including interest on the Construction Manager's capital employed for the Work.
.5	Rental costs of machinery and equipment, except as specifically provided in Section 6.1.52.
.6
Except as provided in Section 6.1.8.2, costs due to the negligence of the Construction Manager or to the failure of the Construction Manger to fulfill a specific responsibility to the Owner set forth in this Agreement_

.7	Costs incurred in the performance of Preconstruction Phase Services.
.8	Except as provided in Section 6.1.7.1, any cost not specifically and expressly described in Section 6.1
.9	Costs which would cause the Guaranteed Maximum Price to be exceeded.
.10	General Conditions Costs.
.11
Temporary utility costs such as for electric, water, sewer, and telephone to serve temporary facilities of Construction Manager at the Project site and to serve the Work, which shall be a separate cost category that is not a Cost of the Work but the direct costs of which are reimbursable by Owner to Contractor without mark up on them for Fees, General Conditions or otherwise.

§ 6.3 DISCOUNTS, REBATES AND REFUNDS
§ 6.3.1 Cash discounts obtained on payments made by the Construction Manager shall accrue to the Owner if (1) before making the payment, the Construction Manager included them in an Application for Payment and received payment therefor from the Owner, or (2) the Owner has deposited funds with the Construction Manager with which to make payments; otherwise, cash discounts shall accrue to the Construction Manager. Trade discounts, rebates, refunds and amounts received from sales of surplus materials and equipment shall accrue to the Owner, and the Construction Manager shall make provisions so that they can be secured. Construction Manager shall notify Owner in advance of available cash discounts and thon allow Owner full opportunity to elect whether to deposit funds with Construction Manager with which to make payments so as to realize the benefit of the cash discounts.

§ 6.3.2 Amounts which accrue to the Owner in accordance with the provisions of Section 6.3.1 shall be credited to the Owner as a deduction from the Cost of the Work.

§ 6.4 ACCOUNTING RECORDS
§ 6.4.1 The Construction Manager shall keep full and detailed accounts and exercise such controls as may be necessary for proper financial management under this Contract; the accounting and control stems shall be satisfactory to the Owner. The Owner and the Owner's accountants shall lie afforded access to the Construction Manager's records, books, correspondence, instructions, drawings, receipts, subcontracts, purchase orders, vouchers, memoranda and other data relating to this Project, and the Construction Manager shall preserve these for a period of three years after final payment, or for such Longer period as may be required by law.

ARTICLE 7 CONSTRUCTION PHASE
(Paragraph deleted)
§ 7.1 PROGRESS PAYMENTS
§ 7.1.1 Based upon Applications for Payment submitted to the Architect by the Construction Manager and Certificates for Payment issued by the Architect, the Owner shall make progress payments on account of the Contract Sum to the Construction Manager as provided below and elsewhere in the Contract Documents.

§ 7.1.2 The period covered by each Application for Payment shall be one calendar month ending on the fast day of the month, or as follows:

§ 7.1.3 Provided an Application for Payment is received by the Architect not latex than the 1st day of a month, the Owner shall make payment to the Construction Manager not later than the 30`h day of the same month. If an

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Application for Payment is received by the Architect after the application date fixed above, payment shall be made by the Owner not later than thirty (30) days after the Architect receives the Application for Payment.

§ 7.1.4 With each Application for Payment, the Construction Manager shall submit payrolls, petty cash accounts, receipted invoices or invoices with check vouchers attached and any other evidence required by the Owner or Architect to demonstrate Chat cash disbursements already made by the Construction Manager on account of the Cost of the Work equal or exceed (1) progress payments already received by the Construction Manager; less (2) that portion of Chose payments attributable to the Construction Manager's Fee; plus (3) payrolls for the period covered by the present Application for Payment. Construction Manager shall also include executed Partial Releases and Waivers of Liens and Claims in the form of Exhibit 13 hereto from itself, its subcontractors, and its suppliers.

§ 7.1.5 Each Application for Payment shall be based upon the must recent schedule of values submitted by the Construction Manager in accordance with the Contract Documents. The schedule of values shall allocate the entire Guaranteed Maximum Price among the various portions of the Work, except Chat the Construction Manager's Fee shall be shown as a single separate item. The schedule of values shall be prepared in such form and supported by such data to substantiate its accuracy as the Architect may require. This schedule, unless objected to by the Architect, shall be used as a basis for reviewing the Construction Manager's Applications for Payment.

§ 7.1.6 Applications for Payment shall show the percentage completion of each portion of the Work as of the end of the period covered by the Application for Payment. The percentage completion shall be the lesser of (1) the percentage of that portion of the Work which has actually been completed or (2) the percentage obtained by dividing (a) the expense which has actually been incurred by the Construction Manager on account of that portion of the Work for which the Construction Manager has made or intends to make actual payment prior to the next Application for Payment by (b) the share of the Guaranteed Maximum Price allocated to that portion of the Work in the schedule of values.

§ 71.7 Subject to other provisions of the Contact. Documents, the amount of each progress payment shall be computed as follows:

.1
Take Chat portion of the Guaranteed Maximum Price properly allocable to completed Work as determined by multiplying the percentage completion of each portion of the Work by the share of the Guaranteed Maximum Price allocated to Chat portion of the Work in the schedule of values. Pending final determination of cost to the Owner of changes in the Work, amounts not in dispute may be included as provided in Section 7.3.8 ofA201TM-1997, even though the Guaranteed Maximum Price has not yet been adjusted by Change Order.

.2	Add that portion of the Guaranteed Maximum Price properly allocable to materials and equipment delivered and suitably stored at the site for subsequent incorporation in the Work or, if approved in advance by the Owner, suitably stored off the site at a location agreed upon in writing.
.3
Add the Construction Manager's Fee, less retainage of ten percent ( 10% ). The Construction Manager's Fee shall be computed upon the Cost of the Work described in the two preceding Sections at the rate stated in Section 5.1.1 or, if the Construction Manager's Fee is stated as a fixed sum in Chat Section, shall be an amount which bears the same ratio to that fixed-sum Fee as the Cost of the Work in the two preceding Sections bears to a reasonable estimate of the probable Cost of the Work upon its completion.

.4	Subtract the aggregate of previous payments made by the Owner.
.5
Subtract the shortfall, if any, indicated by the Construction Manager in the documentation required by Section 7.1.4 to substantiate prior Applications for Payment, or resulting from errors subsequently discovered by the Owner's accountants in such documentation.

.6	Subtract amounts, if any, for which the Architect has withheld or nullified a Certificate for Payment as provided in Section 9.5 of 01-1997.

§ 7.1.8 Except with the Owner's prior approval, payments to Subcontractors shall be subject to retention of not less than ten percent ( 10% ). The Owner and the Construction Manager shall agree upon a mutually acceptable procedure for review and approval of payments and retention for subcontracts. Owner shall give reasonable consideration to release of retention sooner for Subcontractors who complete their scope of Work early in the Project.

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§ 7.1.9 Except with the Owner's prior approval, the Construction Manager shall not make advance payments to suppliers for materials or equipment which have not been delivered and stored at the site.

§ 7.1.10 In taking action on the Construction Manager's Applications for Payment, the Architect shall be entitled to rely on the accuracy and completeness of the information furnished by the Construction Manager and shall not be deemed to represent Chat the Architect has made a detailed examination, audit or arithmetic verification of the documentation submitted in accordance with Section 7.1.4 or other supporting data, that the Architect has made exhaustive or continuous on-site inspections or that the Architect has made examinations to ascertain how or for what purposes the Construction Manager has used amounts previously paid on account of the Contract. Such examinations, audits and verifications, if required by the Owner, will be performed by the Owner's accountants acting in the sole interest of the Owner.

§ 7.2 FINAL PAYMENT
§ 7.2.1 Final payment shall be made by the Owner to the Construction Manager when (1) the Contract has been fully performed by the Construction Manager except for the Construction Manager's future responsibility to correct nonconforming Work not on any punch List, as provided in Section 112.2 of A20ITM-1997, and to satisfy other requirements, if any, which necessarily survive final payment; (2) a final Application for Payment and a final accounting for the Cost of the Work have been submitted by the Construction Manager and reviewed by the Owner's accountants; (3) Conditional Final Releases and Waivers of Liens and Claims in the form of Exhibit G hereto have been provided from Construction Manager, its subcontractors, and its suppliers; and (4) a final Certificate for Payment has then been issued by the Architect; such final payment shall be made by the Owner not more than 30 days alter the issuance of the Architect's final Certificate for Payment, or as follows:

§ 7.2.2 The amount of the final payment shall be calculated as follows:

.1	Take the sum of the Cost of the Work substantiated by the Construction Manager's final accounting and the Construction Manager's Fee, but not more than the Guaranteed Maximum Price.
.2	Subtract amounts, if any, for which the Architect withholds, in whole or in part, a final Certificate for Payment as provided in Section 93.1 of A201TM-l 997 or other provisions of the Contract Documents.
.3	Subtract the aggregate of previous payments made by the Owner.

If the aggregate of previous payments made by the Owner exceeds the amount due the Construction Manager, the Construction Manager shall reimburse the difference to the Owner.

§ 7.2.3 The Owner's accountants will review and report in writing on the Construction Manager's final accounting within 30 days after delivery of the final accounting to the Architect by the Construction Manager. Based upon such Cost of the Work as the Owner's accountants report to be substantiated by the Construction Manager's final accounting, and provided the other conditions of Section 7.2.1 have been met, the Architect will, within seven days alter receipt of the written report of the Owner's accountants, either issue to the Owner a final Certificate for Payment with a copy to the Construction Manager or notify the Construction Manager and Owner in writing of the Architect's reasons for withholding a certificate as provided in Section 9.5.1 of A2fl ITM-1997 . The time periods stated in this Section 7.2 supersede those stated in Section 9.4.1 of A20ITM-1997.

§ 7.2.4 If the Owner's accountants report the Cost of the Work as substantiated by the Construction Manager's final accounting to be less than claimed by the Construction Manager, the Construction Manager shall be entitled to proceed in accordance with Article 9 without a further decision of the Architect. Unless agreed to otherwise, a demand for mediation or arbitration of the disputed amount shall be made by the Construction Manager within 60 days alter the Construction Manager's receipt of a copy of the Architect's final Certificate for Payment. Failure to make such demand within this 60-day period shall result in the substantiated amount reported by the Owner's accountants becoming binding on the Construction Manager. Pending a final resolution of the disputed amount, the Owner shall pay the Construction Manager the amount certified in the Architect's final Certificate for Payment.

§ 7.2.5 If, subsequent to final payment and at the Owner's request, the Construction Manager incurs costs described in Section 6.1 and not excluded by Section 6.2 (1) to correct nonconforming Work or (2) arising from the resolution of disputes, the Owner shall reimburse the Construction Manager such costs and the Construction Manager's Fee, if

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any, related thereto on the same basis as if such costs had been incurred prior to final payment, but not in excess of the Guaranteed Maximum Price. If the Construction Manager has participated in savings, the amount of such savings shall be recalculated and appropriate credit given to the Owner in determining the net amount to be paid by the Owner to the Construction Manager.

ARTICLE 8 INSURANCE AND BONDS
§ 8.1 INSURANCE REQUIRED OF THE CONSTRUCTION MANAGER
During both phases of the Project, the Construction Manager shall purchase and maintain insurance as set forth in Section 11.1 of A201Tm-1997. Owner shall be named as an additional insured on all policies, with the exception of worker's compensation. Such insurance shall be written for not less than the following limits, or greater if required by law:

§ 8.1,1 Workers' Compensation and Employers' Liability meeting statutory limits mandated by state and federal laws. If (1) limits in excess of those required by statute are to be provided, or (2) the employer is not statutorily bound to obtain such insurance coverage or (3) additional coverages are required, additional coverages and limits for such insurance shall be as follows:

Employers' Liability                $ 100,000 - Each accident
$ 500,000 - Disease, policy limit each employee
$ 500,000 - Disease, policy limit

with umbrella liability insurance to caver liabilities in excess of these up to the required limits of the Umbrella Liability Policy.

§ 8.1.2 Commercial General Liability including coverage for Premises-Operations, Independent Contractors' Protective, Products-Completed Operations, Contractual Liability, Personal Injury and Broad Form Property Damage (including coverage for Explosion, Collapse and Underground hazards):
$1,000,000                       x Each Occurrence
$2,000,000                       x General Aggregate
$1,000,000                       x Personal and Advertising Injury
$2,000,000                       x Products-Completed Operations Aggregate

.1	The policy shall be endorsed to have the General Aggregate apply to this Project only.
.2	Products and Completed Operations insurance shall be maintained for a minimum period of at least ( five ) year(s) after either 90 days following Substantial Completion or final payment, whichever is earlier.
.3	The Contractual Liability insurance shall include coverage sufficient to meet the obligations in Section 3.18 of A201-1997.

§ 8.1.3 Automobile Liability (owned, non-owned and hired vehicles) for bodily injury and property damage: $2,000,000 Each Accident

§ 8.1.4 Other coverage:

Umbrella Liability Policy for $10 million over primary, $25,000 retention.

(1f Umbrella Excess Liability coverage is required over the prima ry insurance or retention, insert the coverage limits. Commercial General Liability and Automobile Liability limits may be attained by individual policies or by a combination of primary policies and Umbrella and/or .Excess Liability policies. If Project Management Protective Liability Insurance is to be provided, state the limits here.)

Builder's "all-risk " per section 11.4 of A201TM-1997, with coverage to include equipment breakdown/boiler & machinery through Substantial Completion. Deductible shall not exceed $25,000.

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§ 8.2 INSURANCE REQUIRED OF THE OWNER During both phases of the Project, the Owner shall purchase and maintain liability insurance, including waivers of subrogation, as set forth in Sections 11.2 and 11.4 of A2011997. Such insurance shall be written for not less than the following limits, or greater if required by law:

§ 8.2.1
(Paragraph deleted)
Deleted.

§ 8.22 Deleted.

§ 8.3 PERFORMANCE BOND AND PAYMENT BOND
§ 8.3:1 Unless Owner elects in writing otherwise within 14 days of the date of this Agreement, the Construction Manager shall furnish bonds covering faithful performance of the Contract and payment of obligations arising thereunder. Bonds may be obtained through the Construction Manager's usual source, provided that the source is reasonably acceptable to Owner and rated A- or bettes and VII or latger by A.M. Best, and the cost thereof shall be included in the Cost of the Work. The amount of each bond shall be equal to one hundred percent ( 100% ) of the Contract Sum.

§ 8.3.2 Construction Manager shall require all major Subcontractors to provide performance bonds covering the full performance of their subcontracts, with Owner as an additional obligee.

§ 8.3.3 The Construction Manager shall deliver the required bonds to the Owner at least three days before the commencement of any Work at the Project site.

ARTICLE 9 MISCELLANEOUS PROVISIONS
§ 9.1 DISPUTE RESOLUTION
§ 9.1.1 During both the Preconstruction and Construction Phases, Claims, disputes or other matters in question between the parties to this Agreement shall be resolved as provided in Sections 4.3 through 4.6 of A201-1997 except chat, during the Preconstruction Phase, no decision by the Architect shall be a condition precedent to mediation or arbitration.

§ 9.2 OTHER PROVISIONS
§ 9.2.1 Unless otherwise noted, the terms used in this Agreement shall have the same meaning as those in A201TM-1997, General Conditions of the Contract for Construction.

§ 9.2.2 EXTENT OF CONTRACT
This Contract, which includes this Agreement and the other documents incorporated herein by reference, represents the entire and integrated agreement between the Owner and the Construction Manager and supersedes all prior negotiations, representations or agreements, either written or oral. 'This Agreement may be amended only by written instrument signed by both the Owner and Construction Manager. If anything in any document incorporated into this Agreement is inconsistent with this Agreement, this Agreement shall govern.

§ 9.2.3 OWNERSHIP AND USE OF DOCUMENTS
Article 1.6 of A201TM-1997 shall apply to both the Preconstruction and Construction Phases.

§ 9.24 GOVERNING LAW
The Contract shall be governed by the law of the place where the Project is located.

§ 9.2.5 ASSIGNMENT
The Owner and Construction Manager respectively bind themselves, their partners, successors, assigns and legal representatives to the other party hereto and to partners, successors, assigns and legal representatives of such other party in respect to covenants, agreements and obligations contained in the Contract Documents. Except as provided in Section 13.2 .2 of A20lTM-1997, neither party to the Contract shall assign the Contract as a whole without written

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consent of the other. If either party atternpts to make such an assignment without such consent, that party shall nevertheless remain legally responsible for all obligations under the Contract.

ARTICLE 10 TERMINATION OR SUSPENSION
§ 10.1 TERMINATION PRIOR TO ESTABLISHING GUARANTEED MAXIMUM PRICE
§ 10.1.1 Prior to execution by both parties of Amendment No, 1 establishing the Guaranteed Maximum Price, the Owner may terminate this Contract at any time without cause, and the Construction Manager may terminate this Contract for any of the reasons described in Section 14.1.1 of A201 TM-1997.

§ 10.1.2 If the Owner or Construction Manager terminates this Contract pursuant to this Section 10.1 prior to commencement of the Construction Phase, the Construction Manager shall be equitably compensated for Preconstruction Phase Services performed prior to receipt of notice of termination; provided, however, that the compensation for such services shall not exceed the compensation set forth in Section 4.1.1.

§ 10.1.31f the Owner or Construction Manager terminates this Contract pursuant to this Section 10.1 alter commencement of the Construction Phase, the Construction Manager shall, in addition to the compensation provided in Section 10.1.2, be paid an amount calculated as follows:

.1       Take the Cost of the Work incurred by the Construction Manager.
.2
Add the Construction Manager's Fee computer! upon the Cost of the Work to the date of termination at the rate stated in Section 5.1 or, if the Construction Manager's Fee is stated as a fixed sum in that Section, an amount which bears the same ratio to that fixed-sum Fee as the Cost of the Work at the time of termination bears to a reasonable estimate of the probable Cost of the Work upon its completion.

3 Subtract the aggregate of previous payments made by the Owner on account of the Construction Phase.

The Owner shall also pay the Construction Manager fair compensation, either by purchase or rental at the election of the Owner, for any equipment owned by the Construction Manager which the Owner elects to retain and which is not otherwise included in the Cost of the Work under Section 10.1.3.1. To the extent that the Owner elects to take legal assignment of subcontracts and purchase orders (including rental agreements), the Construction Manager shall, as a condition of receiving the payments referred to in this Article 10, execute and deliver ail such papers and take all such stops, including the legal assignment of such subcontracts and other contractual rights of the Construction Manager, as the Owner may require for the purpose of fully vesting in the Owner the rights and benefits of the Construction Manager under such subcontracts or purchase orders.

Subcontracts, purchase orders and rental agreements entered into by the Construction Manager with the Owner's written approval prior to the execution of Amendment No. 1 shall contain provisions permitting assignment the the Owner as described above. If the Owner accepts such assignment, the Owner shall reimburse or indemnify the Construction Manager with respect to all costs arising under the subcontract, purchase order or rental agreement except those which would not have been reimbursable as Cost of the Work if the contact had not been terminated. If the Owner elects not to accept the assignment of any subcontract, purchase order or rental agreement which would have constituted a Cost of the Work had this agreement not been terminated, the Construction Manager shall terminate such subcontract, purchase order or rental agreement and the Owner shall pay the Construction Manager the costs necessarily incurred by the Construction Manager by reason of such termination.

§ 10.2 TERMINATION SUBSEQUENT TO ESTABLISHING GUARANTEED MAXIMUM PRICE
Subsequent to execution by both parties of Amendment No. 1, the Contract may be terminated as provided in Article 14 of A201 T 1997.

§ 10.2.1 In the event of such termination by the Owner, the amount payable to the Construction Manager pursuant to Section 14.1.3 of A20ITM-1997 shall not exceed the amount the Construction Manager would have been entitled to receive pursuant to Sections 10.1.2 and 10.1.3 of this Agreement.

§ 10.2.2 In the event of such termination by the Construction Manager, the amount to be paid to the Construction Manager under Section 14.1.3 of A201TM--1997 shall not exceed the amount the Construction Manager would have been entitled to receive under Sections 10.1.2 and 10.1.3 above, except that the Construction Manager's Fee shall be

AlA Document A 121TMCMc - 2003 and AGC Document 565. Copyright © 1991 and 2003 by The American Institute of Architects and The Associated General Contractors of America. All rights reserved. WARNING: This document is protected by U.S. Copyright Law and International Treaties, unauthorized reproduction or distribution of this document or any portion of it may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AlA software at 11:51:47 on 08/26/2009 under Order No.9831455857 _ 1 which expires on 05/18/2010, and is not for resale.
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calculated as if the Work had been fully completed by the Construction Manager, including a reasonable estimate of the Cost of the Work for Work not actually completed.

§ 10.3 SUSPENSION
The Work may be suspended by the Owner as provided in Article 14 of A201TM-1997; in such case, the Guaranteed Maximum Price, if established, shall be increased as provided in Section 143.2 of A2OITM-1997 except that the terra "cost of performance of the Contract" in that Section shall be understood to mean the Cost of the Work and the term "profit" shall be understood to mean the Construction Manager's Fee as described in Sections 5.1.1 and 5.3.4 of this Agreement.

ARTICLE 11 OTHER CONDITIONS AND SERVICES
§ 11.1 LEED PLATINUM OR GOLD CERTIFlCATION
Construction Manager shall use its test efforts in cooperating to ensure that the Project receives a certification of "Gold" or "Platinum" under standards for Leadership in Energy and Environmental Design (LEED) promulgated by the U.S. Green Building Council. Construction Manager shall advise Owner of steps to take with the Work to increase Owner's chances of obtaining the LEED certification Chat Owner desires and shall assist in implementing these steps. Nothing stated herein shall make Construction Manager responsible for failures by Owner and Architect to take actions needed to achieve the desired LEED level or for arbitrary or unreasonable actions by the U.S. Green Building Council.

§ 11.2 GEN£RAL CONDITIONS COSTS
"General Conditions Costs" are costs for Construction Manager's general conditions relating to the Work that are to be excluded from the Cost of the Work and paid based as a percentage of the remaining Cost of the Work. General Conditions Costs payable by Owner to Construction Manager shall be 3.25% of the Costs of the Work from which General Conditions Costs have been excluded. The parties may convert General Conditions Costs from a percentage into a lump sum when the parties execute Addendum No. 1 to this Agreement. "General Conditions Costs" shall not be invoiced by Construction Manager or payable by Owner as Costs of the Work. The following are General Conditions Costs which are excluded from payable Costs of the Work under § 6.1 of this Agreement:
(a) costs under §§ 6.1.2.2 and 6.1.2.3 and costs under § 6.1.2.4 attributable to §§ 6.1.2.2 and 6.1.2.3;
(b) costs under § 6.1.5.4 and 6.1.5.5;
(e) costs for insurance other than Builder's Risk and Commercial General Liability Insurance;
(d) costs under § 6.1.6.6, 6.1.6.7;
(e) expenses to relate personnel required for the Work and their temporary living allowances; and
(f)  costs for temporary facilities for the Construction Manager at the Project site, such as construction trailers, furniture, office equipment, supplies.

Costs of utilities such as electric, water, sewer and telephone to serve such temporary facilities and to serve the Work are not General Conditions Costs.

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§ 11.3 PAYMENT OF GENERAL CONDITIONS
Construction Manager shall invoice Owner for General Conditions Costs in equal, monthly installments over the period from Notice to Proceed until Final Completion of the Work.

§ 11.4 NO DUPLICATION OF COSTS
Notwithstanding the breakdown or categorization of any costs to be reimbursed Construction Manager under Article 6 of this Agreement or elsewhere in the Contract Documents, three shall be no duplication in payment applications or payment in the event any particular items for which payment is requested can be characterized as failing into more than one of the types of compensable or reimbursable categories.

§ 11.5 ITEMS EXCLUDED FROM GENERAL CONDITIONS COSTS TMT REMAIN COST OF THE WORK
Except as specifically excluded from the Costs of the Work by § 1 1.2, costs listed under § 6.1 of this Agreement remain Costs of the Work and are net within General Conditions Costs, including Building and Site Permits, LEED Consultant, and Testing and Inspection.

§ 11.6 AS-BUILT INFORMATION AND DRAWINGS
Contractor shall furnish to Architect all information requested by the Architect, including without limitation, complete and accurate as-built information, for the Architect's use to prepare complete and accurate record documentation for the entire project and ifs systems.

§ 11.7 OPEN-BOOK BIDDING
Contractor shall perform all procurements of subcontractors, vendors, supplies, materials, equipment, and services for this Project and incur all Colts of the Work on a completely ""open-book" basis, under which Owner and Architect are given full and complete access to all procurement and cost information. Contractor shall obtain competitive bids from at least three independent sources for all the Work, unless otherwise agreed by Owner. Owner may recommend subcontractors, supplies and vendors to include among those from whom Contractor requests bids, and Contractor shall follow such recommendations if reasonably practicable to do so. Contractor shall award all subcontracts and purchase orders to the lowest reasonably-priced subcontractor or vendor who is reasonably likely to perform well on the Project, unless such subcontractor or vendor is reasonably objectionable to Contractor or Owner or Owner otherwise agrees in writing. Contractor may self-perform portions of the Work; provided, however, that Contractor must submit a bid for such self-performed portions a day before bids are received from potential subcontractors for such Work and Contractor's bid must meet the criteria of the preceding sentence. Notwithstanding provisions of this subparagraph, Owner and Contractor shall work together concerning selection of a subcontractor or self-performance by Contractor of portions of the Work. In instances where it is not reasonably practicable to obtain bids or subcontract, then Contractor shall have the right to self perform; provided, however, Contractor shall provide reasonable unit prices and reasonable estimates of hours for such self-performed work for review by the Owner. To determine what colts of self-performed work to count in determining cost and shared savings, Contractor shall only include costs that would be considered Costs of the Work but Chat do not include any Division 1 General Conditions costs. Contractor shall (i) provide Owner with all subcontractor/supplier/vendor bids and with tabulations and evaluations of all bids and bidders and shall consult with Owner before award of any subcontract or purchase order, (ii) cooperate reasonably with Owner to ensure the requirements of this paragraph of the Contract are met, and (iii) provide any documents or information Owner reasonably requests relating to Contractor's obligations under this paragraph.

§ 11.8 COST OF TEMPORARY UTILITIES FOR THE BUILDING BEFORE SUBSTANTIAL COMPLETION
The colts of utilities for the building prior to Substantial Completion shall be a separate budget item that is not a part of the Cost of the Work and to which no markup for Contractors' Fee or General Conditions or otherwise shall apply. Owner shall pay the actual direct colt of temporary utilities for the building with no markups.

AlA Document A 121TMCMc - 2003 and AGC Document 565. Copyright © 1991 and 2003 by The American Institute of Architects and The Associated General Contractors of America. All rights reserved. WARNING: This document is protected by U.S. Copyright Law and International Treaties, unauthorized reproduction or distribution of this document or any portion of it may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AlA software at 11:51:47 on 08/26/2009 under Order No.9831455857 _ 1 which expires on 05/18/2010, and is not for resale.
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This Agreement entered into as of the day and year first written above.

OWNER	CONSTUCTION MANAGER

/s/ JOHN T. EVANS	RICHARD L. VOGEL,
(Signature)	(Signature)
John T. Evans - SVP	Richard L. Vogel, JR - SVP
(Printed name and title)	(Printed name and title)
8/26/2009
Date	Date
/s/ SHARON HEBRON
ATTEST	ATTEST

AlA Document A 121TMCMc - 2003 and AGC Document 565. Copyright © 1991 and 2003 by The American Institute of Architects and The Associated General Contractors of America. All rights reserved. WARNING: This document is protected by U.S. Copyright Law and International Treaties, unauthorized reproduction or distribution of this document or any portion of it may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AlA software at 11:51:47 on 08/26/2009 under Order No.9831455857 _ 1 which expires on 05/18/2010, and is not for resale.
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 AIA Document A201tm - 2007

General Conditions of the Contract for Construction

8/26/2009 FINAL

for the following PROJECT:
(Name and location or address):
NRUCFC Corporate Headquarters Facility

THE OWNER:
Paragraphe deleted)
(Name and address):
National Rural Utilities Cooperative Finance Corporation
2201 Cooperative Way Herndon, VA 20171

THE ARCHITECT:
(Paragraph deleted)
(Name and address):
Kishimoto Gordon Dalaya, P.C.
1300 Wilson Boulevard Suite 250
Rosslyn, VA 22209

ADDITIONS AND DELETIONS: The author of this document has added information needed for its completion. The author may also have revised the text of the original AIA standard form. An Additions and Deletions Report that notes added information as well as revisions to the standard form text is available from the author and should be reviewed. A vertical line in the left margin of this document indicates where the author has added necessary information and where the author has added to or deleted from the original AIA text.

This document has important legal consequences. Consultation with an attorney is encouraged with respect to its completion or modification.

TABLE OF ARTICLES

1	GENERAL PROVISIONS

2	OWNER

3	CONTRACTOR

4	ADMINISTRATION OF THE CONTRACT

5	SUBCONTRACTORS

6	CONSTRUCTION BY OWNER OR BY SEPARATE CONTRACTORS

7	CHANGES IN THE WORK

8	TIME

9	PAYMENTS AND COMPLETION

10	PROTECTION OF PERSONS AND PROPERTY

11	INSURANCE AND BONDS

12	UNCOVERING AND CORRECTION OF WORK

13	MISCELLANEOUS PROVISIONS

AlA Document A201TM - 2007. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997 and 2007 by The American Institute of Architects. All rights reserved. WARNING: This AIA document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA document or any portion of it may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AlA software at 12:06:14 on 08/26/2009 under Order No.9831455857 _ 1 which expires on 05/18/2010, and is not for resale.
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14	TERMINATION OR SUSPNSION OF THE CONTRACT

(Paragraph Deleted)

AlA Document A201TM - 2007. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997 and 2007 by The American Institute of Architects. All rights reserved. WARNING: This AIA document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA document or any portion of it may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AlA software at 12:06:14 on 08/26/2009 under Order No.9831455857 _ 1 which expires on 05/18/2010, and is not for resale.
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INDEX	2.1.1, 3.3.3, 3.12.4, 3.12.8, 3.12.10,4.12,4.2.1,
(Numbers and Topics in Bold are Section Headings)	4.2.2, 4.2.3, 4.2.6, 4.2.7, 4.2.10, 4.2.12, 4.2.13, 4.4,
5.2.1, 7.4, 9.4.2, 9.64, 9.6.6
Acceptance of Nonconforming Work	Architect's Additional Services and Expenses
9.6.6, 9.9.3, 12.3	2.4,1.1.4.1.1,1.2.2.1,13.5.2,13.5.3, 14.2.4
Acceptance of Work	Architect's Administration of the Contract
9.6.6,9,8.2,9.9.3,9.10.1,9.103, 12.3	3.1.3, 4.2, 4.3.4, 4.4, 9.4, 9.5
Access to Work	Architect's Approvals
3.16, 6.2.1, 12.1	2.4, 3.1.3, 3.5.1, 3.10.2, 4.2.7
Accident Prevention	Architect's Authority to Reject Work
4.2.3, 1 0	3.5.1, 4.2.6,12.12,12.2.1
Acts and Omissions	Architect's Copyright
3.2, 3.3.2, 3.12.8, 3.18, 4.2.3, 4.3.8, 4.4.1, 8.3.1,	1.6
9.5.1, 10.2.5, 13.4.2, 13.7, 14.1	Architect's Decisions
Addenda	4.2.6,4.2.7,4.2.11,4.2.12,4.2.13,4.3.4,4.4.1,4.4.5,
1.1.1,3.11	4.4.6, 4.5, 6.3, 7.3.6, 7.3.8, 8.1.3, 8.3.1, 9.2, 9.4,
Additional Costs, Claims for	9.5,1, 9.8.4, 9.9.1, 13.5.2, 14.2.2, 14.2.4
4.3.4, 4.3.5, 4.3.6, 6.1.1, 10.3	Architect's Inspections
Additional Inspections and Testing	4.2.2, 4.2.9, 4.3,4, 9.4.2, 9.8.3, 9.9.2, 9.10.1, 13.5
9.8.3, 12.2.1, 13.5	Architect's Instructions
Additional	3.2.3, 3.3.1, 4.2.6, 4.2.7, 4.2.8, 7.4.1, 12.1, 13.5.2
(Paragraphs deleted)	Architect's Interpretations
Time, Claims for	4.2.11. 4.2.12, 4.3.6
4.3.4, 43.7, 8.3.2	Architect's Project Representative
ADMINISTRATION OF THE	4.2.10
CONTRACT	Architect's Relationship with Contractor
3.1.3, 4, 9.4, 9.5	1 , 1 . 2 , 1.6, 3.1.3, 3.2.1, 3 2.2, 3.2.3, 3.3.1, 3.4.2, 3.5.1,
Advertisement or Invitation to Bid	3.7.3, 3.10, 3.11, 3.12, 3.16, 3.18, 4.1.2, 4.1.3, 4.2,
1.1.1	4.3.4, 4.4.1, 4.4.7, 5.2, 6.2.2, 7, 8.3.1, 9.2, 9.3, 9.4,
Aesthetic Effect	9.5, 9.7, 9.8, 9.9, 10.2.6, 10.3, 11.3, 11.4.7, 12,
4.2.13, 4.5.1	13.4.2, 13.5
Allowances	Architect's Relationship with Subcontractors
3.8	1.1.2, 4.2.3, 4.2.4, 4.2.6, 9.6.3, 9.6.4. 11.4.7
All-risk Insurance	Architect's Representations
11.4.1.1	9.4.2, 9.5.1, 9.10.1
Applications for Payment	Architect's Site Visits
4.2.5, 7.3.8, 9.2, 9.3, 9.4, 9.5.1, 9.6.3, 9.7.1, 9.8.5,	4.2.2, 4.2.5, 4.2.9, 4.3.4, 9.4.2, 9.5.1, 9.9.2, 9.10.1, 13.5
9.10, 1 1.1.3, 14.2.4, 14.4.3	Asbestos
Approvals	10.3.1
2.4,3.1.3,35,3.10.2,3.12,4.2.7,9.3.2, 13,4.2, 13.5	Attorneys' Fees
Arbitration	3.18.1, 9.10.2. 10.3.3
(Paragraphs deleted)	Award of Separate Contracts
4.3.3, 4.4, 4.5.1, 4.5.2, 4,6, 8.3.1, 9.7.1, 11.4.9,	6.1.1, 6.1.2
11.4.10	Award of Subcontracts and Other
Architect 4.1	Contracts for Portions of the Work
Architect, Definition of	5.2
4.1.1	Basic Definitions
Architect, Extent of Authority	1.1
2.4, 3.12.7, 4.2, 4.3.6, 4.4, 5.2, 6.3, 7.1.2, 7.3.6, 7.4,	Bidding Requirements
9.2,9.3.1,9.4,9.5,9.8.3,9.10.1, 9.10.3, 12.1, 12.2.1,	1.1.1,
13.5.1, 13.5.2, 14.2.2, 14.2.4	(Paragraphs deleted)
Architect, Limitations of Authority and	1.1.7, 5.2.1, 11.5.1
Responsibility	Boiler and Machinery Insurance

AlA Document A201TM - 2007. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997 and 2007 by The American Institute of Architects. All rights reserved. WARNING: This AIA document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA document or any portion of it may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AlA software at 12:06:14 on 08/26/2009 under Order No.9831455857 _ 1 which expires on 05/18/2010, and is not for resale.
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11.4.2	Commencement of the Work, Conditions Relating to
Bonds, Lien	2.2.1, 3.2.1, 3.4.1, 3.7.1, 3.10.1, 3.12.6, 4.3.5, 5.2.1,
9.10.2	5.2.3, 6.2.2, 812, 8.2.2, 8.3.1, 11.1, 11.4.1, 11.4.6,
Bonds, Performance, and Payment	11.5.1
7.3.6.4, 9.6.7, 9.10.3, 11.4.9, 11.5	Commencement of the Work, Definition of
Building Permit	8.1.2
3.7.1	Communications Facilitating Contract
Capitalization	Administration
1.3	3.9.1, 4.2.4
Certificate of Substantial Completion	Completion, Conditions Relating to
9.8.3, 9.8.4, 9.8.5	1.6.1, 3.4.1, 3.11, 3.15, 4.2.2, 4.2.9, 8.2, 9.4.2, 9.8,
Certificates for Payment	9.9.1, 9.10, 12.2, 13.7, 14.1.2
4.2.5, 4.2.9, 9.3.3, 9.4, 9.5, 9.6.1, 9.6.6, 9.7.1, 9.10.1,	COMPLETION, PAYMENTS AND
9.10.3, 13.7, 14.113, 14.2.4	9
Certificates of inspection, Testing or Approval	Completion, Substantial
13.5.4	4.2.9, 8.1.1, 8.1.3, 8.2.3, 9.4.2, 9.8, 9.9.1, 9.10.3,
Certificates of Insurance	9.10.4.2, 12.2, 13.7
9.10.2, 11.1.3	Compliance with Laws
Change Orders	1.6.1, 3.2.2, 3.6, 3.7,3.12. 10, 3.13, 4.1.1, 4.4.8, 4.6.4,
1.1.1, 2.4.1, 3.4.2, 3.8.2.3, 3.11.1, 3.12.8, 4.2.8, 4.3.4,	4.6.6, 9.6.4, 10.2.2, 11.1, 11.4, 13.1, 13.4, 13.5.1,
4.3.9, 5.2.3, 7.1, 7.2, 7,3, 8.3.1, 9.3.1.1, 9.10.3,	13.5.2, 13.6, 14.1.1, 14.2.1.3
11.4.1.2, 11.4.4, 11,4.9, 12.1.2	Concealed or Unknown Conditions
Change Orders, Definition of	4.3.4, 8.3.1, 10.3
7.2.1	Conditions of the Contract
CHANGES IN THE WORK	1.1.1, 1.1.7, 6.1.1, 6.1.4
(Paragraph deleted)	Consent, Written
3.11,42.8,7, 8.3.1, 9.3.1.1, 11.4.9	(Paragraph deleted)
Claim, Definition of	1.6, 3.4.2, 3.12.8, 3.14.2, 4,1.2, 4.3.4, 4.6.4, 9.3.2,
(Paragraphs deleted)	9.8.5,9.9.1,9.10.2,9.10.3, 11.4.1, 13.2, 13.4.2
4.3.1	CONSTRUCTION BY OWNER OR BY
Claims and Disputes	SEPARATE CONTTRACTORS
3.2.3, 4.3, 4.4, 4.5, 4.6, 6.1.1, 6.3, 7.3.8, 9.3.3,	1.1.4, 6
9.10.4,	Construction Change Directive, Definition of
10.3.3	7.3.1
Claims and Timely Assertion of Claims	Construction Change Directives
4.6.5	1.1.1, 3.12.8, 4.2.8, 4.3.9, 7. 1, 7.3, 9.3.1.1
Claims for Additional Cost	Construction Schedules, Contractor's
3.2.3, 4.3.4, 4.3.5, 4.3.6, 6.1.1, 7.3.8, 10.3.2	1.4.1.2,
Claims for Additional Time	Contingent Assignment of Subcontracts
(Paragraphs deleted)	5.4, 14.2.2.2
3.2.3, 4.3.4, 4.3.7, 6.1.1, 8.3.2, 10.3.2	Continuing Contract Performance
Claims for Concealed or Unknown	4.3.3
Conditions	Contract, Definition of
4.3.4	1.1.2
Claims for Damages	CONTRACT, TERMINATION OR
3.2.3, 3.18, 4.3.10, 6.1.1, 8.3.3, 9.5.1, 9.6.7, 10.3.3,	SUSPENSION OF THE
11.1.1,	5.4.1.1, 11.4.9, 14
Claims Subject to Arbitration	Contract Administration
4.4.1, 4.5.1, 4.6.1	3.1.3, 4, 9.4, 9.5
Cleaning Up	Contract Award and Execution, Conditions Relating
3.15, 6.3	to
Commencement of Statutory Limitation	3.7.1, 3.10, 5.2, 6.1, 11.1.3, 11.4.6, 11.5.1
Period	Contract Documents, The
13.7	1.1, 1.2

AlA Document A201TM - 2007. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997 and 2007 by The American Institute of Architects. All rights reserved. WARNING: This AIA document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA document or any portion of it may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AlA software at 12:06:14 on 08/26/2009 under Order No.9831455857 _ 1 which expires on 05/18/2010, and is not for resale.
User Notes:(944320879)

Contract Documents, Copies Furnished and Use of	1.2.2, 3.3, 3.4, 112.10, 4.2.2, 4.2.7, 4.3.3, 6.1.3,
1.6, 2.2.5, 5.3	6.2.4, 7.1.3, 7.3.4, 7.3.6, 8.2, 10, 12, 14
Contract Documents, Definition of	Contractual Liability Insurance
1.1.1	11.1.1.8, 11.2, 11.3
Contract Sum	Coordination and Correlation
3.8, 4.3.4, 4.3.5, 4.4.5, 5.2.3, 7.2, 7.3, 7.4, 9.1, 9.4.2,	1.2, 1.5.2,3.3.1,3.10,3.12.6,6.1..3,6.2.1
9.5.1.4, 9.6.7, 9.7, 10.3.2, 11.4.1, 14.2.4, 14.3.2	Copies Fumished of Drawings and Specifications
Contract Sum, Definition of	1.6, 2.2.5, 3.11
9.1	Copyrights
Contract Time	1.6, 3.17
4.3.4, 4.3.7, 4.4.5, 5.2.3, 7.2.1.3, 7.3, 7.4, 8.1,1, 8.2,	Correction of Work
8.3.1, 9.5.1, 9.7, 10.3.2, 12.1.1, 14.3.2	2.3, 2.4, 3.7.4, 4.2.1, 9.4.2, 9.8.2, 9.8.3, 9.9.1, 12.1.2,
Contract Time, Definition of	12.2, 13.7.1.3
8.1.1	Correlation and Intent of the Contract
CONTRACTOR	Documents
3	1.2
Contractor, Definition of	Cost, Definition of
3.1, 6.1.2	7.3.6
Contractor's Construction Schedules	Costs
1.4.1.2, 3.10, 3.12.1, 3.12.2, 4.3.7.2, 6.1.3	2.4, 3.2.3, 3.7.4, 3.8.2, 3.15.2, 4.3, 5.4.2, 6.1.1, 6.2.3,
Contractor's Employees	7.3.3.3, 7.3.6, 7.3.7, 7.3.8, 9.10.2, 10.3.2, 10.5, 11.3,
3.3.2, 3.4.3, 3.8.1, 3.9, 3.18.2, 4.2.3, 4.2.6, 10.2, 10.3,	11.4, 12.1, 12.2.1,
11.1.1, 11.4.7, 14.1, 14.2.1.1,	Cutting and Patching
Contractor's Liability Insurance	6.2.5, 3.14
11.1	Damage to Construction of Owner or Separate
Contractor's Relationship with Separate Contractors	Contractors
and Owner's Forces	3.14.2, 6.2.4, 9.2.1.5, 10.2.1.2, 10.2.5, 10.6, 11.1,
3.12.5, 3.14.2, 4.2.4, 6, 11.4.7, 12.1.2, 12.2.4	11.4, 12.2.4
Contractor's Relationship with Subcontractors	Damage to the Work
1.2.2, 3.32, 3.18.1, 3.18.2, 5, 9.6.2, 9.6.7, 9.10.2,	3.14.2, 9.9.1, 10.2.1.2, 10.2.5, 10.6, 11.4, 12.2.4
11.4.1.2, 11.4.7,11.4.8	Damages, Claims for
Contractor's Relationship with the Architect	3.2.3, 3.18, 4.3.10, 6.1.1, 8.3.3, 9.5.1, 9.6.7, 10.3.3,
1.1.2, 1.6, 3.1.3, 3.2.1, 3.2.2, 3.2.3, 3.3.1, 3.4.2, 3.5.1,	11.1.1, 11.4.5, 11,4.7, 14.1.3, 14.2.4
3.7.3, 3.10,3.11,3.12,3.16,3.18, 4.1.2,4.1.3,4.2,	Damages for Delay
4.3.4, 4.4.1, 4.4.7, 5.2, 6.2.2, 7, 8.3.1, 9.2, 9.3, 9.4,	6.1.1, 8.3.3, 9.5.1.6, 9.7, 10.3.2
9.5, 9.7, 9.8, 9.9, 10.2.6, 10.3, 11.3, 11.4.7, 12,	Date of Commencement of the Work, Definition of
13.4.2, 13.5	8.1.2
Contractor's Representations	Date of Substantial Completion, Definition of
1.5.2, 3.5.1, 3.12.6, 6.2.2, 8.2.1, 9.3.3, 9.8.2	8.1.3
Contractor's Responsibility for Those Performing the	Day, Definition of
Work	8.1,4
3.3.2, 3.18, 4.2.3, 4.3.8, 5.3.1, 6.1.3, 6.2, 6.3, 9.5.1,	Decisions of the Architect
10	4.2.6, 4.2.7, 4.2.11, 4.2.12, 4.2.13, 4.3.4, 4.4.1, 4.4.5,
Contractor's Review of Contract Documents	4.4.6, 4.5, 6.3, 7.3.6, 7.3.8, 8.1.3, 8.3.1, 9.2, 9.4,
1.5.2, 3.2, 3.7.3	9.5.1, 9.8.4, 9.9.1, 13.5.2, 14.2.2, 14.2.4
Contractor's Right to Stop the Work	Decisions to Withhold Certification
9.7	9.4.1, 9.5, 9.7, 14.1.1.3
Contractor's Right to Terminate the Contract	Defective or Nonconforming Work, Acceptance,
4.3.10, 14.1	Rejection and Correction of
Contractor's Submittals	2.3, 2.4, 3.5.1, 4.2.6, 6.2.5, 9.5.1, 9.5.2, 9.6.6, 9.8.2,
3.10, 3.11, 3.12, 4.2.7, 5.2.1, 5.2.3, 7.3.6, 9.2, 9.3,	9.9.3, 9.10.4, 12.2.1, 13.7.1.3
9.8.2, 9.8.3, 9.9.1, 9.10.2, 9.10.3, 11.1.3, 11.5.2	Defective Work, Definition of
Contractor's Superintendent	3.5.1
3.9, 10.2.6	Definitions
Contractor's Supervision and Construction	1.1,2.1.1,3.1,3.5.1,3.12.1,3.12.2,3.12.3,4.1.1,
Procedures	4.3.1, 5.1, 6.1.2, 7.2.1, 7.3.1, 7.3.6, 8.1, 9.1,9.8.1

AlA Document A201TM - 2007. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997 and 2007 by The American Institute of Architects. All rights reserved. WARNING: This AIA document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA document or any portion of it may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AlA software at 12:06:14 on 08/26/2009 under Order No.9831455857 _ 1 which expires on 05/18/2010, and is not for resale.
User Notes:(944320879)

Delays and Extensions of Time	2.1.2, 2.2, 3.2.1, 3.12.4, 3.12.10, 4.2.7, 4.3.3, 6.1.3,
3.2.3, 4.3.1, 4.3.4, 4.3.7, 4.4.5, 5.2.3, 7.2.1, 7.3.1,	6.1.4, 6.2.5, 9.3.2, 9,6.1, 9.6.4, 9.9.2, 9.10.3, 10.3.3,
7.4.1, 8.3, 9.5.1.9.7.1, 10.3.2, 10.6.1, 14.3.2	11.2,11.4,13.5.1,13.5.2,14.1.1.4,
Disputes	(Paragraph deleted)
4.1.4, 4.3, 4.4, 4.5, 4.6, 6.3, 7.3.8	14.1.4
Documents and Samples at the Site	Injury or Damage to Person or Property
3.11	4.3.8, 10.2, 10.6
Drawings, Definition of	Inspections
1.1.5	3.1.3, 3.3.3, 3.7.1, 4.2.2, 4.2.6, 4.2.9, 9.4.2, 9.8.2,
Drawings and Specifications, Use and Ownership of	9.8.3, 9.9.2, 9.10.1, 12.2.1, 13.5
1.1.1, 1.3, 2.2.5, 3.11, 5.3	Instructions to Bidders
Effective Date of Insurance	1.1.1
8.2.2, 11.1.2	Instructions to the Contractor
Emergencies	3.2.3, 3.3.1, 3.8.1, 4.2.8, 5.2.1, 7, 12, 8.2.2, 13.5.2
4.3.5, 10.6, 14.1.1.2	(Paragraph deleted)
Employees, Contractor's	Insurance
3.3.2, 3.4.3, 3.8.1, 3.9, 3.18.2, 4.2.3, 4.2.6, 10.2, 10.3,	3.18.1, 6.1.1, 7.3.6, 8,2.1, 9.3.2, 9.8.4, 9.9.1,
11.1.1, 11.4.7, 14.1, 14.2.1.1	9.10.2, 9.10.5, 1 1
Equipment, Labor, Materials and	Insurance, Boiler and Machinery
1.1.3, 1.1.6, 3.4, 3.5.1, 3.8.2, 3.8.3, 3.12, 3.13. 3.15.1,	1 1.4.2
4.2.6, 4.2.7, 5.2.1, 6.2.1, 7.3.6, 9.3.2, 9.3.3, 9.5.1.3,	Insurance, Contractor's Liability
9.10.2, 10.2.1, 10.2.4, 14.2.1.2	11.1
Execution and Progress of the Work	Insurance, Effective Date of
1.1.3, 1.2,1, 1.2.2,2.2.3,2.2.5,3.1,3.3,3.4,3.5,3.7,	8.2.2, 11.1.2
3.10, 112, 3. 14, 4.2.2, 4.2.3, 4.3.3, 6.2.2, 7.1.3, 7.3.4,	Insurance, Loss of Use
8.2,9.5,99.1,10.2,10.3,12.2,14.2,14.3	1 1.4.3
Extensions of Time	Insurance, Owner's Liability
3.2.3, 4.3.1, 4.3.4, 4.3.7, 4.4.5, 5.2.3, 7.2.1, 7.3, 7.4.1,	11.2
9.5.1, 9.7.1, 10.3.2, 10.6.1, 14.3.2	Insurance, Project Management
Failure of Payment	Protective Liability
4.3.6, 9.5.1.3, 9.7, 9.10.2, 14.1.1.3, 14.2.1,2, 13.6	11.3
Faulty Work	Insurance, Property
(See Defective or Nonconforming Work)	10.2.5, 11.4
Final Completion and Final Payment	Insurance, Stored Materials
4.2.1, 4.29.4.3.2, 9.8.2, 9.10, 11.1.2, 11.1.3, 11.4.1,	9.3.2, 11.4.1.4
11.4.5, 12.3.1, 13.7, 14,2.4, 14.4.3	INSURANCE AND BONDS
Financial Arrangements, Owner's	11
2.2.1, 13.2.2, 14.1.1.5	Insurance Companies, Consent to Partial Occupancy
Fire and Extended Coverage Insurance	9.9.1, 11.4.1.5
11.4	Insurance Companies, Settlement with
GENER.AL PROVISIONS	11.4.10
1	Intent of the Contract Documents
Governing Law	1.2.1, 4.2.7, 4.2.12, 4.2.13, 7.4
13.1	Interest
Guarantees (See Warranty)	13.6
Hazardous Materials	Interpretation
10.2.4, 10.3, 10.5	1.2.3, 1.4, 4.1.1, 4.3.1, 5.1, 6.1.2, 8.1.4
Identification of Contract Documents	Interpretations, Written
1.5.1	4.2.11, 4.2.12, 4.3.6
Identification of Subcontractors and Supplies	Joinder and Consolidation of Claims Required
5.2.1	4.6.4
Indemnification	Judgment on Final Award
3.17, 3.18, 9.10.2, 10.3.3, 10.5, 11.4.1.2, 11.4.7	4.6.6
Information and Services Required of the	Labor and Materials, Equipment
Owner

AlA Document A201TM - 2007. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997 and 2007 by The American Institute of Architects. All rights reserved. WARNING: This AIA document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA document or any portion of it may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AlA software at 12:06:14 on 08/26/2009 under Order No.9831455857 _ 1 which expires on 05/18/2010, and is not for resale.
User Notes:(944320879)

1.1.3, 1.1.6,3.4,3.5.1,3.8.2,3.8.3,3.12,3,13,3.15.1,	Nonconforming Work:, Rejection and Correction of
42.6, 4.2.7, 5.2.1, 6.2.1, 7.3.6, 9.3.2, 9.3.3, 9.5.1.3,	2.3, 2.4, 3.5.1, 4.2.6, 6.2.5, 9.51,9.8.2,9.9.3,9.10.4,
9.10.2, 10.2.1, 10.2.4, 14.2.1.2	12.2.1, 13.7.1.3
Labor Disputes	Notice
8.3.1	2.2.1, 2.3, 2.4, 3.2.3, 3.3.1, 3.7.2, 3.7.4, 3.12.9, 4.3,
Laws and Regulations	4.4.8, 4.6.5, 5.2.1, 8.2.2, 9.7, 9.10, 10.2.2, 11.1.3,
1.6, 3.2.2, 3.6, 3.7, 3.12.10, 3.13, 4.1.1, 4.4.8, 4.6,	11.4.6, 12.2.2, 12.2.4, 13.3, 13.5.1, 13.5.2, 14.1, 14.2
9.6.4, 9.9.1, 10.2.2, 11.1, 11.4, 13.1, 13.4, 13.5.1,	Notice, Written
13.5.2, 13.6, 14	2.3,2.4,3.3.1,3.9,3.12.9,3.12.10,4.3,4.4.8,4.6.5, 5.2.1,
Liens	5.2.1, 8.2.2, 9.7, 9.10, 10.2.2, 10.3, 11.1.3, 11.4.6,
2.1.2,4.4.8,8.2.2,9.3.3,9.10	12.2.2, 12.2.4, 13.3, 14
Limitation on Consolidation or Joinder	Notice of
4.6.4	(Paragraph deleted)
Limitations, Statutes of	Testing and inspections
4.6.3, 12.2.6, 13.7	13.5.1, 13.5.2
Limitations of Liability	Notice to Proceed
2.3, 3.2.1, 3.5.1, 3.7.3, 3.12.8, 3.12.10, 3.17, 3.18,	8.2.2
4.2.6, 4.2.7, 4.2.12, 6.2.2, 9.4.2, 9.6.4, 9.6.7, 9.10.4,	Notices, Permits, Fees and
10.3.3, 10.2.5, 11.1.2, 11.2.1, 11.4.7, 12.2.5, 13.4.2	2.2.2, 3.7, 3.1 3, 7.3.6.4, 10.2.2
Limitations of time	Observations, Contractor's
2.1.2, 2.2, 2.4, 3.2.1, 3.7.3, 3.10, 3.11, 3.12.5, 3.15.1,	1.5.2, 3.2, 3.7.3, 4.3.4
4.2.7, 4.3, 4,4, 4.5, 4.6, 5.2, 5.3, 5.4, 6.2.4, 7.3, 7.4,	Occupancy
8.2, 9.2, 9.3.1, 9.3.3, 9.4.1, 9.5, 9.6, 9.7, 9.8, 9.9,	2.2.2, 9.6.6, 9.8, 11.4.1.5
9.10, 11.1.3, 11.4.1.5, 11.4.6, 11.4.10, 12.2, 13.5,	Orders, Written
13.7, 14	1.1.1, 2.3, 3.9, 4.3.6, 7, 8.2.2, 11.4.9, 12.1, 12.2,
Loss of Use Insurance	13.5.2, 14.3.1
11.4.3	OWNER
Material Suppliers	2
1.6, 3.12.1, 4.2.4, 4.2.6, 5.2.1, 9.3. 9.4.2, 9.6, 9.10.5	Owner, Definition of
Materials, Hazardous	2.1
10.2.4, 10.3, 10.5	Owner, Information and Services
Materials, Labor, Equipment and	Required of the
1.1.3, 1.1.6, 1.6.1, 3.4, 3.5.1, 3.8.2, 3.8.23, 3.12, 3.13,	2.1.2, 2.2, 3.2.1, 3.12.4, 3.12.10, 4.2.7, 4.3.3, 6.1.3,
3.15.1, 4.2.6, 4.2.7, 5.2.1, 6.2.1, 7.3.6, 9.3.2, 9.3.3,	6.1.4, 6.2,5, 9.3.2, 9.6.1, 9.6.4, 9.9.2, 9.10.3, 10.3.3,
9.5.1.3, 9.10.2, 10.2.1, 10.2.4, 14.2.1.2	11.2,11.4,13.5.1,13.5.2,14.1.1.4,14.1.4
Means, Methods, Techniques, Sequences and	Owner's Authority,
Procedures of Construction	1.6, 2.1.1, 2.3, 2.4, 3.4.2, 3.8.1, 3.12.10, 3.14.2, 4.1.2,
3.3.1, 3.12.10, 4.2.2, 4.2.7, 9.4.2	4.1.3, 4.2.4, 4.2.9, 4.3.6, 4.4.7, 5.2.1, 5.2.4, 5.4.1,
Mechanic's Lien	6.1, 6.3, 7.2.1, 7.3.1, 8.2.2, 8.3.1, 9.3.1, 9.3.2, 9.5.1,
4.4.8	9.9.1, 9.10.2, 10.3.2, 11.1.3, 11.3.1, 11.4.3, 11.4.10,
Mediation	12.2.2, 12.3.1, 13.2.2, 14.3,I4.4
4.4.1,4.4.5,4.4.6,4.4.8,4.5,4.6.1,4.62,8.3.1, 10.5	Owner's Financial Capability
Minor Changes in the Work	2.2.1, 13.2.2, 14.1.1.5
1.1.1, 3.12.8, 4.2.8, 4.3.6, 7.1, 7.4	Owner's Liability Insurance
MISCELLANEOUS PROVISIONS	11.2
13	Owner's Loss of Use Insurance
Modifications, Definition of	11.4.3
1.1.1	Owner's Relationship with Subcontractors
Modifications to the Contact	1.1.2, 5.2, 5.3, 5.4, 9.6.4, 9.10.2, 14.2.2
1.1.1, 1.1.2, 3.7.3, 3.11, 4.1.2, 4.2.1, 5.2.3, 7, 8.3.1,	Owner's Right to Carry Out the Work
9.7, 10.3.2, 11.4.1	2.4, 12.2.4. 14.2.2.2
Mutual Responsibility	Owner's Right to Clean Up
6.2	6.3
Nonconforming Work, Acceptance of	Owner's Right to Perform Construction
9.6.6, 9.9.3, 12.3

AlA Document A201TM - 2007. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997 and 2007 by The American Institute of Architects. All rights reserved. WARNING: This AIA document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA document or any portion of it may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AlA software at 12:06:14 on 08/26/2009 under Order No.9831455857 _ 1 which expires on 05/18/2010, and is not for resale.
User Notes:(944320879)

and to Award Separate Contracts	Drawings
6.1	3.11, 3.12, 4.2.7
Owner's Right to Stop the Work	Progress and Completion
2.3	4.2.2, 4.3.3, 8.2, 9.8, 9.9.1, 14.1.4
Owner's Right to Suspend the Work	Progress Payments
14.3	4.3.3, 9.3, 9.6, 9.8.5, 9.10.3, 13.6, 14.2.3
Owner's Right to Terminate the Contract	Project, Definition of the
14.2	1.1.4
Ownership and Use of Drawings,	Project Management Protective Liability
Specifications and Other Instruments of	Insurance
Service	11.3
1.1.1, 1.6, 2.2.5, 3.2.1, 3.11.1, 3.17.1, 4.2.12, 5.3	Project Manual, Definition of the
Partial Occupancy or Use	1.1.7
9.6.6, 9.9, 11.4.1.5	Project Manuals
Patching, Cutting and	2.2.5
3.14, 6.2.5	Project Representatives
Patents	4.2.10
3.17	Property Insurance
Payment, Applications for	10.2.5, 11.4
4.2.5,7.3.8,92,9.3,9.4,9.5.1,9.6.3,9.7.1,9.8.5,	PROTECTION OF PERSONS AND
9.10.1, 9.10.3, 9.10.5, 11.1.3, 14.2.4, 14.4.3	PROPERTY
Payment, Certificates for	10
4.2.5, 4.2.9, 9.3.3, 9.4, 9.5, 9.6.1, 9.6.6, 9.7.1, 9.10.1,	Regulations and Laws
9.10.3, 13.7, 1411.3, 14.2.4	1.6, 3.2.2, 3.6, 3.7, 3.12.10, 3.13, 4.1.1, 4.4.8, 4.6,
Payment, Failure of	9.6.4,9.9.1,10.2.2,11,1,11.4,13.1, 13.4, 13.5.1,
4.3.6, 9.5.1.3, 9.7, 9.10.2, 14.1.1.3, 14.2.1.2, 13.6	13.5.2, 13.6, 14
Payment, Final	Rejection of Work
4.2.1, 4.2.9, 4.3.2, 9.8.2, 9.10, 11.1.2, 11.1.3, 11.4.1,	3.5.1, 4.2.6, 12.2.1
11.4.5, 12.3.1, 13.7, 14.2.4, 14.4.3	Releases and Waivers of Liens
Payment Bond, Performance Bond and	9.10.2
7.3.6.4, 9.6.7, 9.10.3, 11.4.9, 11.5	Representations
Payments, Progress	1.5.2, 3.5.1, 3.12.6, 6.2.2, 8.2.I, 9.3.3, 9.4.2, 9.5.1,
4.3.3, 9.3, 9.6, 9.8.5, 9.10.3, 13.6, 14.2.3	9.8.2, 9.10.1
PAYMENTS AND COMPLETION	Representatives
9	2.1.1, 3.1.1., 3.9, 4.1.1, 4.2.1, 4.2.10, 5.1.1, 5.1.2,
Payments to Subcontractors	13.2.1
5.4.2, 9.5.1.3, 9.6.2, 9.6.3, 9.6.4, 9.6.7, 11.4.8,	Resolution of Claims and Disputes
14.2.1.2	4.4, 4.5, 4.6
PCB	Responsibility for Those Performing the Work
10.3.1	3.3.2, 3.18, 4.2.3, 4.3.8, 5.3.1, 6.1.3, 6.2, 6.3, 9.5.1,
Performance Bond and Payment Bond	10
7.3.6.4, 9.6.7, 9.10.3, 11.4.9, 11.5	Retainage
Permits, Fees and Notices	9.3.1, 9.6.2, 9.8.5, 9.9.1, 9.10.2, 9.10.3
2.2.2, 3.7, 3.13, 7.3.6.4, 10.2.2	Review of Contract Documents and Field
PERSONS AND PROPERTY,	Conditions by Contractor
PROTECTION OF	1.5.2,3.2,3.7.3,3.12.7,6.1.3
10	Review of Contractor's Submittals by Owner and
Architect
Poiychlorinated Biphenyl	3.10.1, 3.10.2, 3.11, 3.12, 4.2, 5.2, 6.1.3, 9.2, 9,8.2
10.3.1	Review of Shop Drawings, Product Data and
Product Data, Definition of	Samples by Contractor
3.12.2	3.12
Product Data and Samples, Shop	Rights and Remedies

AlA Document A201TM - 2007. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997 and 2007 by The American Institute of Architects. All rights reserved. WARNING: This AIA document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA document or any portion of it may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AlA software at 12:06:14 on 08/26/2009 under Order No.9831455857 _ 1 which expires on 05/18/2010, and is not for resale.
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1.1.2, 2.3, 2.4, 3.5.1, 3.15.2, 4.2.6, 4.3.4, 4.5, 4.6, 5.3,
5.4, 6.1, 6.3, 7.3.1, 8.3, 9.5.1, 9.7, 10.2.5, 10.3,
12.2.2, 12.2.4, 13.4, 14
Royalties, Patents and Copyrights
3.17
Rules and Notices for Arbitration
4.6.2
Safety of Persons and Property
10.2, 10.6
Safety Precautions and Programs
3.3.1, 4.2.2, 4.2.7, 5.3.1, 10.1, 10.2, 10.6
Samples, Definition of
3.12.3
Samples, Shop Drawings, Product Data
and
3.11, 3.12, 4.2.7
Samples at the Site, Documents and
3.11
Schedule of Values
9.2, 9.3.1
Schedules,
1.4.1.2, 3.10, 3.Construction 12.1, 3.12.2, 4.3.7.2,
6.1.3
Separate Contracts and Contractors
1.1.4, 3.12.5, 3.14.2, 4.2.4, 4.2.7, 4.6.4, 6, 8.3.1,
11.4.7, 12.1.2, 12 2.5
Shop Drawings, Definition of
3.12.1
Shop Drawings, Product Data and
Samples
3.1 1, 3.12, 4.2.7
Site, Use of
3.13, 6.1.1, 6.2.1
Site Inspections
1.2.2, 3.2.1, 3.3.3, 3.7.1,4.2,4.3.4,9.4.2,9.10.1, 13.5
Site Visit, Architect's
4.2.2, 4.2.9, 4.3.4, 9.4.2, 9.5.1, 9.9.2, 9.10.1, 13.5
Special Inspections and Testing
4.2.6, 12.2.1, 13.5
Specifications, Definition of the
1.1.6
Specifications, The
1.1.1, 1.1.6, 1.1.7, 1.2.2, 1.6, 3.11, 3.12.10, 3.17
Statute of Limitations
4.6.3, 12.2.6, 13.7
Stopping the Work
2.3, 4.3.6, 9.7, 10.3, 14.1
Stored Materials
6.2.1, 9.3.2, 10.2.1.2, 10.2.4, 11.4.1.4
Subcontractor, definition of
5.1.1
SUBCONTRACTORS

Subcontractors, Work by

1.2.2,3.3.2,3.12.1,4.2.3,5.2.3,5.3,5;4,9.3.1.2,
9.6.7
Subcontractual Relations
5.3, 5.4, 9.3.1.2, 9.6, 9.10 10.2.1, 11.4.7,
11.4.8, 14.1, 14.2.1, 14.3.2
Submittals 1.6,3.10,3.11,3.12,4.2.7,5.2.1,5.2.3,7.3.6,9.2, 9.3,9.8,9.9.1,9.10.2,9.10.3, 11.1.3
(Paragraphs deleted)
Subrogation, Waivers of
6.1.1, 11.4.5, 11.4.7
Substantial Completion
4.2.9, 8.1.1, 8.1.3, 8.2.3, 9.4.2, 9.8, 9.9.1, 9.10.3. 9.10.4.2, 12.2, 13.7
Substantiel Completion, Definition of
9.8.1
Substitution of Subcontractors
5.2.3, 5.2.4
Substitution of Architect
4.1.3
Substitutions of Materials
3.4.2, 3.5.1, 7.3.7
Sub-sutrcontractor, Definition of
5.1.2
Subsurface Conditions
4.3.4
Successors and Assis
13.2
Superintendent
3.9, 10.2.6
Supervision and Construction Procedures
1.2.2,3.3,3.4,3.12.10,4.2.2,4.2.7,4.3.3,6.1.3, 6.2.4, 7.1.3, 7.3.6, 8.2, 8.3.1, 9.4.2, 10, 12, 14 Surety
4.4.7. 5.4.1.2, 9.8.5, 9.10.2, 9.10.3, 14:2.2 Surety, Consent of
9.10.2, 9.10.3
Surveys
2.2.3
Suspension by the Owner for Convenience
14.4
Suspension of the Work 5.4.2, 14.3
Suspension or Termination of the Contract
4.3.6, 5.4.1.1, 11.4.9, 14
Taxes
3.6, 3.8.2.1, 7.3.6.4
Termination by the Contractor 4.3.10, 14.1
Termination by the Owner for Cause
(Paragraphe deleted)
4.3.10, 5.4.1.1, 14.2
Termination of the Architect
NA Document A207TM - 2007. Copyright ®1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1863, 1966. 1970, 1976, 1987, 1997 and 2007 by The Amer
ican
9
ktstitute of Architecte. AU nghts reserved. WARNING: This AIA' Document is prolected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of titis AIA` Document, or any portion of a, may result in severe civil and criminel penalties, and will be prosecuted to the maximum extont possible under the law. This document was produced by ALA software et 12:06:14 on 08/26/2009 under Order No.9831455857_1 which expires on 05118/2010, and is not for resale.
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4.1.3
Termination of the Contractor 14.2.2
TERMINATION OR SUSPENSION OF THE CONTRACT
14
Tests and Inspections
3.1.3, 3.3.3, 4.2.2, 4.2.6, 4.2.9, 9.4.2, 9.8.3, 9.9.2, 9.10.1, 10.3.2, 11.4.1.1, 12.2.1,13.5

TIME

Time, Delays and Extensions of
3.2.3, 4.3.1, 4.3.4, 43.7, 4.4.5, 5.2.3, 7.2.1, 7.3.1, 7.4.1, 8.3, 9.5.1, 9.7.1, 10.3.2, 10.6.1, 14.3.2 Time Limits
2.1.2,2.2,2.4,3.2.1,3.7.3,3.10,3.11.,3.12.5,3.15.1, 4.2, 4.3, 4.4, 4.5, 4.6, 5.2, 5.3, 5.4, 6.2.4, 7,3, 7.4, 8.2, 9.2, 9.3.1, 9.3.3, 9,4.1, 9.5, 9.6, 9.7, 9.8, 9.9, 9.10, 11.1.3, 11.4.1.5, 11.4.6, 11.4.10, 12.2, 13.5, 13.7, 14

Time Limits on Claims 4.3.2, 4.3.4, 4.3.8, 4.4, 4.5, 4.6
Title to Work
9.32, 9.3.3

(Paragraphe deleted)
UNCOVERING AND CORRECTION OF WORK
12
Uncovering of Work
12.1
Unforeseen Conditions 4.3.4, 8.3.1, 10.3
Unit Prices
4.3.9, 7.3.3.2
Use of Documents
1.1.1, 1.6, 2.2.5, 3.12.6, 5.3

Use of Site
3.13, 6.1.1, 6.2.1
Values, Schedule of 9.2, 9.3.1
Waiver of Claims by the Architect
13.4.2
Waiver of Clairns by the Contractor
4.3.10, 9.10.5, 11.4.7, 13.4.2

Waiver of Claims by the Owner
4.3.10, 9.9.3, 9.10.3, 9.10.4, 11.4.3, 11.4.5, 11.4.7, 12.2.2.1, 13.4.2, 14.2.4
Waiver of Consequential Damages 4.3.10, 14.2.4
Waiver of Liens 9.10.2, 9.10.4

Waivers of Subrogation
6.1.1, 11.4.5, 11.4.7
Warranty
3.5, 4.2.9, 4.3.5.3, 9.3.3, 9.8.4, 9.9.1, 9.10.4, 12.2.2, 13.7.1.3
Weather Delays
4.3.7.2

Work, Definition of
1.1.3
Written Consent
1.6, 3.4.2, 3.12.8, 3.14.2, 4.1.2, 4.3.4, 4.6.4, 9.3.2, 9.8.5, 9.9.1, 9.10.2, 9.10.3, 11.4.1, 13.2, 13.4.2 Written Interpretations

4.2.11, 4.2.12, 4.3.6
Written Notice
2.3,2.4,3.3.1,3.9,3.12,9,3.12.10,4.3,4.4.8,4.6.5, 5.2.1, 8.2.2, 9.7, 9.10, 10.2.2, 10.3, 11.1.3, 11.4.6, 12.2.2, 12.2.4, 13.3, 14
Written Orders
1.1.1, 2.3, 39, 4.3.6, 7, 8.2.2, 1 1.4.9, 12.1, 12.2, 13.5.2, 14.3.1

AlA Document A201TM - 2007. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997 and 2007 by The American Institute of Architects. All rights reserved. WARNING: This AIA document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA document or any portion of it may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AlA software at 12:06:14 on 08/26/2009 under Order No.9831455857 _ 1 which expires on 05/18/2010, and is not for resale.
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ARTICLE 1 GENERAL PROVISIONS
§ 1.1 BASIC DEMNITIONS
§ 1.1.1 THE CONTRACT DOCUMENTS
The Contract Documents consist of the Agreement between Owner and Contractor (hereinafter the Agreement), Conditions of the Contract (General, Supplementary and other Conditions), Drawings, Specifications, Addenda issued prior to execution of the Contract, other documents listed in the Agreement and Modifications issued after execution of the Contract. A Modification is (1) a. written amendment to the Contract signed by botte parties, (2) a Change Order, (3) a Construction Change Directive or (4) a written order for a minor change in the Work issued by the Architect. Unless specifically enumerated in the Agreement, the Contract Documents do not include other documents such as bidding requirements (advertisement or invitation to bid, instructions to Bidders, semple forms, the Contractor's bid or portions of Addenda relating to bidding requirements).

§ 1.1.2 THE CONTRACT
The Contract Documents form the Contract for Construction. The Contract represents the entire and integated agreement between the parties hereto and supersedes prior negotiations, representations or agreements, either written or oral. The Contraet may be amended or modified only by a Modification..fhe Contract Documents shall not be eonstrued to croate a contractuel relationship of any kind (1) between the Architect and Contractor, (2) between the Owrler and a Subcontractor or Sub-subcontractor, (3) between the Owner and Architect or (4) between any persons or ratifies other than the Ctwner and Contractor. The Architect shall, however, be entitled to performance and enforcement of obligations under the Contract intended to facilitate performance of the Architect's duties.

§ 1.1.3 THE WORK
The term "Work" means the construction and services required by the Contract Documents, whether completed or partially completed, and includes all other labos, materials, equipment and services provided or to be provided by the Contractor to fulfill the Contractor's obligations. The Work may constitute the whole or a part of the Project.

§ 1.1.4 THE PROJECT
The Project is the total construction of which the Work performed under the Contract Documents may be flic whole or a part and which may include construction by the Owner or by separate contractors.

§ 1.1.5 THE DRAWINGS
The Drawings are the graphie and pictorial portions of the Contract Documents showing the design, location and dimensions of the Work, generally including plans, elevations, sections, details, schedules and diagrams.

§ 1.1.6 NE SPECIFICATIONS
The Specifications are Chat portion of the Contract Documents consisting of the written requirements for materials, equipment, systems, standards and workmanship for the Work, and performance of related services.

§ 1.1.7 THE PROJECT MANUAL
The Project Manuel is a volume assembled for the Work which may include the bidding requirements, sample forms, Conditions of the Contract and Specifications.

(Paragraphs deleted)
§ 1.2 CORRELATION AND INTENT OF THE CONTRACT DOCUMENTS
§ 1.2.1 The intent of the Contract Documents is to include all items necessary for the proper execution and completion of the Work by the Contractor. The Contract Documents are complemcntary, and what is required by one shall be as binding as if required by ail; performance by the Contractor shall be required only to the extent consistent with the Contract Documents and reasonably inferable from them as Ming necessary to produce thc indicated results.

§ 1.2.2 Organization of the Specifications into divisions, sections and articles, and arrangement of Drawings shall not control the Contractor in dividing the Work among Subcontractors or in establishing the extent of Work to be performed by any trade.

§ 1.2.3 Unless otherwise stated in the Contract Documents, words which have well-known technical or construction industry meanings are used in the Contract Documents in accordance with such recognized meanings.

ANA Document A201'" - 2007. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997 and 2007 by The American Institute of Architects. Ait rights reserved. WAIINING: This AIA` Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA" Document, or any portion of it, may resutt in severe civil and criminal penalties, and wiil be prosecuted to the maximum extent possible under the law. This document was produced by AIA Software al 12:06:14 on 0 812 812 0 0 9 under Qrder No.9831455857_1 which expires on 9511812010, and is not for resale.
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§ 1,3 CAPITALIZATION
§ 1,3.1 Terms capitalized in these General Conditions include those which are (1) specifically defined, (2) the titles of numbered articles or (3) the titles of other documents published by the American institute of Architects.

§ 1.4INTERPRETATION
§ 1.4.1 In the interest of brevity the Contract Documents frequently omit modifying words such as "ail" and "any" and articles such as "the" and "an," but the fact that a modifier or an article is absent from one statement and appears in another is not intended to affect the interpretation of either statement.

§ 1,5 EXECUTION OF CONTRACT DOCUMENTS
§ 1.5,1 The Contract Documents shall be signed by the Owner and Contractor. If either the Owner or Contractor or both do not sign all the Contract Documents, the Architect shall identify such unsigned Documents upon request.

§ 1.5.2 Execution of the Contract by the Contractor is a representation that the Contractor has visited the site, become generally familiar with local conditions under which the Work is to be performed and correlated persona! observations with requirements of the Contract Documents.

§ 1.6 OWNERSHIP AND USE OF DRAWINGS, SPECIFICATIONS AND OTHER INSTRUMENTS OF SERVICE

§ 1.6.1 The Drawings, Specifications and other documents, including those in electronic form, prepared by the Architect and the Architect's consultants are Instruments of Service through which the Work to be executed by the Contractor is described. The Contractor may retain one record set. Neither the Contractor nor any Subcontractor, Sub-subcontractor or material or equipment supplier shall own or daim a copyright in the Drawings, Specifications and other documents prepared by the Architect or the Architect's consultants, and unless otherwise indicated the Architect and the Architect's consultants shall be deemed the authors of them and will retain all common law, statutory and other reserved rights, in addition to the copyrights. All copies of Instruments of Service, except the Contractor's record set, shall be returned or suitably accounted for to the Architect, on request, upon completion of the Work. The Drawings, Specifications and other documents prepared by the Architect and the Architect's consultants, and copies thereof furnished to the Contractor, are for use solely with respect to this Project. They are not to be used by the Contractor or any Subcontractor, Sub-subcontractor or material or equipment supplier on other projects or for additions to this Project outside the scope of the Work without the specific written consent of the Owner, Architect and the Architect's consultants. The Contractor, Subcontractors, Sub-subcontractors and material or equipment supplices are authorized to use and reproduce applicable portions of the Drawings, Specifications and other documents prepared by the Architect and the Architect's consultants appropriate to and for use in the execution of their Work under the Contract Documents. All copies made under this authorization shall bear the statutory copyright notice, if any, shown on the Drawings, Specifications and other documents prepared by the Architect and the Architect's consultants. Submittal or distribution to meet official regulatory requirements or for other purposes in connection with this Project is not to be construed as publication in derogation of the Architect's or Architect's consultants' copyrights or other reserved rights. Notwithstanding the foregoing, the Owner's rigltts to use of instruments of Service are specified in a separate Contract between the Owner and Architect.

ARTICLE 2 OWNER
§ 2.1 GENERAL
§ 2.1.1 te Owner is the person or entity identified as such in the Agreement and is referred to throughout the Contract Documents as if singular in number. The Owner shall designate in writing a representative who shall have express authority to bind the Owner with respect to all matters requiring the Owner's approval or authorization. Except as otherwise provided in Section 4.2.1, the Architect does not have such authority. The terni "Owner" means the Owner or the Owner's authorized representative.

§ 2.1.2 The Owner shall furnish to the Contractor within f fteen days alter receipt of a written request, information necessary and relevant for the Contractor to evaluate, give notice of or en force mechanic's lien rights. Such information shall include a correct statement of the record legal title to the property on which the Project is located, usually referred to as the site, and the Owner's interest therein.

§ 2.2 INFORMATION AND SERVICES REQUIRED OF THE OWNER
§ 2.2.1 The Owner shall, at the written request of the Contractor, prier to commencement of the Work and thereafter. fumish to the Contractor reasonable evidence that financial arrangements have been made to fulfill the Owner's obligations under the Contract. Furnishing of such evidence shall be a condition precedent to commencement or

AIA Document A201 TM' - 2007. Copyright 191911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997 and 2007 by TheAmencan Institute of Architects. NI raghts reserved. WARNING: This RIA' Document is protected by U.S. Copyright Law and International Treaties. Unauthonzed reproduction or distribution of this AIA" Document, or any portion of it, may result in severe civil and criminal penalties, and will ne prosecuted to the maximum extent possible under the law. This document was produced by MA software at 12:06:14 on 08/26f2009 under Order No.9831455857_1 which expires on 05/1812010, and is not for resale.

continuation of the Work. Alter such evidence bas been furnished, the Owner shall flot materially vary such financial arrangements without prior notice to the Contractor.

§ 2.2.2 Except for permits and fees, including those required under Section 3.7.1, which are the responsibility of the Contractor under the Contract Documents, the Owner shall secure and pay for necessary approvals, easements, assessments and charges required for construction, use or occupancy of permanent structures or for permanent changes in existing Facilities.

§ 21.3 The Owner shall fumish surveys describing physical characteristics, legal limitations and utility locations for the site of the Project, and a legal description of the site. The Contractor shall be entitled to rely on the accuracy of information furnished by the Owner but shall exercise proper precautions relating to the safe performance of the Work.

§ 114 Information or services required of the Owner by the Contract Documents shall be furnished by the Owner with reasonable promptness. Any other information or services relevant to the Contractor's performance of the Work under the Owner's control shall be furnished by the Owner after receipt from the Contracter of a written request for such information or services.

§ 2.2.5 Unless otherwise provided in the Contract Documents, the Contractor will be furnished, free of charge, such copies of Drawings.and Project Manuals as are reasonably necessary for execution of the Work.

§ 2.3 OWNER'S RJGHT TO STOP THE WORK
§ 2.3.1 If the Contractor fails to correct Work which is flot in accordante with the requirements of the Contract Documents as required by Section 12.2 or repeatedly fails to carry out Work in accordante with the Contract Documents, the Owner may issue a written order to the Contracter to stop the Work, or any portion thereof, until the cause for such order has been eliminated; however, the right of the Owner to stop the Work shall flot give rise to a duty on the part of the Owner to exercise this right for the benefit of the Contractor or any other person or entity, except to the extent required by Section 6.1.3.

§ 2.4 OWNER'S RIOHT TO CARRY OUT THE WORK
§ 2.4.1 If the Contractor defaults or neglects to carry out the Work in accordante with the Contract Documents and fails within a seven-day period after receipt of written notice from the Owner to commence and continue correction of such default or neglect with diligence and promptness, the Owner may after such seven-day period give the Condor a second written notice to correct such deficiencies within a three-day period. If the Contractor within such three-day period after receipt of such second notice fails to commence and continue to correct any deficiencies, the Owner may, without prejudice to other remedies the Owner may have, correct such deficiencies. In such case an appropriate Change Order shall be issued deductmg from payments then or thereafter due the Contractor the reasonable cost of correctiog such deficiencies, including Owner's expenses and compensation for the Architect's additional services made necessary by such default, neglect or failure. Such action by the Owner and amounts charged to the Contractor are both subject to prior approval of the Architect. If payments then or thereafter due the Contracter are flot sufficient to caver such amounts, the Contractor shall pay the difference to the Owner.

ARTICLE 3 CONTRACTOR
§ 3.1 GENERAL
§ 3.1.1 The Contractor is the person or entity identified as such in the Agreement and is referred to throughout the Contract Documents as if singular in number. The term "Contracter" means the Contracter or the Contractor's authorized representative.

§ 3.12 The Contractor shall perform the Work in accordante with the Contract Documents.

§ 3.1.3 The Contractor shall flot be relieved of obligations to perform the Work in accordante with the Contract Documents either by activities or duties of the Architect in the Architect's administration of the Contract, or by tests, inspections or approvals required or performed by persans other than the Contractor.

§ 3.2 REYIEW 0F CONTRACT DOCUMENTS AND FIELD CONDITIONS BY CONTRACTOR
§ 3.2.1 Since the Contract Documents are complementary, before starting each portion of the Work, the Contracter shall carefully study and compare the variou:s Drawings and other Contract Documents relative te that portion of the

ANA Document *201 TM - 2007. Copyright t 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963. 1966, 1970, 1976, 1987, 1997 and 2007 by The Amercan insiitute 0f Architects. NI Nghts reserved. WARNING: This AL Document is protected by U, S. Copyright Law and International Treaties. Unauthonzed reproduction or distribution of this MA` Document, or any portion of it. may resuit in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This documentwas produced byAlA software at 12.06:14 on 0 8/2 612 00 9 under Order No.9831455857_1 which expires on 05/1812010, and is flot for resale_

Work, as well as the information furnished by the Owner pursuant to Section 2.23, shall take field measurements of any existing conditions related to that portion of the Work and shall observe any conditions at the site affecting it. These obligations are for the purpose of facilitating construction by the Contractor and are not for the purpose of discovering errors, omissions, or .inconsistencies in the Contract Documents; however, any errors, inconsistencies or omissions discovered by the Contracter shall be reported promptly to the Architect as a request for information in such form as the Architect may require.

§ 3.2.2 Any design errons or omissions noted by the Contractor during this review shall be reported promptly to the Arehitect, but it is recognized that the Contractor's review is made in the Contractor's capacity as a contractor and not as a licensed design professional unless otherwise specifically provided in the Contract Documents. The Contractor is not required to ascertain that the Contract Documents are in accordante with applicable laws, statutes, ordinances, building codes, and rules and regulations, but any nonconformity discovered by or made known to the Contractor shall be reported promptly to the Architect.

§ 3.13 If the Contractor believes that additional cost or time is involved hecause of clarifications or instructions issued by the Architect in response to the Contractor's notices or requests for information pursuant to Sections 3.2.1 and 3.2.2, the Contractor shall make Ciaims as provided in Sections 4.3.6 and 4.3.7. If the Contracter faits to perform the obligations of Sections 3.2.1 and 3.2.2, the Contractor shall pay such costs and damages to the Owner as would have been avoided ifthe Contracter had performed such obligations. The Contractor shall not be liable to the Owner or Architect for damages resulting from errons, inconsistencies or omissions in the Contract Documents or for differences between field measurements or conditions and the Documents unless the Contracter recognized such error, inconsistency, omission or difference and lmowingly failed to report it to the Architect.

(Paragraph deleted)
§ 3.3 SUPERVISION AND CONSTRUCTION PROCEDURES
§ 3.3.1 The Contractor shall supervise and direct the Work, using the Contractor's test skill and attention. The Contractor shall be solely responsible for and have control over construction means, methods, techniques, sequences and procedures and for coordinating all portions of the Work under the Contract, unless the Contract Documents give other specific instructions concerning these matters. If the Contract Documents give specifie instructions concerning construction means, mcthods, techniques, sequences or procedures, the Contractor shall evaluate the jobsite safety thereof anal, except as stated below, shall be fully and solely responsible for the jobsite safety of such means, methods, techniques, sequences or procedures. If the Contractor determines that such means, methods, techniques, sequences or procedures may not be safe, the Contractor shall give timely written notice to the Owner and Architect and shall I not proceed with that portion of the Work without further written instructions from the Architect. If the Contractor is then instructed to proceed with the required means, methods, techniques, sequences or procedures without acceptante of changes proposed by the Contracter, the Owner shall! be solely responsible for any resulting loss or damage.

§ 3.3.2 "!fie Contractor shall be responsible to the Owner for acts and omissions of the Contractor's employces, Subcontractors and their agents and employees, and other persons or entities performing portions of the Work for or on behalf of the Contractor or any of its Subcontractors.

§ 3.3.3 The Contractor shall te responsible for inspection of portions of Work already performed ta determine Chat such portions are in proper condition to receive subsequent Work.

§ 3.4 LABOR AND MATERIALS
§ 3.4.1 Unless otherwise provided in the Contract Documents, the Contracter shall provide and pay for labor, materials, equipment, tools, construction equipment and machinery, water, heat, utilities, transportation, and other facilities and services necessary for proper execution and completion of the Work, whether temporary or permanent and whether or not incorporated or to be incorporated in the Work.

§ 3.4.2 The Contractor may make substitutions only with the consent of the Owner, alter evaluation by the Architect and in accordante with a Change Order.

§ 3.4.3 The Contractor shall enforce strict discipline and gond order among the Contractor's employees and other persons carrying out the Contract. The Contractor shall not permit employment of unfit persons or pensons not skilled in tasks assigned ta them.

tnit
AIA Document A201TM - 2007. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997 and 2007 by The American Institute of Architecte. Ait rights resemed. WARNING: This AIA' Document is protected by U.S. Copyright Law and International Treaties. Unauthorizcd reproduction or distribution ot this ANA' Document, or any portion of if, may resuit in severe civil and criminal penalties, and will be prosocuted to the maximum extent possible under the law. This document was produced byAtA software at 12:06:14 on 08!26/2009 under Order No.9831455857_1 which expires on 05118!2010, and is not for resale.
User Notes:                                                                                                                                     (944320879)
14

§ 3.5 WARRANTY
§ 3.5.1 The Contractor warrants to the Owner and Architect Chat materials and equipment furnished under the Contract will be of gaod quality and new unless otherwise required or permitted by the Contract Documents, that the Work will be free from defects not inherent in the quality required or permitted, and Chat the Work will conform to the requirements of the Contract Documents. Work not conforming to these requirements, including substitutions not properly approved and authorized, may be considered defective. The Contractor's warranty exeludes remedy for damage or defect caused by abuse, modifications not executed by the Contractor, improper or insufficient maintenance, improper operation, or normal wear and tear and normal usage. If required by the Architect, the Contractor shall furnish satisfactory evidence as to the kind and quality of materials and equipment.

§ 3.6 TAXES
§ 3.6.1 The Contracter shall pay sales, consumer, use and similar taxes for the Work provided by the Contractor which are legally enacted when bids are received or negotiations concluded, whether or not yet effective or merely scheduled to go into effect.

§ 3.7 PERMITS, FEES AND NOTICES
§ 3.7.1 Unless otherwise provided in the Contract Documents, the Contacte shall secure and pay for the building permit and other permits and governmental fees, licenses and inspections necessary for proper execution and completion of the Work which are customarily secured after execution of the Contract and which are legally required when bids are received or negotiations concluded.

§ 3.7.2 The Contractor shall comply with and give notices required by laws, ordinances, rules, regulations and lawful orders of public authorities applicable te performance of the Work.

§ 3.7.3 Tt is net the Contractor's responsibility to ascertain Chat the Contract Documents are in accordance with applicable laves, statutes, ordinances, building codes, and iules and regulations. However, if the Contacte observes that portions of the Contract Documents are at variance therewith, the Contacte shall promptly notify the Architect and Owner in writing, and necessary changes shall be accomplished by appropriate Modification.

§ 3.7.4 If the Contractor perforas Work that Contractor knows or should reasonably know to be conuary to laws, statutes, ordinances, building codes, and rules and regulations without such notice to the Architect and Owner, the Contacter shall assume appropriate responsibility for such Work and shall bear the costs attributable to correction.

(Paragraph deleted) § 3.8 ALLOWANCES

§ 3.8.1 The Contractor shall include in the Contract Sum all allowances stated in the Contact Documents. Items covered by allowances shall be supplied for such amounts and by such pesons or entities as the Owner may direct, but the Contractor shall not be required to employ persons or entities to whom the Contractor has reasonable objection.

otherwise provided in the Contract Documents:
•           allowances shall cover the cost to the Contractor of materials and equipment delivcred at the site and alI required taxes, less applicable trade discounts;
•           Contractor's costs for unloading and handling at the site, labor, installation costs, ovcrhead, profit and other expenses contemplated for stated allowance amounts shall be included in the Contact Sum but not in the allowances;
•           whenever costs are more than or less than allowances, the Contact Sum shall be adjusted accordingly by Change Order. The amount of the Change Order shall reflect (1) the difference between actual costs and the allowances under Section 3.8.2.1 and (2) changes in Contractor's costs under Section 3.8.2.2.

§ 3.8.3 Materials and equipment under an allowance shall be selected by the Owner in sufficient lime to avoid delay in the Work.

AIA Document A201 TM - 2007. Copyright © 1911, 1915, 1918. 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997 and 2007 by The American Institute of Architects. NI rights reserved. WARNING: This AIA' Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA" Document, or any portion of it. may resuit in severe civil and cnminal penalties, and will be prosecuted to the maximum extent possible under the Iaw. This document was produced by AIA software ai 12:06:14 on 08/16/2009 under Order No.9831455857_1 which expires on 05/18/2010, and is not for resale.

§ 3.9 CONTRACTOR'S MANAGEMENT AND SUPERINTENDENCE
§ 3.9.1 The Contractor shall employ a competent project executive/director of preconstruction, project manager, senior project manager and superintendent and necessary assistants. The project manager and superintendent shall be in attendante at the Project site during performance of the Work. The project executive, senior project manager, project manager and superintendent shall represent the Contractor, and communications given to any of them shall be as binding as if given w the Contractor. Important communications shall be confirmed in writing. Other communications shall be similarly confirmed on written request in each case.

§ 3.9.2 Robert Kehoe shall be Contractor's Project Executive and Director of Preconstruction for the Project. Kandy Reisner shall be Contractor's Senior Project Manager for the Project. Richard Buehler shall be Contractor's Project Manager for the Project, and Peter Coccia shall) be Contractor's Superintendent for the Project. Contractor acknowledges Chat its Project Executive, Senior Project Manager, Project Manager and Superintendent are key personnel and their knowledge, experience and competence were material inducements for Owner entering into the Agreement with Contractor. Contractor shall use the above-named persons as Project Executive, Senior Project Manager, Project Manager and Superintendent for this Project unless: (1) Owner consents in writing in its sole discretion to a replacement; or (2) gond cause exists for replacement, such as the person leaving the employ of Contractor and its afiliates; serious, prolonged illness; or serious persona] hardship. If a replacement is made, the replacement shall be a person acceptable to Owner and with qualifications and experience equal to or better than the person replaced. For Contractor's Project Manager or Superintendent, the replacement shall also meet the requirements of 3.9.3 or 3.9.4, as applicable. Contracter understands and agrees Chat its failure to maintain a qualified Project Executive, Senior Project Manager, Project Manager and Superintendent for the Project who fully satisfy the requirements of 3.9.1 through 3.9.4 would constitute a substantial breach of a material term of this Agreement.

§ 3.9.3 The Superintendent employed by the Contracter for the Project shall have a minimum of five (5) years commercial experience as the primary superintendent of projects of similarsize and complexity as this Project. The Contractor shall submit to the Architect and Owner a resume and other supporting documentation showing that the proposed Superintendent is knowledgeable, experienced, and competent and has the qualifications to superintend the Project in an excellent manner. Owner reserves the right to request additional supporting documentation regarding the proposed Superintendent's qualifications and to require the Contractor to propose an alternate Superintendent who better meets the requirements contained in this Article, as may reasonably be determined by the Owner. The Contractor shall notify the Architect and Owner in writing of any proposed replacement of the Superintendent. The Contractor shall not replace the Superintendent without prior written approval from the Owner. The requirements contained in this Article shall apply to any proposed replacement Superintendent, regardless if the proposed tenure is to be temporary or permanent.

§ 3.9.4 The Project Manager employed by the Contractor for the Project shall have a minimum of five (5) years commercial experience as Project Manager on projects of similar size and complexity as this Project. The Contractor shall submit to the Architect and Owner a resume and other supporting documentation showing that the proposed Project Manager is knowledgeable, experienced, and competent and has the qualifications to manage the Project in an excellent manner. ']Ire Owner reserves the right to request additional supporting documentation regarding the proposed Project Manager's qualifications and to require the Contractor to propose an altemate Project Manger who becter meets the requirements contained in this Article, as may reasonably be determined by the Owner. The Contractor shall noti& the Architect and Owner in writing of any proposed replacement of the Project Manager. The Contractor shall not replace a Project Manager without prior written approval from the Owner. The requirements contained in this Article shall apply to any proposed replacement Project Manager, regardless if the proposed tenure is to be temporary or permanent. The Project Manager shall not act as the Superintendent or replacement for the Superintendent without written approval fram the Owner.

§ 3.9.5 Contractor's management and superintending personnel assigned to the Project shall have knowledge and successful experience in satisfying requirements for obtaining certifications for projects under the standards for Leadership in Energy and Environmental Design ("LEED") promulgated by the U.S. Green Building Council.

(Paragraphe deleted)

§ 3.10 CONTRACTOR'S CONSTRUCTION SCHEDULES
§ 3.10.1 The Contractor, promptly after being awarded the Contract, shall prepare and submit for the Owner's and Architect's information a Contractor's construction schedule for the Work. The schedule shall net exceed time limits

AIA Document A201 T" - 2007. Copyright 0 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1986, 1970, 1976. 1987, 1997 and 2007 by The American Institute of Architects. All rights reserved. WARNING: This AIA£ Document is protected by U.S. Copyright Law and International Treaties. Unauthonzed reproduction or distribution of this AIA" Document, or any portion of it, may resuit in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the faw. This document was produced by AIA software at 12:06:14 on 0812612009 under Order No.9831455857 1 which expires on 05/18/2010. and is not for resale.

current under the Contract Documents, shall be revised at appropriate intervals as required by the conditions of the Work and Project, shall be related to the entire Project to the extent required by the Contract Documents, and shall provide for expeditious and practicable execution of the Work. The schedule shall allow reasonable times for any Owner reviews or approvals.

§ 3.10.2 The Contractor shall prepare and keep carrent, for the Architect's approval, a schedule of submittals which is coordinated with the Contractor's construction schedule and allows the Architect reasonable time to review submittals.

§ 3.10.3 The Contractor shall perform the Work in general accordance with the most recent schedules submitted to the Owner and Architect.

§ 3.11 DOCUMENTS AND SAMPLES AT THE SITE
§ 3.11J The Contractor shall maintain at the site for the Owner one record copy of the Drawings, Specifications, Addenda, Change Orders and other Modifications, in gond order and marked currently to record field changes and selections made during construction, and one record copy of approved Shop Drawings, Product Data, Samples and similar required submittals. These shall be available to the Architect and shall be delivered to the Architect for submittal to the Owner upon completion of the Work.

§ 3.12 SHOP DRAWINGS, PRODUCT DATA AND SAMPLES
§ 3.12.1 Shop Drawings are drawings, diagrams, schedules and other data specially prepared for the Work by the Contractor or a Subcontractor, Sub-subcontractor, manufacturer, supplier or distributor to illustrate some portion of the Work.

§ 3.12.2 Product Data are illustrations, standard schedules, performance charts, instructions, brochures, diagrams and other information furnished by the Contractor to illustrate materials or equipment for some portion of the Work.

§ 3.12.3 Samples are physical examples which illustrate materials, equipment or workmanship and establish standards by which the Work will be judged.

§ 3.12.4 Shop Drawings, Product Data, Samples and similar submittals are not Contract Documents. The purpose of their submittal is to demonstrate for tltose portions of the Work for which submittals are required by the Contract Documents the way by which the Contractor proposes to conform te the information given and the design concept expressed in the Contract Documents. Review by the Architect is subject to the limitations of Section 4.2.7. Informational submittals upon which the Architect is not expected to take responsive action may be so identified in the Contract Documents. Submittals which are not required by the Contract Documents may be returned by the Architect without action.

§ 3.12.5 The Contractor shall review for compliance with the Contract Documents, approve and submit to the Architect Shop Drawings, Product Data, Samples and similar submittals required by the Contract Documents with reasonable promptness and in such sequence as to cause no delay in the Work or in the activities of the Owner or of separate contractors. Submittals which are not marked as reviewed for compliance with the Contract Documents and approved by the Contractor may be returned by the Architect without action.

§ 3.12.6 By approving and submitting Shop Drawings, Product Data, Samples and similar submittals, the Contractor represents that the Contractor has determined and verified materials, field measurements and field construction criteria related thereto, or will do se, and has checked and coordmated the information contained within such submittals with the requirements of the Work and of the Contract Documents.

§ 3.12.7 The Contractor shall perform no portion of the Work for which the Contract Documents require submittal and review of Shop Drawings, Product Data, Samples or similar submittals until the respective submittal has been approved by the Architect.

§ 3.12.8 The Work shall be in accordance with approved submittals except that the Contractor shall net be relieved of responsibility for deviations from requirements of the Contract Documents by the Architect's approval of Shop Drawings, Product Data, Samples or similar submittals unless the Contractor has specifically informed the Architect in writing of such deviation at the time of submittal and (1) the Architect has given writtcn approval to the specific

MA Document A201' - 2007. Copyright ©1911, 1915. 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997 and 2007 by The American Institute of Architects. NI nghts reserved. WARNING: This AIA` Document is protected by U.S. Copyright Law and international Treaties. Unauthorized reproduction or distribution of this MA Document, or any portion of lt, may resuit in severe civil and criminal penalties, and witl ho prosocuted to the maximum extent possible under the Iaw. This document was produced by AIA software at 12:06:14 on 08/2612009 under Ortler No 9831455857_1 which expires on 05118/2010, and is not for resale.

deviation as a miner change in the Work, or (2) a Change Ortler or Construction Change Directive has been issued authorizing the deviation. The Contracter shall not be relieved ofresponsibility for errors or omissions in Shop Drawings, Product Data, Samples or similar submittals by the Architect's approval thereo£

§ 3,119 The Contracter shall direct specific attention, in writing or on resubmitted Shop Drawings, Product Data, Samples or similar submittals, to revisions other thon Chose requested by the Architect on previous submittals. In the absence of such written notice the Architect's approval of a resubmission shall not apply to such revisions.

§ 3.12.10 The Contracter shaIl not be required te provide professional services which constitute the practice of architecture or engineering unless such services are specifically required by the Contract Documents for a portion of the Work or unless the Contractor needs to provide such services in order to carry out the Contractor's responsibilities for construction means, methods, techniques, sequences and procedures. The Contractor shall not be required to provide professional services in violation of applicable law. If professional design services or certifications by a design professional related to systems, materials or equipment are specifically required of the Contracter by the Contract Documents, the Owner and the Architect will specify all performance and design criteria Chat such services must satisiÿ. The Contractor shall! cause such services or certifications to be provided by a properly licensed design professional, whose signature and seal sha11 appear on all drawings, calculations, specifications, certifications, Shop Drawings and other submittals prepared by such professional. Shop Drawings and other submittals related te the Work designed or certified by such professional, if prepared by others, shall bear such professional's written approval when submitted to the Architect. The Owner and the Architect shall! be entitled to rely upon the adequacy, accuracy and completeness of the services, certifications or approvals performed by such design professionals, provided the Owner and Architect have specified to the Contracter all performance and design criteria that such services must satisfy. Pursuant to this Section 3.12.10, the Architect will review, approve or take other appropriate action on submiuals only for the limited purpose of checki.ng for conformance with information given and the design concept expressed in the Contract Documents. The Contracter shall not be responsible for the adequacy of the performance or design criteria required by the Contract Documents.

§ 3.13 USE OF SITE
§ 3.13.1 The Contracter shall confine operations at the site to areas permitted by law, ordinances, permits and the Contract Documents and shall net unreasonably encumber the site with materials or equipment.

§ 3.14 CUTTING AND PATCHING
§ 3.14.1 The Contractor shall be responsible for cutting, fitting or patching required to complete the Work or to make its parts fit together properly.

§ 3.14.2 The Contracter shall not damage or endanger a portion of the Work or fully or partially completed construction of the Owner or separate contractors by cutting, patching or otherwise aitering such construction, or by excavation. The Contracter shall not ce or otherwise alter such construction by the Owner or a separate contractor except with written consent ofthe Owner and of such separate contracter; such consent shall! not be unreasonably withhehd. The Contractor shall! not unreasonably withhold from the Owner or a separate contracter the Contractor's consent to cutting or otherwise altering the Work.

§ 3.15 CLEANING UP
§ 3.15.1 The Contracter shall] keep the premises and surrounding area free from accumulation of waste materials or rubbish caused by operations under the Contract. At completion of the Work, the Contractor shall] remove from and about the oject waste materials, rubbish, the Contractor's tools, construction equipment, machinery and surplus materials.

§ 3.15.2 If the Contracter faits to clean up as provided in the Contract Documents, the Owner may do so and the cost thereof shall! be charged to the Contracter.

§ 3.16 ACCESS TO WORK
§ 3.16.1 The Contractor shall] provide the Owner and Architect access te the Work in preparation and progress wherever iocated.

AIA Document 0l' - 2007. Copyright © 1911. 1915, 1918, 1925, 1937, 1951, 1958. 1961, 1963, 1966, 1970, 1976, 1987. 1997 and 2007 by The American lnstitute of Architecte. MI rights reserved. WARNING: This A1A' Document is protacted by U.S. Copyright Law and International Treaties. Unauthonzed reproduction or distribution of this AIA Document, orany portion of it, may resutt in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law, This document was produced by AIA software at 12:06:14 On 08,2612009 under Order No.9831455857 1 which expires on 05/18/2010, and is not for resale.

§ 3.17 ROYALTIES, PATENTS AND COPYRIGHTS
§ 3.17.1 The Contractor shall pay all royalties and license fees. The Contractor shall defend suifs or claims for infringement of copyrights and patent rights and shall hold the Owner and Architect harmless from loss on account thereof, but shall rot be responsible for such defense or loss when a particular design, process or product of a particular manufacturer or manu%cturers is required by the Contract Documents or where the copyright violations are contained in Drawings, Specfications or other documents prepared by the Owner or Architect. However, if the Contractor has reason ta believe that the required design, process or product is an infringement of a copyright or a patent, the Contractor shall be responsible for such loss unless such information is promptly furnished to the Architect.

§ 3.18 INDEMNIFICATION
§ 3.18.1 To the fullest extent permitted by law and to the extent claims, damages, tosses or expenses are not covered by Project Management Protective Liability insurance purchased by the Contractor in accordance with Section 11.3, the Contractor shall indemnify and hold harmless the Owner, Architect, Architect's consultants,and.agents and employees of any ofthem from and against daims, damages, tosses and expenses, including but not limited to attorneys' fees, arising out of or resulting from performance of the Work, provided Chat such claim, damage, loss or expense is attributable to bodily injury, sickness, disease or death, or to injury to or destruction of tangible property (other than the Work itselt), but only to the extent caused by the negligent acts or omissions of the Contractor, a Subcontractor, anyone directly or indirectly employed by them or anyone for whose arts they may be fiable, regardless of whether or rot such claim, damage, loss or expense is caused in part by a party indemnified hereunder. Such obligation shall rot be construed to negate, abridge, or reduce other rights or obligations of indemnity which would otherwise exist as to a party or perron described in this Section 3.18.

§ 3.18.2 ln daims against any persan or entity indemnified under this Section 3.18 by an employee of the Contractor, a Subeontractor, anyone directly or indirectly employed by them or anyone for whose arts they may be fiable, the indemnification obligation under Section 3.18.1 shall rot be limited by a limitation on amount or type of damages, compensation or benefits payable by or for the Contractor or a Subcontractor under workers' compensation acts, disability benefit acts or other employee benefit arts.

ARTICLE 4 ADMINISTRATION OF THE CONTRACT
(Paragraph &leted)
§ 4.1 ARCHITECT
§ 4.1.1 The Architect is the perron lawfully licensed to practice architecture or an entity lawfully practicing architecture identified as such in the Agreement and is referred to throughout the Contract Documents as if singular in number. The tenu "Architect" means the Architect or the Architect's authorized representative.

§ 4.1.2 Duties, responsibilities and limitations of authority of the Architect as set forth in the Contract Documents shall not be restricted, modified or extended without written consent of the Owner, Contractor and Architect. Consent shall rot be unreasonably withheld.

§ 4.1.3 If the employment ofthe Architect is terminated, the Owner shall employ a new Architect against whom the Contractor has no reasonable objection and whose status under the Contract Documents shall be that of the former Architect.

§ 4.2 ARCHRECT'S ADMINISTRATION OF THE CONTRACT
§ 4.2.1 ne Architect will provide administration of the Contract as described in the Contract Documents, and will be an Owner's representative (1) during construction, (2) until final payment is due and (3) with the Owner's concurrence, from time to time during the one-year period for correction of Work described in Section 12.2. The Architect will have authority to act on behaif of the Owner only to the extent provided in the Contract Documents, unless otherwise modified in writing in accordance with other provisions of the Contract.

§ 4.2.2 The Architect, as a representative of the Owner, will visit the site at intervals appropriate to the stage of the Contractor's operations (1) to become generally familiar with and to keep the Owner informel about the progress and quality of the portion of the Work completed, (2) to endeavor to guard the Owner against defects and deficiencies in the Work, and (3) to determine in general if the Work is being performed in a marner indicating Chat the Work, when fully completed, will be in accordance with the Contract Documents. However, the Architect will rot be required to make exhaustive or continuous on-site inspections to check the quality or quantity of the Work,

MA Document A201 TM - 2007. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1981. 1963, 1966, 1970, 1978, 1987, 1997 and 2007 by The American Insfitute of Architects. M rights reserved. WARNING: This AIA` Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA' Document, or any portion of it, may resuit in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 1208:14 on 08/28/2009 under Order No. 9831455857_1 which expires on 05/18/2010, and is not for resale.

mit

The Architect will neither have control over or charge of, nor be responsible for, the construction means, methads, techniques, sequences or procedures, or for the safety precautions and programs in connection with the Work, since these are solely the Contractor's rights and responsibilities under the Contract Documents, except as provided in Section 3.11.

§ 4.2.3 The Architect will not be responsible for the Contractor's failure te perform the Work in accordante with the requirements of the Contract Documents. The Architect will not have control over or charge of and will not be responsible for acts or omissions of the Contractor, Subcontractors, or their agents or employees, or any other pensons or entities performing portions of the Work.

§ 4.2.4 Communications Facilitating Contract Administration. Except as otherwise provided in the Contract Documents or when direct communications have been specially authorized, the Owner and Contracter shall endeavor to communicate with Bach other through the Architect about matters arising out of or relating to the Contract. Communications by and with the Architect's consultants shall be through the Architect. Communications by and with Subcontractors and material suppliers shall be through the Contracter. Communications by and with separate contractors shall be through the Owner.

§ 4.2.5 Based on the Architect's evaluations of the Contractor's Applications for Payment, the Architect will review and certify the amounts due the Contractor and will issue Certif€cates for Payment in such amounts.

§ 4.2.6 The Architect will have authority to reject Work that dues not conform to the Contract Documents. Whenever the Architect considers it neeessary or advisable, the Architect will have authority to require inspection or testing of the Work in accordante with Sections 13.5.2 and 13.5.3, whether or not such Work is fabricated, installed or completed. However, neither this authority of the Architect nor a decision made in good faim citer te exercise or not to exercise such authority shall give rise to a duty or responsibility of the Architect te the Contractor, Subcontractors, material and equipmcnt suppliers, their agents or employees, or other persons or entities performing portions of the Work.

§ 4.2.7 ne Architect will review and approve or take other appropriate action upon the Contractor's submittals such as Shop Drawings, Product Data and Samples, but only for the limited purpose of checking for conformante with information given and the design concept expressed in the Contract Documents. The Architect's action will be taken with such reasonable promptness as to cause no delay in the Work or in the activities of the Owner, Contractor or separate contractors, while allowing sufficient time in the Architect's professional judgment to permit adequate review. Review of such submittals is not conducted for the purpose of determining the accuracy and completeness of other deuils such as dimensions and quantities, or for substantiating instructions for installation or performance of equipment or systems, all of which remain the responsibility of the Contracter as required by the Contract Documents. The Architect's review of the Contractor's submittals shall net relieve the Contractor of the obligations under Sections 3.3, 3.5 and 3.12. The Architect's review shall not constitute approval of safety precautions or, unless otherwise specil`ically stated by the Architect, of any construction means, methods, techniques, sequences or procedures. The Architect's approval of a specific item shall not indicate approval of an assembly of which the item is a component.

§ 4.2.8 The Architect will prepare Change Orders and Construction Change Directives, ami may authorize miner changes in the Work as provided in Section 7.4.

§ 4.2.9 The Architect will conduct inspections to determine the date or dates of Substantial Completion and the date of final completion, will receive and forward to the Owner, for the Owner's review and records, written warranties and related documents required by the Contract and assembled by the Contractor., and will issue a final Certificate for Payment upon compliance with the requirements of the Contract Documents.

§ 4.2.10 If the Owner and Architect agree, the Architect will provide one or more project representatives te assist in carrying out the Architect's responsibilities at te site. The duties, responsibilities and limitations of authority of such project representatives shall be as set forth in an exhibit to be incorporated in the Contract Documents.

§ 4.2.11 The Architect will interpret and decide matters concerning performance under and requirements of, the Contract Documents on written request of either the Owner or Contractor. The Architect's response to such requests will be made in writing within any time limits agreed upon or otherwise with reasonable promptness. If no

AIA Document A201'M - 2007. Copyright 0 1911. 1915, 1918, 1925. 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997 and 2007 by The American Instiiute ofArehitects_ AMI rfghts reserved. WARNING: This AIA' Documentis protected by U.S. Copyright Law and Intemational Treaties. Unauthorized 20 reproduction or distribution of titis AIA' Document, or any portion of it. may result in sevre civil and criminal penalties, and will bo prosecuted to the maximum extent possible under the law. This document was produced byAlA software at 12:06:14 on 08/2612009 under Order No.9831455857_1 which expires on 05/18/2010, and is not for resale.

agreement is made concerning the tune within which interpretations required of the Architect shall be f imished in compliance with this Section 4.2, then delay shall not be recognized on account of failure by the Architect to furnish such interpretations until 15 days after written request is made for tltem.

§ 4.2.12 Interpretations and decisions of the Architect will be consistent with the intent of and reasonably inferable from the Contract Documents and will he in writing or in the form of drawings. When making such interpretations and initial decisions, the Architect will endeavor to secure faithful performance by both Owner and Contractor, will not show partiality to either and will not be fiable for results of interpretations or decisions so rendered in good faith.

§ 4.2.13 The Architect's decisions on matters relating ta aesthetic effect will be final if consistent with the intent expressed in the Contract Documents.

§ 4.3 D UNS AND DISPUTES
§ 4.3.1 Definition. A Claim is a demand or assertion by one of the parties seeking, as a motter of right, adjustment or interpretation of Contract terms, payment of money, extension of tune or other relief with respect to the terms of the Contract. The term "Claim" also includes other disputes and matters in question between the Owner and Contracter arising out of or relating to the Contract. Claims must be initiated by written notice. The responsibility to substantiate Claims shall rest with the party making the Claim.

§ 4.3.2 Time Limits on Claims. Claims by cither party must be initiated within 21 days after occurrence of the event giving rise to such Claire or within 21 days after the claimant first recognizes the condition giving rise to the Claim, whichever is latex. Claims must be initiated by written notice ta the Architect and the other party.

§ 4.3.3 Continuing Contract Performance. Pending final resolution of a Claim except as otherwise agreed in writing or as provided in Section 9.7.1 and Article 14, the Contractor shall proceed diligently with performance of the Contract and the Owner shall continue to make payments in accordance with the Contract Documents.

§ 4.3.4 Claims for Concealed or Unknown Conditions. If conditions are encountered at the site which are (1) subsurface or otherwise concealed physical conditions which differ materially from those indicated in the Contract Documents or (2) unknown physical conditions of an unusual nature, which differ materially from those ordinarily found to exist and generally recognized as inherent in construction activities of the character provided for in the Contract Documents, thon notice by the observing party shall be given ta the other party promptly before conditions are disturbed and in no event later than 21 days after ftrst observance of the conditions. The Architect will promptly investigate such conditions and, if they differ materially and cause an increase or decrease in the Contractor's cost of, or time required for, performance of any part of the Work, will recommend an equitable adjustment in the Contract Sum or Contract Time, or both. If the Architect determines that the conditions at the site are net materially different from those indicated in the Contract Documents and Chat no change in the terms of the Contract is justified, the Architect shall sa notify the Owner and Contractor in writing, stating the reasons. Claims by either party in opposition to such determination must be made within 21 days after the Architect has given notice of the decision. If the conditions encountered are materially different, the Contract Sum and Contract Time shall be equitably adjusted, but if the Owner and Contracter cannot agree on an adjustment in the Contract Sum or Contract Time, the adjustment shall be referred to the Architect for initial determination, subject to further proceedings pursuant to Section 4.4.

§ 4.3.5 Claims for Additional Cost. If the Contracter wishes to make Claim for an increase in the Contract Suri, written notice as provided herein shall be given before proeeeding to execute the Work. Prier notice is not required for Claims relating to an emergency endangering life or property arising under Section 10.6.

§ 4.3.6 If the Contracter bclieves additional cost is involved for reasons including but not Iimited ta (1) a written interpretation from the Architect, (2) an order by the Owner ta stop the Work where the Contracter was not at fault, (3) a written order for a minor change in the Work issued by the Architect, (4) failure of payment by the Owner, (5) termination of the Contract by the Owner, (6) Owner's suspension or (7) other reasonable grounds, Claim shall be filed in accordance with this Section 4.3.

§ 4.3.7 Claims for Additional Time

ANA Document A201 TM - 2007. Copyright © 1911, 1915, 1918, 1925, 1937. 1951, 1958, 1961, 1963. 1966, 1970. 1976, 1987. 1997 and 2007 by The American Institute of Architecte. NI nghts reserved. WARNING: This NA' Document is protectcd by U.S. Copyright Law and International Treaties. Unauthonzed 21 reproduction or distribution of tais AIA' Document, or any portion of it, may resuit in severe civil and crirninal penalties, and will be prosecuted to the maximum extent possible under the iaw. This document was produced by AlA software at 12:06:14 on 0812612009 under order No.9831455857_1 which expires an 0511812010. and is net for resale.
§ 4.3.7.1 If the Contractor wishes to make Claim for an increase in the Contract Time, written notice as provided herein shall be given. The Contractor's Claim shail include an estimate of cost and of probable effect of delay on progress of the Work. In the case of a continuing delay on ly one Claim is necessary.
§ 4.3.7.2 If adverse weather conditions are the basis for a Claim for additionai time, such Claim shall be documented by data substantiating that weather conditions were abnormal for the period of time, could not have been reasonably anticipated and had an adverse effect on the scheduled construction.
§ 4.3.8 lnjury or Damage to Persan or Property. If either party to the Contract suffers injury or damage to persan or property because of an art or omission of the other party, or of others for whose arts such party is legally responsable, written notice of such injury or damage, whether or not insured, shall be given to the other party within a reasonable time not exceeding 21 days alter discovery. The notice shall provide sufftcient deuil ta enable the other Party to investigate the matter.
§ 4.3.9 If unit prices are stated in the Contract Documents or subsequently agreed upon, and ifquantities originally contemplated are materially changed in a proposed Change Order or Construction Change Directive so that application of such unit prices ta quantifies of Work proposed will cause substantial inequity to the Owmer or Contractor, the applicable unit prices shall be equitably adjusted.
§ 4.3.10 Claims for Consequential Damages. The Contractor and Owner waive Claims against each other for consequential damages arising out of or relating to th is Contract. This mutual waiver includes:
.1damages incurred by the Owner for losses of use, income, profit, financing, business and reputation, and for Ioss ofmanagement or employee productivity or of the services of such persans; and
.2damages incurred by the Contractor for principal office expenses including the compensation of personnel stationed there, for cosses of financing, business and reputation, and for loss of profit except anticipated profit arising directly from the Work.
This mutual w^aiver is applicable, without limitation, to all damages due to either party's termination in accordance with Article 14. Nothing contained in this Section 4.3.10 shall be deemed to preclude an award of liquidated damages, when applicable, in accordance with the requirements of the Contract Documents.
§ 4.3.11 Liquidated damages. The Contractor shall be fiable to pay the Owner liquidated damages cumulatively as follows:
.1 If the Project is not substantially complete by August 1, 2011, $50,000; and
.2 If the Project is not substantially complete by August 15, 2011, $100,000; and
.3 If the Project is not substantially complete by September 1, 2011, $150,000; and
.4 If the Project is not substantially complete by September 15, 2011, $200,000; and
.5 For each day past September 15, 2011, that the Project is not substantially complete, $5,000 per day.
§ 4.3.12 The dates specified in § 4.3.1 1 for imposition of liquidated damages shall be extended for any change to the Contract Time.
§ 4.3.13 Contractor acknowledges and agrees Chat the liquidated damages specified by this Agreement are conclusively reasonable and are not in any way punitive and waives any right to challenge them as a penalty.
§ 4.3.14 Owner, .may, in its discretion, collect liquidated damages as they accrue from amounts otherwise due Contractor, or, without waiving its right to daim or collect liquidated damages, Owner may wait to assess, claim or pursue liquidated damages until alter Substantial Completion, Final Completion, and/or final payment.
§ 4.4 RESOLUTION OF DUNS AND DISPUTES
§ 4.4.1 Decision of Architect. Claims, including those alleging an error or omission by the Architect but excluding those arising under Sections 10.3 through 10.5, shall be referred initially to the Architect for decision. An initial

Init.
1
22
AtA Document A201- 2007. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963. 1966, 1970, 1976, 1987, 1997 and 2007 by The American Insttute of Architects. NI rights reserved. WARNING: This AIA' Document is protected by U.S. Copyright Law and International Treaties, Unauthonzed reproduction or distribution of this AIA' Document. or any porion of it, may resuit in sevcrc civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 12:06:14 on 08126/2009 under Order No.9831455857_1 which
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23

decision by the Architect shall be required as a condition precedent to mediation, arbitration or litigation of all Claims between the Contractor and Owner arising prior to the date final payment is due, unless 30 days have passed after the Claim has been referred to the Architect with no decision having been rendered by the Architect. The Architect will ne decide disputes between the Contractor and pensons or entities other tan the Owner.

§ 4.42 The Architect will review Claims and within ten days of the receipt of the Claim take one or more of the following actions: (1) request additions) supporting data from the claimant or a response with supporting data from the other party, (2) reject the Claim in whole or in part, (3) approve the Claim, (4) suggest a compromise, or (5) advise the parties chat the Architect is unable to resolve the Claim if the Architect Jacks sufficient information to evaluate the merits of the Claim or if the Architect concludes that, in the Architect's sole discretion, it would be inappropriate for the Architect to resolve the Claim.

§ 4.4.3 In evaluating Claims, the Architect may, but shall hot be obligated to, consult with or seek information from either party or from persons with special knowledge or expertise who may assist the Architect in rendering a decision. The Architect may request the Owner to authorize retentira of such persons at the Owner's expense.

§ 4.4.4 If the Architect requests a party to provide a response to a Claim or to furnish additional supporting data, such party shall respond, within ten days after receipt of such request, and shall either provide a response on the requesteei supporting data, advise the Architect when the response or supporting data will be furnished or advise the Àrchitect.that no supporting data will be furnished_ Upon receipt of the response or supporting data, if any, the Architect will either reject or approve the Claim in whole or in part.

§ 4.4.5 The Architect will approve or reject Claims by written decision, which shall state the reasons therefor and which shall notify the parties of any change in the Contract Sum or Contract Time or both. The approval or rejection of a Claim by the Architect shall be final and binding on the parties but subject to mediation and litigation.

§ 4.46 When a written decision of the Architect states that (1) the decision is final but subject to mediation and litigation and (2) a demand for mediation of a Claim covered by such decision must be made within 30 days alter the date on which the party making the demand receives the final written decision, ten failure to demand mediation within said 30 days' period sha11 result in the Architect's decision becoming final and binding upon the Owner and Contractor. If the Architect rendors a decision afler litigation has been initiated, such decision may he entered as evidence, but shall hot supersede litigation proceedings unless the decision is acceptable to all parties concerned

§ 4.4.7 Upon receipt of a Claim against the Contractor or at any time thereafter, the Architect or the Owner may, but is hot obligated to, notify the surety, if any, of the nature and amount of the Claim. If te Claim relates to a possibility of a Contractor's default, the Architect or the Owner may, but is hot obligated to, notify the surety and request the surety's assistance in resoiving the controversy.

§ 4.4.8 If a Claim relates to or is the subject of a mechanic's lien, the party asserting such Claim may proceed in accordance with applicable law to comply with the lien notice or filing deadlines prior to resolution of the Claim by the Architect, by mediation or by litigation.

§ 4.5 MEDIATION
§ 4.5.1 Any Claim arising out of or related to the Contract, except Claims relating to aesthetic effect and except those waived as provided for in Sections 4.3.10, 9.10.4 and 9.10.5 shall, aller initial decision by the Architect or 30 days after submission of the Claim te the Architect, be subject te mediation as a condition precedent ta the institution of legal or equitable proceedings by either party.

§ 4.5.2 The parties shall endeavor to resolve their Claims by mediation which, unless the parties mutually agree otherwise, shall be in accordance with the Construction Industry Mediation R.ules of the American Arbitration Association currently in effect. Request for mediation shall be filed in writing with the other party to the Contact and with the American Arbitration Association. The request may be made concurrently with the filing of litigation but, in such event, mediation shall proceed in advance of or legai or equitable proceedings, which shall be stayed pending mediation for a period of 60 days from the date of filing, unless stayed for a longer period by agreement of the parties or court order.

AiA Document A201TM - 2007. Copyright ci 1 9 1 1 , 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997 and 2007 by The American Institute of Architecis, All rlghts reserved. WARNING: This AIÀ' Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA` Document, or any portion 0f it, may result in severe civil and criminal penalties, and wiii be prosecuted to the maximum extent possible under the law. This document was produced by AIA Software at 12:06:14 on 08126/2009 under Order No.9831455857 1 which
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24

§ 4.5.3 The parties shalll share the mediator's fee and any filing fees equally. The mediation shalll be held in the place where the Projeet is locatcd, unless another location is mutually agreed upon. Agreements reached in mediation shall be enforceable as settlement agreements in any court having jurisdiction thereof.

§ 4.6 UTJGATION
§ 4.6.1 Any claim, dispute, or other matte in question arising out of or related to this Agreement shall be subject to litigation in astate court Iocated in Fairfax County, Virginia, or Loudoun County, Virginia, or the U.S. District Court for the Eastern District of Virgin ia. Both parties consent to persona! jurisdiction and venue in the courts referenced in the preceding sentence.

§ 4.6.2 BOTH PARTIES SPECIFICALLY WAIVE THEIR RIGHT TO A JURY TRIAL TO RESOLVE ANY AND ALL CLAIMS, DISPUTES OR OTHER MATTERS IN QUESTION ARISING OUT OF OR CONNECTED IN ANY WAY TO THE PROJECT OR TRIS AGREEMENT BECAUSE THE PARTIES BELIEVE THAT THE COMPLEX AND TECHNICAL ASPECTS OF THEIR DEALiNGS WITH ONE ANOTHER MAKE A JURY DETERMINATION NEITHER DESIRABLE NOR APPROPRIATE.

(Paragraph deleted)

ARTICLE 5 SUBCONTRACTORS § 5.1 DEFINITIONS

§ 5.1.1 A Subcontractor is a person or entity who has a direct contract with the Contractor to perform a portion of the Work at the site. The terni "Subcontractor" is referred to throughout the Contract Documents as if singular in number and means a Subcontractor or an authorized representative of the Subcontractor. The terni "Subcontractor" does not include a separate contractor or subcontractors of a separate contractor.

§ 5.1.2 A Sub-subcontractor is a person or entity who has a direct or indirect contract with a Subcontractor to perform a portion of the Work at the site. The term "Sub-subcontractor" is referred to throughout the Contract Documents as if singular in number and means a Sub-subcontractor or an authorized representative of the Subsubcontractor.

§ 5.2 AWARD OF SUBCONTRACTS AND OTHER CONTRACTS FOR PORTIONS OF NE WORK
§ 5.2.1 Section 11.7 of the Agreement specifies certain "Open-Book Bidding" requirements Contractor shall follow.

§ 5.2.2 The Contractor shall! not contract with a proposed person or entity to whom the Owner or Architect has made reasonable and timely objection. The Contractor shall! not be required to contract with anyone to whom the Contractor has made reasonable objection.

§ 5.2.3 If the Owner or Architect has reasonable objection to a person or entity proposed by the Contractor, the Contractor shall propose another to whom the Owne or Architect has no reasonable objection. If the proposed but rejected Subcontractor was reasonably capable ofperforming the Work, the Contract Sum and Contract Time shall] be increased or decreased by the difference, if any, occasioned by such change, and an appropriate Change Ortler shall be issued before commencement of the substitute Subcontractor's Work. However, no increase in the Contract Sum or Contract Time shall be allowed for such change unless the Contractor has acted promptly and responsively in submitting names as required.

§ 5.2.4 The Contractor shall not change a Subcontractor, person or entity previously selected if the Owner or Architect makes reasonable objection to such substitute.

§ 5.3 SUBCONTRACTUAL RELATIONS
§ 5.3.1 By appropriate agreement, written where legally required for validity, the Contractor shall require each Subcontractor, to the extent of the Work to be performed by the Subconntractor, to be bound to the Contractor by terms of the Contract Documents, and to assume toward the Contractor all the obligations and responsibilities, including the responsibility for safety of the Subcontractor's Work, which the Contractor, by these Documents, assumes toward the Owner and Architect. Each subcontract agreement shall preserve and protect the rights of the Owner and Architect under the Contract Documents with respect to the Work to be performed by the Subcontractor so that subcontracting thereof will not prejudice such rights, and shall allow to the Subcontractor, unless specifically provided otherwise in the subcontract agreement, the benefit of all rights, remedies and redress against the Contractor that the Contracter, by the Contract Documents, has against the Owner. Where appropriate, the

AIA Document A20l' - 2007. Copyright 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1968, 1970, 1976, 1987, 1997 and 2007 by The American Institute of Architeets. AIt rights reserved. WARNING: This AIA' Document is protected by U.S. Copyright Law arid International Treaties. Unauthorized reproduction or distnheaion of this AIA' Document, or any portion of it, may result in sovere civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produeed by AIA software at 12:06:14 on 08/26/2009 under Ortler No.9831455857_1 which expires on 05118010. and is not for resale.

Contractor shall require each Subcontractor to enter into simiiar agreements with Sub-subcontractors. The Contracter shall make available to each proposed Subcontractor, prior w the execution of the subcontract agreement, copies of the Contract Documents to which the Subcontractor will be bound, and, upon written request of the Subcontractor, identify to the Subcontractor terms and conditions of the proposed subcontract agreement which may be at variance with the Contract Documents. Subeontractors will similarly make copies of applicable portions of such documents available to their respective proposed Sub-subcontraetors.

§ 5.4 CONTINGENT ASSIGNMENT OF SUBCONTRACTS
§ 5.4.1 Each subcontract agreement for a portion of the Work is assigned by the Contractor to the Owner provided that:
.1
assignment is effective only after termination of the Contract by the Owner for cause pursuant to Section 14.2 and only for those subcontract agreements which the Owner accepts by notifying the Subcontractor and Contractor in writing; and

assignment is subject to the prior rights of the surety, if any, obligated under bond relating to the Contract,

§ 5.4.2 Upon such assignment, if the Work tas becn suspended for more than 30 days, the Subcontractor's compensation shall be equitably adjusted for intxeases in cost resulting from the suspension.

(Paragraph deleted)
ARTICLE 6 CONSTRUCTION BY OWNER OR BY SEPARATE CONTRACTORS
§ 6.1 OWNER'S RIGHT TO PERFORM CONSTRUCTION AND TO AWARD SEPARATE CONTRACTS
§ 6.1.1 The Owner reserves the right to perform construction or operations related to the Project with the Owner's own forces, and to award separate contracts in connection with other portions of the Project or other construction or operations on the site under Conditions of the Contract identical or substantially similar to these including those portions related to insurance and waiver of subrogation. If the Contractor claims that delay or additional cost is involved because of such action by the Owner, the Contractor shall make such Claim as provided in Section 4.3.

§ 6.1.2 When separate contracts are awarded for different portions of the Project or other construction or operations on the site, the terni "Contracter" in the Contract Documents in each case shall mean the Contractor who executes each separate Owner-Contractor Agreement.

§ 6.1.3 The Contractor, as Construction Manager for the Project, shall have primary responsibiliry for coordinating its Work with the activities of the Owner and separate contractors related to the Project. The Owner and Contractor shall cooperate in coordination of the activities of the Owner's own forces and of each separate contractor with the Work of the Contracter, who shall cooperate with them. The Contractor shall participate with other separate contractors and the Owner in reviewing their construction schedules when directed to do so or when appropriate to do so. The Contractor shall make any revisions to the construction schedule deemed necessary after a joint review and mutual agreement. The construction schedules shall then constitute the schedules to be used by the Contracter, separate contractors and the Owner until subsequentlÿ revised. Nothing in this provision shall be construed as limiting the Contractor's obligation at all times to coordinate its activities with all other forces on the Project site and cooperate fully.

§ 6.1.4 Unless otherwise provided in the Contract Documents, when the Owner performs construction or operations related to the Project with the Owner's own forces, the Owner shall be deemed to be subject to the same obligations and to have the same rights which apply to the Contractor under the Conditions of the Contract, including, without excluding others, those stated in Article 3, this Article 6 and Articles 10, I l and 12.

§ 6.2 MUTUAL RESPONSIBILITY
§ 6.2.1 The Contracter shall afford the Owner and separate contractors reasonable opportuniry for introduction and storage of their materials and equipment and performance of their activities, and shall connect and coordinate the Contractor's construction and operations with theirs as required by the Contract Documents.

§ 6.22 If part of the Contractor's Work depends for proper execution or resuits upon construction or operations by the Owner or a separate contractor, the Contractor shall, prior to proceeding with Chat portion of the Work, promptly report to the Architect apparent discrepancies or defects in such other construction that would rendu it msuimble for such proper execution and resuits. Failure of the Contractor so to report shall constitute an acknowledgment that

AIA Document A201TM - 2007. Copyright ®1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997 and 2007 by The American lnstitute of Ar. NI righffi reserved. WARNING, This MA' Document is protected by U.S Copyright Law and International Treaties. Unauthorized reproduction or distribution ot this AIA' Document, or any portion of it, may result in severe civil and chminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was praduced by AIA software et 12.06;14 on 08/26/2009 under Order No. 9831455857_1 which expires on 05118/2010, and is ne for resale.
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the Owner's or separate contractor's completed or partially completed construction is fit and proper to receive the Contractor's Work, except as ta defects not then reasonably discoverable,

§ 6.2.3 The Owner shall be reimbursed by the Contractor for costs incurred by the Owner which are payable ta a separate contractor because of delays, improperly timed activities or defective construction of the Contractor. The Owner shall be responsible ta the Contracter for costs incurred by the Contracter because of delays, improperly timed activities, damage to the Work or defective construction of a separate contractor.

§ 6.2.4 The Contractor shall promptly remedy damage wrongfully caused by the Contracter to completed or partially completed construction or to property of the Owner or separate contractais as provided in Section 10.2.5.

§ 6.2.5 The Owner and each separate contractor shall have the same responsibilities for cutting and patching as are described for the Contractor in Section 3.14.

§ 6.3 OWNER'S RIGHT TO CLEAN UP
§ 6.3.1 If a dispute arises among the Contractor, separate contractors and the Owner as to the responsibility under their respective contacts for maintaining the premises and surrounding ares free from waste materials and rubbish, the Owner may clean up and the Architect will allocate the colt among those responsible.

ARTICLE 7 CHANGES IN THE WORK
§ 7.1 GENERAL
§ 7.1.1 Changes in the Work may be accamplished after execution of the Contract, and without invalidating the Contract, by Change Ortler, Construction Change Directive or order for a minor change in the Work, subject to the limitations stated in this Article 7 and elsewhere in the Contract Documents.

§ 7.1.2 A Change Order shall be based upon agreement among the Owner, Contractor and Architect; a Construction Change Directive requires agreement by the Ownex- and Architect and may or may not be ageed to by the Contractor; an order for a minor change in the Work may be issued by the Architect alone.

§ 7.1.3 Changes in the Work shall be performed under applicable provisions of the Contract Documents, and the Contractor shall proceed promptly, uniess otherwise provided in the Change Ortler, Construction Change Directive or order for a minor change in the Work.

§ 7.2 CHANGE ORDERS
§ 7.2.1 A Change Order is a wrinen instrument prepared by the Architect and signed by the Owner, Contractor and Architect, stating their agreement upon all of the following:
.1       change in the Work;
.2       the amount of the adjustment, if any, in the Contract Sum; and
.3       the extent of the adjustment, if any, in the Contract Time.

§ 7.2.2 Methods used in determining adjustments to the Contract Sum may include those listed in Section 7.3.3.

§ 7.3 CONSTRUCTION CHANGE DIRECTIVES
§ 7.3.1 A Construction Change Directive is a written order prepared by the Architect and signed by the Owner and Architect, directing a change in the Work prior ta agreement on adjustment, if any, in the Contract Sum or Contract Time, or both. The Owner may by Construction Change Directive, without invalidating the Contract, order changes in the Work within the general stops of the Contract consisting of additions, deletions or other revisions, the Contract Sum and Contract Time being adjusted accordingly.

§ 7.3.2 A Construction Change Directive shall be used in the absence of total agreement on the terras of a Change Order.

§ 7.3.31f the Construction Change Directive provides for an adjustment to the Contract Sum, the adjustment shall be based on one ofthe following methods:
.1	mutual acceptante of a lump suait properly itemized and supparted by sufficient substantiating data to permit evaluation;
.2 unit prices stated in the Contract Documents or subsequently agreed upon;

lait.
AIA Document A201 -2007, Copyright 01911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970. 1976, 1987, 1997 and 2007 by The Ametrcan Instituts of Architecte. All rights reserved. WARNING: This AIA`' Document is protected by U.S. Copyright Law and International Treaties. Unauthonzed reproduction or distribution of this NA' Document, or any portion of it, may resuit in severe civil and r.rtminal penalties, and will be prosecuted tu the maximum extent possible under the law, This document was produced byAlA software at 12:06:14 on 08/26/2009 under Order No.9831455857_1 which
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.3	cost to be determined in a manner agreed upon by the parties and a mutually acceptable fixed or percentage fee; or

.4        as provided in Section 7.3.6.

§ 7.3.4 Upon receipt of a Construction Change Directive, the Contractor shall promptly proceed with the change in the Work involved and advise the Architect of the Contractor's agreement or disagreement with the method, if any, provided in the Construction Change Directive for determining the proposed adjustment in the Contract Sum or Contract Time.

§ 7.3.5 A Construction Change Directive signed by the Contractor indicates the agreement of the Contractor therewith, including adjustment in Contract Sum and Contract Time or the method for determining them. Such agreement shall be effective immediately and shall be recorded as a Change Order.

§ 7.3.6 If the Contractor dues net respond promptly or disagrees with the method for adjustment in the Contract Sum, the method and the adjustment shall be determmed by the Architect on the basis of reasonable expenditures and savings of those performing the Work attributable to the change, including, in case of an increase in the Contract Sum, a reasonable allowance for overhead and profit. ln such case, and also under Section 7.3.3.3, the Contractor shall keep and present, in such form as the Architect may prescribe, an itemized accounting together with appropriate supporting data. Unless otherwise provided in the Contract Documents, costs for the purposes of this Section 7,3.6 shall be limited to the following;

.1	costs of labor, including social security, old age and unemployment insurance, fringe benefits required by agreement or custom, and workers' compensation insurance;
.2	costs of materials, supplies and equipment, including cost of transportation, whether incorporated or consumed;
.3	rental costs of machinery and equipment, exclusive of hand tools, whether rented from the Contractor or others;
.4	costs of premiums for all bonds and insurance, permit fees, and sales, use or similar taxes related to the Work; and
.5 additional costs of supervision and field office personnel directly attributable to the change.

§ 7.3.7
(Paragraphe deleted)
The amount of credit to be allowed by the Contractor to the Owner fora deletion or change which results in a net decrease in the Contract Sum shall be actual net cost as confirmed by the Architect. When both additions and credits covering related Work or substitutions are involved in a change, the allowance for overhead and profit shall be figured on the basis of net increase, if any, with respect to that change.

§ 7.3.8 Pending final determination of the total cost of a Construction Change Directive to the Owner, amounts not in dispute for such changes in the Work shall be included in Applications for Payment accompanied by a Change Order indicating the parties' agreement with part or all of such costs. For any portion of such cost that remains in dispute, the Architect will make an interim determination for purposes of monthly certification for payment for those costs.determination of cost shall adjust the Contract Sum on the same basis as a Change Order, subject to the right of either party to disagree and assert a daim in accordance with Article 4.

§ 7.3.9 When the Owner and Contractor agree with the determination made by the Architect concerning the adjustments in the Contract Sum and Contract Time, or otherwise reach agreement upon the adjustments, such agreement shall be effective immediately and shall be recorded by preparation and execution of an appropriate Change Order.

(Paragraph deleted)
§ 7.4 MINOR CHANGES IN THE WORK
§ 7.4.1 The Architeci will have authority to order minor changes in the Work not involving adjustment in the Contract Sum or extension of the Contact Time and not inconsistent with the intent of the Contract Documents. Such changes shall be effected by written order and shall be binding on the Owner and Contractor. The Contractor shall carry out such written orders promptly.

NA Document A201'' - 2007. Copyright 1911, 1915, 1918, 1925, 1937, 1951. 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997 and 2007 by The American Institute of Architect5. All dghts fesemed. WARNING: This AIA`' Document is protected by U.S. Copyright Law and international Treaties. Unauthorized reproduction or distribution of this NA' Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 12:06:14 on 0 812 61200 9 under Qrder No.9831455857_1 which expires on 0511W2010. and is not for resale.
ARTICLE 8 TIME
§ 8.1 DEFINITIONS
§ 8.1.1 Unless otherwise provided, Contract Tune is the period of time, including authorized adjustments, allotted in the Contract Documents for Substantial Completion of the Work.

§ 8.1.2 The date of commencement of the Work is the date established in the Agreement.

§ 8.1.3 The date of Substantial Completion is the date certified by the Architect in accordance with Section 9.8.

§ 8.1.4 The tertn "day" as used in the Contract Documents shall mean calendar day unless otherwise specifically defined.

§ 8.2 PROGRESS AND COMPLETION
§ 8.2.1 Time limits stated in the Contract Documents are of the essence of the Contract. By executing the Agreement the Contracter confirms that the Contract Time is a reasonable period for performing the Work.

§ 8.2.2 The Contractor shall flot knowingly, except by agreement or instruction of the Owner in writing, prematurely commence operations on the site or elsewhere prier to the effective date of insurance required b y Article 1 I to be furnished by the Contracter and Owner. The date of commencement of the Work shall not be changed by the effective date of such insurance. tJnless the date of commencement is established by the Contract Documents or a notice to proceed given by the Ourler, the Contractor shall notify the Owner in writing flot less than Pive days or other agreed period before commencing the Work to permit the timely Ming of mortgages, mechanic's liens and other security interests.

§ 8.2.3 The Contractor shall proceed expeditiously with adequate forces and shall achieve Substantial Completion within the Contract Time.

§ 8.3 DELAYS AND EXTENSIONS OF TIME
§ 8.3.1 If the Contractor is delayed at any time in the commencement or progress of the Work by an act or neglect of the Owner or Arch itect, or of an employee of either, or of a separate contractor employed by the Owner, or by changes ordered in the Work, or by labor disputes, fine, unusual delay in deliveries, unavoidable casualties or other causes beyond the Contractor's control, or by delay authorized by the Owner pending mediation and arbitration, or by other causes which the.Architect determines may justify delay, then the Contact Te shall be extended by Change Order for such reasonable time as the Architect may determine.

I § 8.3.2 Claims relating to time shall be made in accordante with applicable provisions of Section 4.3.

§ 8.3.3 This Section 8.3 dores not preclude recovery of damages for delay by either party under other provisions of the Contraci Documents.

ARTICLE 9 PAYMENTS AND COMPLETION
§ 9.1 CONTRACT SUM
§ 9.1.1 The Contract Sum is stated in the Agreement and, including authorized adjustments, is the total amount payable by the Owner to the Contractor for performante of the Work under the Contract Documents.

§ 9.2 SCHEDULE OF VALUES
§ 9.2.1 Before the first Application for Payment, the Contractor shall submit to the Architect a schedule of values allocated to various portions of the Work, prepared in such form and supported by such data to substantiate its accuracy as the Àrchitett may require. This schedule, unless objected ta by the Architect, shall be used as a buis for reviewing the Contractor's Applications for Payment.

§ 9.3 APPLICATIONS FOR PAYMENT
§ 9.3.1 At least ten days before the date established for each progress payment, the Contractor shall submit to the Architect an itemized Application for Payment for operations completed in accordance with the schedule of values. Such application shall be notarized, if required, and supported by such data substantiating the Contractor's right to payment as the Owner or Architect may require, such as copies ofrequisitions from Subcontractors and material

ANA Document A201 - 2007. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997 and 2007 by The encan Institute of Architecte. NI nghts reserved. WARNING: This AIA' Document is protected by U.S. Copyright Law and International Treaties, Unauthonzed reproduction or distribution of this DIA' Document, or any portion of it, may resuit in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced byAiA software at 12:06:14 on 08/26/2009 under Order No.9831455857_1 which expires on 0511812010, and fis flot for resale.

suppliers, lien waivers in the foret of Exhibit B to the Agreement, and reflecting retainage if provided for in the Contract Documents.

§ 9.3.1.1 As provided in Section 7.3.8, such applications may include requests for payment on account of changes in the Work which have been properly authorized by Construction Change Directives, or by interim determinations of the Architect, but not yet incfuded in Change Orders.

§ 9.3.1.2 Such applications may not include requests for payment for portions of the Work for which the Contracter does not intend to pay to a Subcontractor or material supplier, unless such Work has been performed by others whom the Contracter intends to pay.

§ 9.3.2 Unless otherwise provided in the Contract Documents, payments shall be made on account of materials and equipment delivered and suitably stored at the site for subsequent incorporation in the Work. If approved in advance by the Uwner, payment may sirnilarly be madefor materials and equipment suitably stored off the site at a location agreed upon in writing. Payment for materials and equipment stored on or off the site shall be conditioned upon compliance by the Contracter with procedures satisfactory to the Owner to establish the Owner's tïtle to such materials and equipment or otherwise protect the Owner's inter, and shall include the costs of applicable insurance, storage and transportation to the site for such materials and equipment stored off the site.

§ 9.3.2.1 When the Application for Payment includes material or equipment stored off the job site, the application shall be accompanied with a certifie statement including:
1           description of items;
.2            bills of sale transferring title to Owner by proper endorsement;
.3            location of storage;
.4            certification that items currently meet all contractual requirements and are insured from any damage or loss, including, without limitation, property loss, liability and Eire insurance, and
.5            certification that items or any part thereof will not be nstalled in any other construction project other thon Work under this Contract.

§ 9.3.2.2 When the Application for Payment includes material or equipment stored on the job site, the application shall be accompanied by:
.1 description of items; and
.2 invoices from the supplier for fine items over $10,000

§ 9.3.2.3 Notwithstanding § 9.3.2.1 or any transfer of title to Owner, Contracter shall remain responsible to store, safeguard, and insure all materials and equipment and shall remain fiable for risk of their loss until they are incorporated into the Work and all the Work is Substantially Complete. The risk of loss is subject to the Owner's responsibility to pay the $25,000 deductible under Builder's Risk insurance as a Cost of the Work.

§ 9.3.3 The Contracter warrants that titfe to all Work covered by an Application for Payment will pass to the Owner no latex thon the time of payment. The Contractor further warrants that upon subm ittal of an Application for Payment all Work for which Certificates for Payment have been previously issued and payments received from the Owner shall, to the best of the Contractor's knowledge, information and belief, be free and clear of liens, daims, security interests or encumbrances in favor of the Contractor, Subcontractors, material suppliers, or other persans or entities making a daim by reason of having provided labor, materials and equipment relating to the Work.

§ 9.3.4 In the event Contracter does not cause the discharge, or does not make adequate provision for the discharge or bonding off to Owrter's reasonable satisfaction, of a mechanic's or materialmen's lien not caused by Owner's failure to make payments properly due under the terms of this Agreement, within 30 days of notice of such a lien, Owner shall have the right, but not the obligation, to undertake any action necessary to cause the discharge of the mechanic's or materialmen's lien and shall be entitled to recover from Contractor, by set-off, deduction or otherwise, any costs, including, without limitation, attorney's fees, incurred in causing the discharge of the lien.

§ 9.4 CERTIFICATES FOR PAYMENT
§ 9.4.1 The Architect will, within seven days after receipt of the Contractor's Application for Payment, either issue to the Owner a Certificats for Payment, with a copy to the Contracter, for such amount as the Architect determines

AIA Document A201 TM - 2007. Copyright©1911, 1915, 1918, 1925, 1937, 1951. 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997 and 2007 by The American Instiitute of Architecte. NI rights reserved. WARNiNG.. This AIA` Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA" Document, or any portion of it, may resuft in severe civil and criminal penalties, and will he prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 12:06:14 on 08/2612009 under Order No.9831455857_1 which expires on 05/1812010, and is not for resale.

is properly due, or notify the Contractor and Owner in writing of the Architect's reasons for withholding certification in whole or in part as provided in Section 9.5.1.

§ 9.4.2 The issuance of a Certificate for Payment will constitute a representation by the Architect to the Owner, based on the Architect's evaluation of the Work and the data comprising the Application for Payment, that the Work has progressed to the point indicated and that, to the best of the Architect's knowledge, information and bel ief, the quality of the Work is in accordance with the Contract Documents. The foregoing representations are subject to an evaluation of the Work for conformante with the Contract Documents upon Substantial Completion, to results of subsequent tests and inspections, to correction of minor deviations from the Contract Documents prier to completion and to specific qualifications expressed by the Architect. The issuance of a Certificate for Payment will further constitute a representation that the Contractor is entitled to payment in the amount certified. However, the issuance of a Certificate for Payment will net be a representation that le Architect has (1) made exhaustive or continuous on-site inspections ta check the quality or quantity of the Work, (2) reviewed construction means, methods, techniques, sequences or procedures, (3) reviewed copies of requisitions received from Subcontractors and material suppliers and other data requested by the Owner to substantiate the Contractor's right to payment, or (4) made examination to ascertain how or for what purpose the Contractor has used money previously paid on account of the Contract Sum.

§ 9.5 DECISIONS TO WITHHOLD CERTIFICATION
§ 9.5.1 The Architect may withhold a Certificate for Payment in whole or in part, to the extent reasonably necessary to protee€ the Owner, if in the Architect's opinion the representations to the Owner required by Section 9.4.2 cannot be made. 1f the Architect is unable to certify payment in the amount of the Application, the Architect will notify the Contractor and Owner as provided in Section 9.4.1. If the Contractor and Architect cannot agree on a revised amount, the Architect will promptly issue a Certificate for Payment for the amount for which the Architect is able to make such representations w the Owner. The Architect may also withhold a Certificate for Payment or, because of subsequently discovered evidence, may nullify the whole or a part of a Certificate for Payment previously issued, to such extent as may be necessary in the Architect's opinion to protect the Owner from loss for which the Contractor is responsible, including loss resulting from acts and omissions described in Section 3.3.2, because of:
.1        defective Work flot remedied;
.2	third party claims ffled or reasonable evidence indicating probable fling of such claims unless security acceptable to the Owner is provided by the Contractor;
.3	failure of the Contracter to make payments properly te Subcontractors or for labor, materials or equipment;
.4        reasonable evidence that the Work cannot be completed for the unpaid balance of the Contract Sum;
.5        damage to the Owner or another contractor;
.6	reasonable evidence that the Work will flot be completed within the Contract Time, and that the unpaid balance would flot be adequate to cover actual or liquidated damages for the anticipated delay;
.7        persistent failure to carry out the Work in accordance with the Contract Documents; or
.8        failure to provide any lien or other releases required by this Agreement.

§ 9.5.2 When the above reasons for withholding certification are removed, certification will be made for amounts previously withheld.

(Paragraph deleted)
§ 9.6 PROGRESS PAYMENTS
§ 9.6.1 After the Architect has issued a Certificate for Payment, the Owner shall make payment in the manner and within the time provided in the Contract Documents, and shall so noiify the Architect.

§ 9.6.2 The Contractor shall promptly pay each Subcontractor, upon receipt of payment from the Owner, out of the amount paid to the Contractor on account of such Subcontractor's portion of the Work, the amount to which said Subcontractor is entitled, reftecting percentages actually retained from payments to the Contracter on account of such Subcontractor's portion of the Work. The Contractor shall, by appropriate agreement with each Subcontractor, require each Subcontractor to make payments ta Sub-subcontractors in a similar manner. Provided Contractor has been paid as required by this Agreement, Contractor shall undertake, at ifs sole cost and expense, any action necessary to remove and release or bond off to Owner's reasonable satisfaction, any mechanic's lien filed against the Project within 30 days of notice of the existence of such a lien. 1n the event Contractor dues flot cause the removal or release of such a mechanic's lien, or bond the lien off to Owner's reasonable satisfaction, within 30 days, Owner shall have the right to undertake any action necessary to cause the release of the mechanic's lien and shall be
30
AIA Document A201 T' - 2007. Copyright 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963. 1966, 1970. 1976, 1987, 1997 and 2007 by The American Institute 0f Architects. A{l rights reeerved. WARNING: This AIA' Document is protected by U S. Copyright Law and international Treaties. Unauthonzed reproduction or distribution of this Asti''' Document, or any portion of it, may resuit in severe civil and criminai penalties, and will be prosecuted to the maximum extent possible underthe iaw. This document was produced byAlA software at 12:06:14 on 08/26/2009 under Order No_9831455857_1 which expires on 0511W2010, and is flot for resale.

entitled to recover from Contractor, by set-off, deduction or otherwise, any costs, including, without Limitation, attomey's fees, incuned in causing the removal of the lien.

§ 9.6.3 Deleted.

§ 9.6.4 Neither the Owncr nor Architect shall have an obligation to pay or to see to the payment of money to a Subeontractor except as may otherwise be required by law.

§ 9.6.5 Payment to material suppliers shall be treated in a mariner similar to Chat provided in Sections 9.6.2, 9.6.3 and 9.6.4.

§ 9.6.6 A Certificate for Payment, a progress.payment, or partial or entîre use or occupancy of the Project by the Owner shall nos eonstitute aeceptance of Work not in accordante with the Contract Documents.

§ 9.6.7 Unless the Contractor providesthe Owner with a payment bond in the full penal sum ofthe Contract Sum, payments received by the Contractor for Work properly performed by Subcontractors and suppliers shall be held by the Contractor for Chose Subcontractors or suppliers who performed Work or fumished materials, or both, under contract with the Contractor for which payment was made by the Owner. Nathing contained herein shall require money to be placed in a separate account and not commingled with money of the Contractor, shall croate any fiduciary liability or tort liability on the part ofthe Contractor for breach of trust or shall entitle arty person or entity to an award of punitive damages against the Contracter for breach of the requirements ofthis provision.

§ 9.7 FAILURE OF PAYMENT
§ 9.7.1 If the Architect does not issue a Certificate for Payment, through no fault of the Contractor, within seven days alter receipt of the Contractor's Application for Payment, or if the Owner dues ne pay the Contractor within seven days alter the date established in the Contract Documents the amount certified by the Architect or awarded by arbitration, thon the Contractor may, upon seven additional days' written notice to the Owner and Architect, stop the Work until payment of the amount owing has been received. The Contract Time shall be extended appropriately and the Contract Sum shall be increased by the amount of the Contraetor's reasonable costs of shut-down, delay and stars-up, plus interest as provided for in the Contract Documents.

§ 9.8 SUBSTANTIAL COMPLeTION
§ 9.8.1 Substantial Completion is the stage in the progress of the Work when the Work or designated portion thereof is sufficiently complote in accordante with the Contract Documents so that the Owner tan occupy or utilize the Work for its intended use.

§ 9.8.2 When the Contractor considers that the Work, or a portion thereof which the Owner agrees to aceept separately, is substantially complote, the Contractor shall prepare and submit to the Architect a comprehensive list of items to be completed or corrected prior to final payment..Failure to include an item on such lise does not alter the responsibility ofthe Contractor to complote all Work in accordante with the Contract Documents.

§ 9.8.3 Upon receipt of the Contractor's Iist, the Architect will make an inspection to detcrmine whether the Work or designated portion thereof is substantially complote. If the Architect's inspection discloses any item, whether or not included on the Contractor's list, which is not sufficiently complote in accordanee with the Contract Documents so that the Owner tan occupy or utilize the Work or designated portion thereof for its intended use, the Contracter shall, before issuance of the Certificate of Substantial Completion, complote or correct such item upon notification by the Architect. In such case, the Contractor shall thon submit a request for another inspection by the Architect to determine Substantial Completion.

§ 9.8.4 When the Work or designated portion thereof is substantially complote, the Architect will prepare a Certificate of Substantial Completion which shall establish the date of Substantial Completion, shall establish responsibilities ofthe Owner and Contractor for security, maintenance, heat, utilities, damage to the Work and insurance, and shall fix the time w•ithin which the Contractor shall fmish all items on the list accompanying the Certificate. Warranties required by the Contract Documents shall commence on the date of Substantial Completion of the Work or designated portion thereof unless otherwise provided in the Certificate of Substantial Completion.

AIA Document A201 TM - 2007. Copyright ®1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997 and 2007 by The American Institute of Architecte. NI sights reserved. WARNING: This AIA' Document is protected by U.S. Copyright Law and International Treaties. Unauthonzed reproduction or distribution of this AIA''' Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 12:06:14 on 08/2812009 under Order No.9831455857_1 which expires on 0511812010, and is not for resale.

§ 9.8.5 The Certificate of Substantial Completion shall be submitted to the Owner and Contracter for their written acceptance of responsibilities assigned to them in such Certificate. Upon such acceptance and consent of surety, if any, the t~wner shall make payment of retainage applying to such Work or designated portion thereo£ Such payment shall be adjusted for Work that is incomplete or not in accordance with the requirements of the Contract Documents.

§ 9.9 PARTIAL OCCUPANCY OR USE
§ 9.9.1 The Owner and its other contractors performing construction or operations related to the Project pursuant to Article 6 of te General Conditions shall be allowed reasonable access w the Work at any stage to conduct their activities, includistg without limitation, construction of the computer room, installation of telephone fines, installation of modular furnitztre, etc. The Contractor shall take reasonable efforts to protect and safeguard such construction and installations from damage or loss. The Owner also may occupy or use any completed or partially completed portion of the Work at any stage when such portion is designated by separate agreement with the Contractor, provided such occupancy or use is consented to by the insurer as required tender Section 11.4.1.5 and authorized by public authorities having jurisdiction over the Work. Such partial occupancy or use may commence whether or not the portion is substantially complete, provided the Owner and Contractor have accepted in writing the responsibilities assigned to each of them for payments, retainage, if any, security, maintenance, heat, utilities, damage to the Work and insurance, and have agreed in writing concerning the per bd for correction of the Work and commencement of warranties required by the Contract Documents. When the Contractor considers a portion substantially complete, the Contractor shall prepare and submit a List to the Architect as provided under Section 9.8.2. Consent of the Contractor to partial occupancy or use shall not be unreasonably withheld. The stage of the progress of the Work shall be determined by written agreement between the Owner and Contractor or, if no_ agreement is reaclted, by decision of the Architect. Notwithstanding the foregoing, if Owner and Contractor cannot agree in writing as to any maties that are the subject of ibis § 9.9.1, Owner may, by its written notice, take partial occupancy and decide all unresolved matters, in which case Contractor shall continue diligently with the Work and submit any disagreement as a Claim.

§ 9.9.2 Immediately prior to such partial occupancy or use, the Owner, Contractor and Architect shall jointly inspect the area to be oceupied or portion of the Work to be used in order to determine and record the condition of the Work.

§ 9.9.3 Unless otherwise agreed upon, partial occupancy or use of a portion or partions of the Work shall not constitute acceptance of Work not complying with the requirements of the Contract Documents.

§ 9.10 FINAL COMPLETION AND FINAL PAYMENT
§ 9.10.1 Upon receipt of written notice that the Work is ready for final inspection and acceptance and upon receipt of a final Application for Payment with a final lien waiver in the form of Exhibit C of the Agreement, the Architect will promptly make such inspection and, when the Architect finds the Work acceptable under the Contract Documents and the Contract fully performed, the Architect will promptly issue a final Certificate for Payment stating that to the best of the Architect's knowledge, information and belief, and on the oasis of the Architect's on-site visite and inspections, the Work has_been completed in accordance with terms and conditions of the Contract Documents and that the entire balance found to be due the Contractor and noted in the final Certificate is due and payable. The Architect's final Certificate for Payment will constitute a further representation that conditions listed in Section 9.10.2 as precedent to the Contractor's oeing entitied to final payment have been fulfilled.

§ 9.10.2 Neither final payment nor any remaining retained percentage shall become due until the Contractor submits to the Architect (1) an affidavit that payrolls, bills for materials and equipment, and other indebtedness connected with the Work for which the Owner or the Owner's property might be responsible or encumbered (less amounts withheld by Owner) have been paid or otherwise satisfie.d, (2) a Certificate evideneing that insurance required by the Contract Documents to remain in force after final payment is currently in effect and will not be canceled or allowed to expire until at least 30 days' prior written notice bas been given to the Owner, (3) a written statement that the Contractor knows of no substantial reason that the insurance will not be renewable ta cuver the period required by the Contract Documents, (4) consent of surety, if any, to final payment and (5), if required by the Owner, other data establishing payment or satisfaction of obligations, such as receipts, releases and waivers of liens, claims, security interests or encumbrances arising out of the Contract, to the extent and in such form as may be designated by the Owner. If a Subcontractor refuses to furnish a release or waiver required by the Owner, the Contractor may furnish a bond satisfactory te the Owner to indemnify the Owner against such lien. If such lien remains unsatisfied after

Irait.
AIA Document A20t" - 2007. Copyright c 1911, 1915, 1918. 1925. 1937, 1951, 1958, 1961, 1963. 1966, 1970. 1976, 1987, 1997 and 2007 by The American Institute of Architecte. Mi rtghts reserved. WARNING: This NA' Document is protected by U.S. Copyright Law and International Treaties. Unauthonzed reproduction or distribution of this AIA' Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by A!A software at 12:06:14 on 08/2612009 under Order No,9831455857_1 which
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32

payments are made, the Contractor shall refund to the Owner all money that the Owner may be compelled to pay in discharging such lien, including all tests and reasonable attorneys' fees.

§ 9.10.3 [f, after Substantial Completion of the Work, final completion thereof is materially delayed through no fouit of the Contractor or by issuance of Change Orders affecting final completion, and the Architect so confiras, the Owner shall, upon application by the Contractor and certification by the Architect, and without terminating the Contract, make payntent of the balance due for that portion of the Work fully completed and accepted. If the remaining balance for Work net fully completed or corrected is less than retainage stipulated in the Contract Documents, and if bonds have been furnished, the written consent of surety to payment of the balance due for Chat portion of the Work fully completed and accepted shall be submitted by the Contracter to the Architect prier to certification of such payment. Such payment shall be made under terras and conditions goveming final payment, except Chat it shall flot constitute a waiver of daims.

§ 9.10.4 The making of final payment shall constitute a waiver of Claims by the Owner except those arising from:
.1        liens, Claims, security interests or encumbrances arising out of the Contract and unsettled;
.2              failure of the Work to comply with the requirements of the Contract Documents; or 3 terras of special warranties required by the Contract Documents.

§ 9.10.5 Acceptance of final payment by the Contracter, a Subcontractor or material supplier shall constitute a waiver ofclaims by that payee except Chose previously made in writing and identified by that payee as unsettled at the Lime of final Application for Payment.

ARTICLE 10 PROTECTION OF PERSONS AND PROPERTY
§ 10.1 SA                   ?RECRUTONS AND PROGS
§ 10.1.1 The Contracter shall be responsibie for initiating, maintaining and supervising all safety precautions and programs in connection with the performance of be Contract.

§ 10.2 SAFETY 0F PERSONS AND PROPERTY
§ 1021 The Contracter shall Cake reasonable precautions for safety of, and shall provide reasonable protection to prevent damage, injure or loss to:
.1 employees on the Work and other persons who may be affected thereby;
.2
the Work and materials and equipment to be incorporated therein, wfiether in storage on or off the site, under tare, custody or control of the Contracter or the Contractor's Subeontractors or Subsubcontractors; and

.3
other property at the site or adjacent thereto, such as trocs, shrubs, lawns, walks, pavements, roadways, structures and utilities flot designated for removal, relocation or replacement in the course of construction.

§ 10.22 The Contracter shall give notices and comply with applicable laws, ordinances, ruses, regulations and lawful orders of public authorities bearing on safety of persons or property or their protection from damage, injury or loss.

§ 10.2.3 The Contracter shall erect and maintain, as required by existing conditions and performance of the Contract, reasonable safeguards for safety and protection, including posting danger signs and other warnings against hazards, promulgating safety regulations and notifying owners and users of adjacent sites and utilities.

§ 10.2.4 When use or storage of explosives or other hazardous materials or equipment or unusual methods are necessary for execution of the Work, the Contracter shall exercise utmost cane and carry on such activities under supervision of properly qualified personnel.

§ 10.2.5 The Contractor shall promptly remedy damage and loss (other than damage or loss insured under property insurance required by the Contract Documents) to property referred to in Sections 10.2.1,2 and 10.2.13 caused in whose or in part by the Contractor, a Subcontractor, a Sub-subcontractor, or anyone directly or indirectly employed by any ofthem, or by anyone for whose acts they may be liable and for which the Contractor is respansible under Sections 10.2.1.2 and 10.2.1.3, except damage or loss attributable to acts or omissions of the Owner or Architect or anyone directly or indirectly employed by either ofthem, or by anyone for whose acts either of them may be fiable, and flot attributable to the fouit or negligence of the Contractor. The foregoing obligations of the Contractor are in addition to the Contractor's obligations under Section 3.18.

Init.

I

AIA Document A201 "' - 2007. Copyright © 1911, 1915. 1918, 1925, 1937, 1951, 1958, 1981, 1963, 1968, 1970, 1976, 1987, 1997 and 2007 by The American lnstitute of Architecte. All rights reserved. WARNING: This AIA' Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA' Document, or any portion of it, may result in severe civil and criminal penalties, and wü7 be prosecuted to the maximum extent possible under the law. This document was produced by ANA software at 12:06:14 on 08/26/2009 under Order No.9831455857_1 which
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§ 102.6 The Contracter shall designate a responsible member of the Contractor's organization at the site whose duty shall be the prevention of accidents. This persan shall be the Connactor's superintendent unless otherwise designated by the Contracter in writing to the Owner and Architect.

§ 10.2.7 ne Contractor shall net land or permit any part of the construction or site to be loaded so as to endanger its safety.

(Paragraphe deleted)
§ 10.3 HAZARDOUS MATERIALS
§ 10.3.1 If reasonable precautions will be inadequate to prevent foreseeable bodily injury or death to persans resulting from a material or substance, including but not limited to asbestos or polychlorinated biphenyl (PCB), encountered on the site by the Contractor, the Contracter shall, upon recognizing the condition, immediately stop Work in the affected area and report the condition to the Owner and Architect in writing.

§ 10.3.2 The Owna shall obtain the services of a licensed laboratory to verify the presence or absence of the material or substance reported by the Contracter and, in the event such material or substance is found to be present, to verity that it has been rendered harmless. Unless otherwise required by the Contract Documents, the Owner shall furnish in writing to the Contractor and Architect the nomes and qualifications of persons or entities who are to perform tests verifying the presence or absence of such material or substance or who are to perform the tank of removal or safe containment of such material or substance. The Contracter and the Architect will promptly reply to the Owner in writing stating whether or not either has reasonable objection to the persans or entities proposed by the Owner. If either the Contractor or Architect has an objection ta a perron or entity proposed by the Owner, the Owner shall propose another to whom the Contracter and the Architect have no reasonable objection. When the material or substance has been rendered harmless, Work in the affected ares shall resume upon written agreement of the Owner and Contracter. The Contract Time shall be extended appropriately and the Contract Sum shall be increased in the amount of the Contractor's reasonable additional costs of shut-down, delay and start-up, which adjustments shall be accomplished as provided in Article 7.

§ 10.3.3 Ta the futlest extent permitted by law, the Owner shall indemnify and hold harmless the Contracter, Subcontractors, Architect, Architect's consultants and agents and employees of any of them from and against daims, damages, tosses and expenses, including but net limited to attorneys' fees, arising out of or resulting from performance of the Work in the affected area if in fact the material or substance presents the risk of bodily injury or death as described in Section 10.3.1 and has net been rendered harmless, provided that such daim, damage, loss or expense is attributable ta bodily injury, sickness, disease or death, or te injury to or destruction of tangible property (other thon the Work itself) and provided Chat such damage, loss or expense is not duc to the sole negligence of a party seeking indemnity.

(Paragraphe deleted)

§ 10.4 The Owner shall not be responsible under Section 10.3 for materials and substances brought ta the site by the Contracter unless such materials or substances were required by the Contract Documents.

§ 10.5 If, without negligence on the part of the Contracter, the Contractor is held liable for the cost of remediation of a hazardous material or substance solety by reason of performing Work as required by the Contract Documents, the Owner shall indemnitÿ the Contractor for all cost and expense thereby incurred.

§ 10.6 EMERGENNCIES
§ 10.6.1 In an emergency affecting safety of persons or property, the Contracter shall act, at the Contractor's discretion, to prevent threatened damage, injury or loss. Additional compensation or extension of time claimed by the Contracter on account of an emergency shall be determined as provided in Section 4.3 and Article 7.

ARTICLE 11 INSURANCE AND BONDS
§ 11.1 CONTRACTOR'S LIABILITY INSURANCE
§ 11.1.1 The Contracter shall purehase from and maintain in a company or companies lawfully authorized ta do business in the jurisdiction in which the Project is tocated such insurance as will protect the Contractor from daims set forth below which may arise out of or result from the Contractor's operations under the Contract and for which

MA Document A201 TM - 2007. Copyright 01911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966. 1970, 1976, 1987, 1997 and 2007 by The American institute of Architecte. AMI rights reserved. WARNING: This AiÂ"' Document is protected by U.S. Copyright Law and Intemationat Treaties. Unauthonzed reproduction or distribution of this MA' Document, or any portion of it, may reste in severe civil and criminat penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software a1 12:06:14 on 08/26/2009 under Order No.9831455857_1 which expires on 06/1 81201 0. and is not for resale.

the Contracter may be legally liabie, whether such operations be by the Contractor or by a Subcontractor or by anyone directly or indirectly employed by any of them, or by anyone for whose acts any of them may be fiable:
.1        daims under workers' compensation, disability benefit and other similar employee benefit acts which are applicable to the Work to be performed;
.2	daims for damages because of bodily injury, occupational sickness or disease, or death of the Contractor's employees;
.3 daims for damages because of bodily injury, sickness or disease, or death of any person other than the Contractor's employees;
.4        daims for damages insured by usual personal injury liability coverage;
.5        daims for damages, other than the the Work itself, because of injury te or destruction of tangible property, including loss of use resulting therefrom;
,6 daims for damages because of bodily injury, death of a person or property damage arising out of ownership, maintenance or use of a motor vehicle;
.7 daims for bodily injury or property damage arising out of completed operations; and
.8	daims involving contractual liability insurance applicable to the Contractor's obligations under Section 3.18.

§ 11.1.2 The insurance required by Section 11.1.1 shall be written for net less than limits of liability specified in the Contract Documents or required by law, whichever coverage is greater. Coverages, whether written on an occurrence or daims-made oasis, shall be maintained without interruption from the date of commencement of the Work until the date of final payment and termination of any coverage required to be maintamed after final payment, and with respect to Contractor's completed operation coverage, until expiration of the period for correction of Work and for warranty work.

§ 11.1.3 Certificates of insurance acceptable to the Owner shall be filed with the Owner prior to commencement of the Work and thereafter upon renewal or replacement of each required policy of insurance. These certificates and the insurance polieies required by this Section 11,1 shall contain a provision that coverages afforded under the policies will not be canceled or allowed te expire until at least 30 deys' prier written notice has been given te the Owner. An additional certificate evidencing continuation of liability coverage, including coverage for completed operations, shall be submitted with the final Application for Payment as required by Section 9.10.2 and thereafter open renewal or replacement of such coverage until expiration of the Lime required by Section 11.1.2, Information concerning reduction of coverage on account of revised limits or daims paid under the Gencral Aggregate, or both, shall be furnished by the Contractor with reasonable prompmess.

§ 11.1.4 Tite Contractor shall cause the commercial liability coverage required by the Contract Documents te include (1) the Owner and the Architect as additional insureds for daims caused in whole or in part by the Contractor's negligent acts or omissions during the Contractor's operations; and (2) the Owrter as an additional insured for daims caused in whole or in part by the Contractor's negiigent arts or omissions duri.ng the Contractor's completed operations.

§ 11.2 OWNER'S LIABILITY INSURANCE
§ 11.2.1 The Owner shall be responsible for purchasing and maintaining the Owner's usual liability insurance.

§ 11.3 PROJECT MANAGEMENT PROTECTIVE LIABILITY INSURANCE
§ 11.3.1 Optionally, the Owner may require the Contractor to purchase and maintain Project Management Protective Liability insurance from the Contractor's usuel sources as primary coverage for the Owner's, Contractor's and Architect's vicarious liability for construction operations under the Contract. Unless otherwise required by the Contract Documents, the Owner shall reimburse the Contracter by increasing the Contract Sm to pay the cost of purchasing and maintaining such optimal insurance coverage, and the Contracter shall not be responsible for purchasing any other liability insurance on behalf of the Owner. The minimum limits of liability purchased with such coverage shall be equal to the aggregate of the limits required for Contractor's Liability Insurance under Sections 11.1.1.2 through 11.1.1.5.

(Paragraphe deleted)
§ 11.3.2 To the extent damages are covered by Project Management Protective liability insurance, the Owner, Contracter and Architect waive ali rights against each other for damages, except such rights as they may have to the proceeds of such insurance. The policy shall provide for such waivers of subrogation by endorsement or otherwisc.

AIA Document A201 TM - 2007. Copyright i 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1981, 1953, 1966, 1970, 1976, 1987, 1997 and 2007 by The American Institute of Architecte. All rights reserved. WARNING: This AIA' Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA' Document, or any portion of it, may result in severe civil and crirninai penalties. and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 12:08:14 on 0812612009 under Order No.9831455857_1 which expires on 05/18/2010, and is not for resale.

§ 11.3.3 The Contractor shall include the Owner and Architect as additional insureds on the Contractor's Liability insurance coverage under Section 11.1.

(Paragraphe deleted)
§ 11.4 PROPERTY INSURANCE
§ 11.4.1 Unless Owner otherwise agees in writing, the Contractor shall purchase and maintain, in a company or companies lawfully authorized to do business in the jurisdiction in which the Project is located, property insurance written on a builder's risk "all-risk" or equivalent policy form in the amount of the initial Contract Sum, plus value of subsequent Contract modifications and cost of materials supplied or installed by others, comprising total value for the entire Project at the site on a replacement cost basis without optional deductibles. Such property insurance shall] be maintained, unless otherwise provided in the Contract Documents or otherwise agreed in writing by all pensons and entities who are beneftciaries of such insurance, until final payment has beent made as provided in Section 9.10 or until no person or entity other thon the Owner has an insurabce interest in the property required by this Section 11.4 to be cover, whichever is later. This insurance shall include interests of the Owner, the Contractor, Subcontractors and Sub-subcontractors in the Project.

§ 11.4.1.1 Property insurance shall be on an "all-risk" or equivalent policy forte and shall include, without limitation, insurance against the perds of fire (with extended coverage) and physical loss or damage including, without duplication of coverage, theft, vandalism, malicious mischief, collapse, earthquake, flood, windstorm, falsework, testing and startup, temporary buildings and debris removal including demolition occasioned by enforcement of any applicable legal requirements, and shall cover reasonable compensation for Architect's and Contractor's services and expenses required as a resuit of such insured loss.

§ 11.4.1.2 Deleted.

§ 11.4.1.3 The property insurance shall have a deductibte of not more than 525,000.

§ 11.4.1.4 This property insurance shall cuver portions of the Work stored off the site, and also portions of the Work in transit.

§ 11.4.1.5 Partial occupancy or use in accordante with Section 9.9 shall not commence until the insurance company or companies providing property insurance have eonsented to such partial occupancy or use by endorsement or otherwise. The Owner and the Contractor shall take reasonable steps to obtain consent of the insurance company or companies and shall, without mutual written consent, take no action with respect to partial occupancy or use that would cause cancellation, lapse or reduction of insurance.

§ 11.4.2 Deleted.

§ 11.4.3 Loss of Use Insurance. The Owner, at the Owner's option, may purchase and maintain such insurance as will insure the Owner against loss of use of the Owner's property due to fire or other hazards, however caused. The Owner waives all rights of action against the Contractor for loss of use of the Owner's property, including consequential fosses due to fire or other hazards however caused.

§ 11.4.4 Deleted.

§ 11.4.5 If during the Project construction period the Owner insures properries, real or persona] or both, at or adjacent to the site by property insurance under policies separate from those insuring the Project, or if alter final payment property insurance is to be provided on the completed Project through a policy or policies other than those insuring the Project during the construction period, the Owner shall waive all rights in accordance with the terms of Section 11.4.7 for damages caused by fire or other causes of loss covercd by this separate property insurance. All separate policies shall] provide ibis waiver of subrogation by endorsement or otherwise.

§ 11.4.6 Before an exposure to loss may occur, the Contractor shall file with the Owner a copy of each policy that includes insurance coverages required by this Section 11.4. Each policy shall contain ait generally applicable conditions, definitions, exclusions and endorsements related to this Project. Each policy shall contain a provision

AIA Document A201 v" - 2007. Copyright ®1911, 1915, 191 8, 1925, 1937, 1951, 1958, 1961, 1963, 1968, 1970, 1976, 1987, 1997 and 2007 by The American Mstitute of Architects. NI rigttt5 reserved. WARNING: This AIA" Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA' Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 12:06:14 on 08/2612009 under Order No.9831455857_1 which expires on 05/1812010, and is ne for resale.

that the policy will not be canceled or allowed to expire, and Chat its limits will rot be reduced, until at least 30 days' prior written notice has been given to the Owner.

§ 11.4.7 Waivers of Subrogation. The Owner and Contractor waive all rights against (1) each other and any of their subcontractors, sub-subcontractors, agents and employees, each of the other, and (2) the Architect, Architect's consultants, separate contractors described in Article 6, if any, and any of their subcontractors, sub-subcontractors, agents and employees, for damages caused by fire or other causes of loss to the extent covered by property insurance obtained pursuant to this Section 11.4 or other property insurance applicable to the Work, except such rights as they have to proceeds of such insurance held by the Owner as fiduciary. The Owner or Contractor, as appropriate, shall require of the Architect, Architect's consultants, separate contractors described in Article 6, if any, and the subcontractors, sub-subcontractors, agents and employees of any of them, by appropriate agreements, written where legally required for validity, similar waivers each in favor of other parties enumerated herein. The policies shall provide such waivers of subrogation by endorsement or otherwise. A waiver of subrogation shall be effective as to a person or entity even though Chat persan or entity would otherwise have a duty of indemnification, contractual or otherwise, did rot pay the insurance premium directly or indirectly, and whether or rot the person or entity had an insurable interest in the property damaged.

§ 11.4.8 A loss insured under Contractor's property insurance shall be adjusted by the Owner as fiduciary and made payable to the Owner as fiduciary for the insureds, as their interests may appear, subject to requirements of any applicable mortg ee clause and of Section 11.4A O. The Contractor shall pay Subcontractors their just shares of insurance proceeds received by the Contractor, and by appropriate agreements, written where legally required for validity, shall require Subcontractors to matie payments to their Sub-subcontractors in similar marner.

§ 11.4.9 If required in writing by a party in interest, the Owner as fiduciary shall, upon occurrence of an insured Ioss, give bond for proper performance of the Owner's duties. The cost of required bonds shall be charged against proceeds received as fiduciary. The Owner shall depolit in a separate account proceeds so received, which the Owner shall distribute in accordance with such agreement as the parties in interest may reach, or in accordance with an arbitration award in which case the procedure shall be as provided in Section 4.6. If after such loss no other special agreement is made and unless the Owner terminates the Contract for convenience, replacement of damaged property shall be performed by the Contractor after notification of a Change in the Work in accordance with Article 7.

§ 11.4.10 The Owner as fiduciary shall have power to adjust and seule a Ioss with insurers unless one of the parties in interest shall object in writing within five days after occurrence of loss to the Owner's exercise of this power; if such objection is made, the dispute shall be resolved as provided in Sections 4.5 and 4.6. The Owner as fiduciary shall, in the case of arbitration, make settlement with insurers in accordance with directions of the arbitrators. If distribution of insurance proceeds by arbitration is required, the arbitrators will direct such distribution.

§ 11.5 PERFORMANCE BOND AND PAYMENT BOND
§ 11.5.1 The Owner shall have the right to require the Contractor to furnish bonds covering faithful performance of the Contract and payment of obligations arising thereunder as stipulated in bidding requirements or specifically required in the Contract Documents on the date of execution of the Contract.

§ 11.5,2 Upon the request of any person or entity appearing to be a potential beneficiary of bonds covering payment of obligations arising under the Contract, the Contractor shall promptly furnish a copy of the bonds or shall permit a copy to be made.

ARTICLE 12 UNCOVERING AND CORRECTION OF WORK
§ 12.1 UNCOVERING OF WORK
§ 12.1.1 If a portion of the Work is covered contrary to the Architect's request or to requirements specifically expressed in the Contract Documents, it must, if required in writing by the Architect, be uncovered for the Architect's examination and be replaced at the Contractor's expense without change in the Contract Time.

§ 12.1.2 If a portion of the Work has been covered which the Architect has rot specifically requested to examine prior to its being covered, the Architect may request to see such Work and it shall be uncovered by the Contractai. If such Work is in accordance with the Contract Documents, colts of uncovering and replacement shall, by appropriate Change Order, be at the Owner's expense. If such Work is rot in accordance with the Contract Documents,

AIA Document A201'M - 2007. Copyright © 1911, 1915, 1918, 1925. 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997 and 2007 by The American Institute of Architecte. all dghts reserved. WARNING: This AIA' Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA' Document, or any portion of it, may result in sevcre civil and criminel penalties, and will be prosecuted to the maximum extent possible under the iaw. This document was produced by AIA software at 12:06:14 on 0812612009 under Order No. 9831455857_1 which expires on 05/18/2010, and is not for resale.
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correction shall be at the Contractor's expense unless the condition was cattsed by the Owner or a separate contractor in which event the Owner shall be responsible for payment of such costs.

§ 12.2 CORRECTION 0F WORK
§ 12.2.1 BEFORE OR AFTER SUBSTANTIAL COMPLeTION
§ 12.2.1.1 The Contractor shall promptly correct Work rejected by the Architect or failing to conform to the requirements of the Contract Documents, whether discovered before or alter Substantial Completion and whether or not fabricated, installed or completed. Colts of correcting such rejected Work, including additional testing and inspections and compensation for the Architect's services and expenses made necessary thereby, shall be at the Contractor's expense.

§ 12.2.2 AFTER SUBSTANTIAL COMPLeTION
§ 12.2.2.1 ln addition to the Contractor's obligations under Section 3.5, if, within one year alter the date of Substantial Completion of the Work or designated portion thereof or alter the date for commencement of warranties established under Section 9.9.1, or by terms of an applicable special warranty required by the Contract Documents, any of the Work is found to be not in accordance with the requirements of the Contract Documents, the Contractor shall correct it promptly alter receipt of wriiten notice from the Owner to do so unies the Owner bas previously given the Contractor a written acceptance of such condition. The Owner shall give such notice promptly alter discovery of the condition. During the one-year period for correction of Work, if the Owner fails to notify the Contractor and give the Contractor an opportunity to make the correction, the Owner waives the rights to require correction by the Contractor and to make a daim for breach of warranty. If the Contractor fails to correct nonconforming Work within a reasonable time during that period alter receipt of notice from the Owner or Architect, the Owner may correct it in accordance with Section 2.4.

§ 12.12.2 The one-year period for correction of Work shall be extended with respect to portions of Work fïrst performed alter Substantial Completion by the period of time between Substantial Completion and the actual performance of the Work.

§ 12.2.2.3 Tune one-year period for correction of Work shall not be extended by corrective Work performed by the Contracter pursuant to this Section 12.2.

§ 12.2.3 The Contractor shall remove from the site portions ofthe Work which are not in accordance with the requirements of the Contract Documents and are neither corrected by the Contractor nor accepted by the Owner.

§ 12.2.4 ne Contractor shall bear the cost of correcting dcstroyed or damaged construction, whether completed or partially completed, of the Owner or separate contractors caused by the Contractor's correction or removal of Work which is not in accordance with the requirements ofthe Contract Documents,

§ 12.2.5 Nothing contained in this Section 12.2 shall be construed to establish a period of limitation with respect to other obligations which the Contractor might have under the Contract Documents. Establishment of the one-year period for correction of Work as described in Section 12.2 .2 relates only to the specific obligation of the Contractor to correct the Work, and has no relationship to the time within which the obligation to comply with the Contract Documents may be sought to be enforced, nor to the time within which proceedings may_ be commenced to establish the Contractor's liability with respect to the Contractor's obligations other than specifically ta correct the Work.

§ 12.3 ACCEPTANCE OF NONCONFORMING WORK
§ 12.3.1 If the Owner prefers to accept Work which is not in accordance with the requirements of the Contract Documents, the Owner may do so instead of requiring its removal and correction, in which case the Contract Sum will be reduced as appropriate and equitable. Such adjustment shall be effected whether or not final panent has been made.

ARTICLE 13 MISCELLANEOUS PROVISIONS
§ 13.1 GOVERNING LAW
C § 13.1.1 The Contract shall be governed by the law of the place where the Project is located.

A!A Document A201'' - 2007. Copyright©1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1986. 1970, 1976, 1987, 1997 and 2007 by The American Institute of Architects. NI rights reserved, WARNING; This AIA" Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AMA Document, or any portion of t, may result in severe civil and cnminat penalties, and will be prosecuted to cite maximum extent possible under the law. This document was produced by AiA software at 12:06:14 on 08/2612009 under Order No.9831455857 1 which expires on 05/18/2010. and is not for resale.
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§ 13.2 SUCCESSORS AND ASSIGNS
§ 13.2.1 The Owner and Contracter respectively bind themselves, their parmers, successors, assigns and legal representatives to the other party hereto and to partners, successors, assigns and legal representatives of such other party in respect to covenants, agreements and obligations contained in the Contract Documents. Except as provided in Section 13.2.2, neither party to the Contract shall assign the Contractas a whole without written consent of the other. If either party attempts to make such an assignment without such consent, Chat party shall nevertheless remain legally responsible for all obligations under the Contract.

§ 13.2.2 The Owner may, without consent of the Contracter, assign the Contract to an institutionai lender providing construction financing for the plroject. ln such event, the leader shall assume the Owner's rights and obligations under the Conta« Documents. The Contracter shall execute all consents reasonably required to facilitate such assignment.

§ 13.3 WRITTE~I NOTICE
§ 13.3.1 Written notice shall] be deemed to have been duly served if delivered in persan to the individual or a member ofthe firm or entity or to an officer of the corporation for which it was intended, or if delivered at or sent by registered or certified mail to the hast business address krtown to the party giving notice.

§ 13.4 RIGHTS AND REMEDIES
§ 13.4.1 Duties and obligations imposed by the Contract Documents and rights and remedies available thereunder shall] be in addition to and not a limitation of duties, obligations, rights and remedies otherwise imposed or available by law.

§ 13.4.2 No action or failure to act by the Owner, Architect or Contracter shall] constitute a waiver of a right or duty afforded them under the Contract, nor shall] such action or failure to act constitute approval of or acquiescence in a breach thereunder, except as may be specifically agreed in writing.

§ 13.5 TESTS AND INSPECTIONS
§ 13.5.1 Tests, inspections and approvals of portions of the Work required by the Contract Documents or by Iaws, ordinances, rules, regulations or orders of public authorities having jurisdiction shall be made at an appropriate time. Unless otherwise provided, the Contracter shall make arrangements for such tests, inspections and approvals with an independent testing labaratory or entity acceptable to the Owner, or with the appropriate public authority, and shall bear all related costs of tests, inspections and approvals. The Contractor shall] give the Architect timely notice of when and where tests and inspections are to be made so that the Architect may be present for such procedures. The Owner shall bear costs of tests, inspections or approvals which do not becotne requirements until alter bids are received or negotiations concluded.

§ 13.5.2 If the Architect, Owner or public authorities having jurisdiction determine that portions of the Work require additional testing, inspection or approval not included under Section 13.5.1, the Architect will, upon written authorizatian Tram the Owner, instruct the Contractor to make arrangements for such additional testing, inspection or approval by an entity acceptable to the Owner, and the Contractor shall give timely notice to the Architect of when and where tests and inspections are to be made so Chat the Architect may be present for such procedures. Such colts, except as provided in Section 13.5.3, shall] be at the Owner's expense.

§ 13.5.3 if such procedures for testing, inspection or approval under Sections 13.5.1 and 13.5.2 reveal failure of the portions of the Work to comply with requiretttents established by the Contract Documents, all costs made necessary by such failure including Chose of repeated procedures and compensation for the Architect's services and expenses shall] be at the Contractor's expense.

§ 13.5.4 Required certificates of testing, inspection or approval shall], unhcss otherwise required by the Contract Documents, be secured by the Contractor and promptly delivered to the Architect.

§ 13.5.5 If the Architect is to observe tests, inspections or approvals required by the Contract Documents, the Architect will do so promptly and, where practicable, at the normal place of testing.

§ 13.5.6 Tests or inspections conducted pursuant to the Contract Documents shall be made promptly to avoid unreasonable delay in the Work.

A!A Document A201 1' - 2007. Copyright C 1911, 1915, 1918, 1325, 1937, 1951, 1958, 1961, 1963. 1966, 1970, 1976, 1987, 1997 and 2007 by The American Intitule ofAtchitects. Ni nghts reserved. WARNING: This AEA` Document is protected by U.S. Copyright Law and Internationai Treaties. Unauthorized reproduction or distribution of this AIA' Document, or any portion of it, may result in severc civil and criminal penalties, and will be prosocuted to the maximum extent possible under the law. This document was produced byA1A software et 12.06:14 on 08/2612009 under Oder No.9831455857_1 which expires on 05/18/2010, and is not for resale.

Init.

40

§ 13.6 INTEREST
§ 13,6.1 Payments due and unpaid under the Contract Documents shall bear interest from the date payment is due at such rate as the parties may agree upon in writing or, in the absence thereof, at the legal rate prevailing from time to time at the place where the Project is Iocated.

§ 13.7 COMMENCEMENT OF STATUTORY LIMITATION PERIOD
§ 13.7.1 The Ow~ner and Contractor shall commence all daims and causes of action, whether in contract, tort, breach ofwarranty or otherwise, against the other arising out of or related to the Contract in accordance with the requirements of the final dispute resolution method selected in the Agreement within the time period specified by applicable law, but in any eue Dot more thon 10 years alter the date of Substantial Completion of the Work. The Owner and Contractor waive all daims and causes of action Dot commenced in accordance with this Section 13.7.

ARTICLE 14 TERMINATION OR SUSPENSION OF THE CONTRACT
§ 14.1 TERMINATION BY THE CONTRACTOR
§ 14.1.1 The Contractor may terminate the Contract if the Work is stopped for a period of 30 consecutive days through no act or fault of the Contractor or a Subcontractor, Sub-subcontractor or their agents or employees or any other persans or entities performing portions of the Work under direct or indirect contract with the Contractor, for any of the following reasons:
.1	issuance of an order of a court or other public authority having jurisdiction which requires all Work to be stopped;
.2	an act of govemment, such as a declaration of national emergency which requires all Work to be stopped;
.3
recause the Architect has Dot issued a Certificate for Payment and has nôt notified the Contractor of the reason for withholding certification as provided in Section 9.4.1, or because the Owner has Dot made payement on a Certificate for Payment within the time stated in the Contract Documents; or

.4	the Owner has fàiled to furnish to the Contractor promptly, upon the Contractor's request, reasonable evidence as required by Section 2.2.1.

§ 14.1.2 The Contractor may terminate the Cantract if, through no act or fault of the Contractor or a Subcontractor, Sub-subcontractor or their agents or employees or any other persans or entities performing portions of the Work under direct or indirect contract with the Contractor, repeated suspensions, delays or interruptions of the entire Work by the Owner as described in Section 14.3 constitute in the aggregate more thon 100 percent of the total number of days scheduled for completion, or 120 days in any 365-day period, whichever is lem.

§ 14.1,3 If one of the reasons described in Section 14.1.1 or 14.1.2 exists, the Contractor may, upon fourteen days' written notice to the Owner and Architect, terminate the Contract and recover from the Owtter payment for Work executed and for proven loss with respect to materials, equipment, tools, and construction equipment and machiner)', including reasonable overhead, profit and damages.

§ 14.1.4 If the Work is stopped for a period of 60 consecutive days through no act or fault of the Contractor or a Subcontractor or their agents or employees or any other pensons performing portions of the Work under contract with the Contractor because the Owner has persistently failed to fulfill the Owner's obligations under the Contract Documents with respect to matters important to the progress of the Work, the Contractor may, upon fourteen additional days' written notice to the Owner and the Architect, terminate the Contract and recover from the Owner as provided in Section 14.1.3.

§ 14.2 TERMINATION BY THE OWNER FOR CAUSE
§ 14.2.1 The Owner may terminate the Contract if the Contractor:
.1persistently or repeatedly refuses or faits to supply enough properly ski lied workers or proper materials;
.2fails to make payment to Subcontractors for materials or labor in accordance with the respective agreements between the Contractor and the Subcontractors;
.3repeatedly disregards laws, ordinances, or rules, regulations or orders of a public authority having jurisdiction; or
.4        otherwise is guilty ofsubstantial breach of a provision of the Contract Documents.

AIA Document A201 - 2007. Copyright ®1911, 1915, 1918, 1925, 1937, 1951, 1958. 1981, 1963, 1966, 1970, 1976, 1987, 1997 and 2007 by The Amencan Institute of Architects. Ni tlghts reserved. WARNING: This Al À` Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this ANA` Document, or any portion et it. may result in severe civil and criminel penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced byAlA software et 12:06:14 on 08/2612009 under Order No.9831455867_1 which expires on 05118/2010, and is Dot for resale.
(Paragraphs deleted)
§ 14,2.2 When any of the above reasons exist, the Owner, open certification by the Architect that sufficient cause exists to justify such action, may without prejudice to any other rights or remedies of the Owner and alter giving the Contracter and the Contracter's surety, if any, seven days' written notice, tetminate employment of the Contractor and may, subject to any prior rights of the surety:
.1	take possession of the site and of all materials, equipment, tools, and construction equipment and machinery thereon owned by the Contractor;
.2        accept assignment of subcontracts pursuant to Section 5.4; and
.3
finish the Work by whatever reasonable methad the Owner may deem expedient. Upon request of the Contractor, the Owner shall furnish to the Contractor a detailed accounting of the costs incurred by the Owner in finishing the Work.

§ 14.2.3 When the Owner terminates the Contract for one ofthe reasons stated in Section 14.2.1, the Contracter shall not be entitled to receive further paument until the Work is finished.

§ 14.2.4 If the urtpaid balance of the Contract Sum exceeds costs of finishing the Work, including compensation for the Architect's services and expenses made necessary thereby, and other damages incurred by the Owner and net expressly waived, such excess shall be paid to the Contractor. If such costs and damages exceed the unpaid balance, the Contractor shall pay the difference to the Owner. The amount to be paid to the Contracter or Owner, as the case may be, shall be certified by the Architect, upon application, and this obligation for paument shall survive termination of the Contract.

§ 14.2.51f the Owner's termination of the Contract for cause is subsequently found or deemed by a Court to be improper, thon the termination shall be deemed to have been for convenience under § 14.4, and Contractor's sole remedy shall be for the paument allowed by § 14.4.3.

§ 14.3 SUSPENSION BY THE OWNER FOR CONVENIENCE
§ 14.3.1 The Owner may, without cause, order the Contractor in writing to suspend, delay or interrupt the Work in whole or in part for such period of lime as the Owner may determine.

§ 14.3.2 The Contract Sum and Contract Time shall be adjusted for increases in the cost and time caused by suspension, delay or interruption as described in Section 14.3.1. Adjustment of the Contract Sum shall include profit. No adjustment shall be made to the extent:
.1	that performance is, was or would have been so suspended, delayed or interrupted by another cause for which the Contracter is responsible; or
.2 Chat an equitable adjustment is made or den ed under another provision of the Contract.

§ 14.4 TERMINATION BY THE OWNER FOR CONVENIENCE
§ 14.4.1 The Owrter may, at any time, terminate the Contract for the Owner's convenience and without cause.

§ 14.4.2 Upon receipt of written notice from the Owner of such termination for the Owner's convenience, the Contracter shall:
. 1    cease operations as directed by the Owner in the notice;
.2	take actions necessary, or Chat the Owner may direct, for the protection and preservation of the Work; and
.
3    except for Work directed to be performed prior to ihe effective date of termination stated in the notice, terminate all existing subcontracts and purchase orders and enter into no further subcontracts and purchase orders.

§ 14.4.3 In case of such termination for the Owner's convenience, the Contracter shall be entitled to receive paument for Work executed, and costs incurred by reason of such termination, but not overhead and profit on the Work not executed.
(Paragraphs deleted)

ANA Document A201 TM - 2007. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997 and 2007 by The American instituts of Architects. Att rights reserved. WARNING: This AIA' Document is protected by U.S. Copyright Law and International Treaties. Unauthonzed reproduction or distribution of this AIA' Document, or any portion of it, may recuit in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. Titis document was produced by AIA software al 12:06:14 on 08/26/2009 under Order No.9831455857_1 which expires on 0511812010, and is not for resale.